 Filed Pursuant to Rule 424(b)(1)
 Registration Statement Nos. 333-288206 and 333-288206-01
PROSPECTUS
$401,521,000 Series 2025-A Senior Secured System Restoration Bonds
CenterPoint Energy Houston Electric, LLC
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 0000048732
CenterPoint Energy Restoration Bond Company II, LLC
Issuing Entity
Central Index Key Number: 0002072436

Tranche	Expected weighted average life (years)	Principal amount offered	Scheduled final payment date	Final maturity date	Interest rate(1)	Initial price to public	Underwriting discounts and commissions	Proceeds to issuing entity (before expenses)	CUSIP	ISIN
A-1	5.16	$240,913,000	12/15/2034	12/15/2035	4.255%	99.99753%	0.40%	$239,943,397	15201GAA7	US15201GAA76
A-2	11.81	$160,608,000	6/15/2039	6/15/2040	4.826%	99.99744%	0.40%	$159,961,456	15201GAB5	US15201GAB59

(1)
Interest on the system restoration bonds will accrue from September 17, 2025. If delivery of the system restoration bonds is delayed after that date, the purchasers will pay accrued interest starting from September 17, 2025.

The total initial price to the public is $401,510,938. The total amount of the underwriting discounts and commissions is $1,606,084. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $3,589,783) is $399,904,854. The distribution frequency is semi-annually. The first scheduled payment date is June 15, 2026.

Investing in the Series 2025-A Senior Secured System Restoration Bonds involves risks. Please read “Risk Factors” beginning on page 21 to read about factors you should consider before buying the system restoration bonds.
CenterPoint Energy Houston Electric, LLC (“CenterPoint Houston”), as “depositor”, is offering up to $401,521,000 aggregate principal amount of Series 2025-A Senior Secured System Restoration Bonds (the “system restoration bonds”) in two tranches to be issued by CenterPoint Energy Restoration Bond Company II, LLC, a Delaware limited liability company (the “issuing entity” or “us”) and wholly owned subsidiary of CenterPoint Houston. CenterPoint Houston is the “seller,” the “initial servicer” and the “sponsor” with regard to the system restoration bonds. The system restoration bonds are senior secured obligations of the issuing entity and will be secured by the system restoration property (the “system restoration property”) consisting of the right to impose, collect and receive system restoration charges (the “system restoration charges”) from retail electric providers (“REPs”) serving all existing and future retail customers located within CenterPoint Houston’s certificated service area as it existed as of June 5, 2025 (the date the financing order was issued) and that take service at distribution voltage, and other entities which, under the terms of the financing order or the tariffs approved thereby, are required to bill, pay or collect system restoration charges. The securitization provisions of the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code (the “Public Utility Regulatory Act”), mandate that system restoration charges be adjusted annually to correct any over-collections or under-collections of the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the system restoration bonds, and the financing order issued by the Public Utility Commission of Texas (the “PUCT”) further permits such true-ups to occur more frequently, if necessary, to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds, as described further in this prospectus. There will also be true-up adjustments at least quarterly for the system restoration bonds remaining outstanding during the year immediately preceding the scheduled final payment date for the longest maturing tranche of the system restoration bonds. The primary forms of credit enhancement for the system restoration bonds will be provided by such true-up mechanism, as well as by general, excess funds and capital subaccounts held under the indenture governing the system restoration bonds.
Each system restoration bond will be entitled to interest on June 15 and December 15 of each year, beginning on June 15, 2026. The first scheduled payment date is June 15, 2026. Interest on the system restoration bonds will accrue from the date of issuance. On each payment date, scheduled principal payments shall be paid sequentially in accordance with the expected sinking fund schedule in this prospectus, but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.
The system restoration bonds represent obligations only of the issuing entity, CenterPoint Energy Restoration Bond Company II, LLC, and are secured only by the assets of the issuing entity, consisting principally of the system restoration property and related assets to support its obligations under the system restoration bonds. Please read “Description of the System Restoration Bonds — The Security for the System Restoration Bonds,” and “Description of the System Restoration Property” in this prospectus. The system restoration property includes the right to impose, collect and receive system restoration charges from REP’s serving existing and future retail customers that take service at distribution voltage and are located within CenterPoint Houston’s certificated service area as it existed on the date the financing order was issued, and other entities which are required to bill, pay or collect system restoration charges under the terms of the financing order, in amounts sufficient to provide for the timely recovery of CenterPoint Houston’s scheduled principal and interest and other qualified costs in connection with the system restoration bonds detailed in the financing order, as described further in this prospectus. CenterPoint Houston and its affiliates, other than the issuing entity, are not liable for any payments on the system restoration bonds. The system restoration bonds are not a debt or obligation of the State of Texas, the PUCT or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality.
The PUCT guarantees that it will act pursuant to its irrevocable financing order dated June 5, 2025 (the “financing order”), as expressly authorized by the Public Utility Regulatory Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds and other costs, including fees and expenses, in connection with the system restoration bonds. The financing order provides that the true-up mechanism, and all other obligations of the State of Texas and PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the system restoration bonds and are legally enforceable against the State of Texas and the PUCT in accordance with Texas law.
All matters relating to the structuring and pricing of the system restoration bonds have been considered jointly by CenterPoint Houston and the PUCT or its designated representative.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the system restoration bonds through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Banks SA/NV, as operator of the Euroclear System, against payment on or about September 17, 2025. There currently is no secondary market for the system restoration bonds, and we cannot assure you that one will develop.

Citigroup Structuring advisor and joint bookrunner	Barclays Joint bookrunner
Academy Securities Co-Manager
The date of this prospectus is September 9, 2025.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission or “SEC”. This prospectus provides information about us, the system restoration bonds and CenterPoint Houston, as depositor, sponsor and initial servicer. This prospectus describes the terms of the system restoration bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information.”
References in this prospectus to the terms “we,” “us,” “our” or “the issuing entity” mean CenterPoint Energy Restoration Bond Company II, LLC. References to “CenterPoint Houston,” “the sponsor,” “the initial servicer,” “the depositor” or “the seller” mean CenterPoint Energy Houston Electric, LLC, a Texas limited liability company. References to “CenterPoint Energy” mean CenterPoint Energy, Inc., a Texas corporation and the ultimate parent company of CenterPoint Houston. References to “Utility Holding” mean Utility Holding, LLC, a Delaware limited liability company and sole member of CenterPoint Houston. Utility Holding is a direct wholly owned subsidiary of CenterPoint Energy. References to “the system restoration bonds” mean our Series 2025-A Senior Secured System Restoration Bonds offered pursuant to this prospectus. References to “the servicer” refer to CenterPoint Houston and any successor servicer under the servicing agreement referred to in this prospectus. References to the “Securitization Act” mean Subchapter I of Chapter 36 of the Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code, as amended from time to time, adopted and effective in August 2009, that allows for the securitization of system restoration costs, together with Subchapter G of Chapter 39 of the Public Utility Regulatory Act. Unless the context otherwise requires, references to “CenterPoint Houston’s service territory” mean the geographic certificated service area of CenterPoint Houston as it existed on June 5, 2025 (the date the financing order was issued). Unless the context otherwise requires, the terms “customer” or “retail customer” mean a retail customer taking service at distribution voltage within CenterPoint Houston’s service area as of the date of the financing order, or that becomes a retail customer for electric services within such area after the date of the financing order, and is still located within such area. We also refer to the Public Utility Commission of Texas as the “PUCT.” Unless the context implies otherwise, references in this prospectus to the “financing order” are to the financing order issued by the PUCT in CenterPoint Houston’s Docket No. 57559 on June 5, 2025. You can find a glossary of some of the other defined terms we use in this prospectus on page 157 of this prospectus.
We have included cross-references to sections in this prospectus where you can find further related discussions. You can also find references to key topics in the table of contents.
You should rely only on the information contained in this prospectus. Neither we nor any underwriter, agent, dealer, salesperson, the PUCT or CenterPoint Houston has authorized anyone else to provide you with any different information. Neither we nor any underwriter, agent, dealer, salesperson, the PUCT or CenterPoint Houston take any responsibility for, nor provide any assurance as to the reliability of, any different information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell the system restoration bonds in any jurisdiction where the offer or sale is not permitted. The information in this prospectus is current only as of the date of this prospectus.
We expect to deliver the system restoration bonds against payment for the system restoration bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the sixth business day following the date of pricing of the system restoration bonds. Since trades in the secondary market generally settle in one business day, purchasers who wish to trade system restoration bonds on the date of pricing or the succeeding four business days will be required, by virtue of the fact that the system restoration bonds initially will settle in T +6, to specify alternative settlement arrangements to prevent a failed settlement.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
In this prospectus, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements may be “forward-looking statements” within the meaning of the Securities

Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements relate to our ability to pay principal and interest on the system restoration bonds when scheduled to be paid, the ability of our servicer to collect system restoration charges, the value of the system restoration property, the outcome of regulatory, administrative and legal proceedings, market conditions and other matters. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will” or other similar words.
We have based our forward-looking statements on beliefs and assumptions based on information reasonably available at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.
The following are some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:
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industrial, commercial and residential growth in CenterPoint Houston’s service territory and changes in market demand, including in relation to the expansion of data centers, energy export facilities, including hydrogen facilities, electrification of industrial processes and transport and logistics, as well as the effects of energy efficiency measures and demographic patterns, and CenterPoint Houston’s ability to appropriately estimate and effectively manage business opportunities relating to such matters;

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CenterPoint Houston’s ability to successfully construct, operate, repair, maintain and restart electric generating facilities, temporary emergency electric energy facilities (“TEEEF”) and electric transmission facilities, as applicable, including in the event of a widespread outage and in relation to complying with applicable environmental and safety standards and the implementation of a well-balanced energy and resource mix, as appropriate;

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economic conditions in CenterPoint Houston’s service territory, including potential for recession, changes to inflation and interest rates, and their effect on sales, prices and costs;

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weather variations and other natural phenomena, including the impact of severe weather events on CenterPoint Houston’s operations, capital, legislation and/or regulations, such as seen in connection with the extreme and unprecedented winter weather event in February 2021 (also known as Winter Storm Uri) resulting in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing temperatures (the “February 2021 Winter Storm Event”), the May 16, 2024 storm that the National Weather Service has officially named “the Houston Derecho” and a wave of strong thunderstorms that caused extensive damage to the Houston area on May 28, 2024 (collectively, the “May 2024 Storms”) and Hurricane Beryl;

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non-payment for CenterPoint Houston’s services due to financial distress of retail customers and the ability of CenterPoint Houston’s customers, including REPs, to satisfy their obligations to CenterPoint Houston, and the negative impact on such ability related to adverse economic conditions and severe weather events;

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public health threats, and their effect on CenterPoint Houston’s operations, business and financial condition, the electric utility industry and the communities that CenterPoint Houston serves, U.S. and world financial markets and supply chains, potential regulatory actions and changes in electric customer and stakeholder behavior relating thereto;

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federal, state and local legislative, executive and regulatory actions or developments affecting various aspects of CenterPoint Houston’s business, including, among others, any actions resulting from the May 2024 Storms and/or Hurricane Beryl, energy deregulation or re-regulation, changes in regulation, legislation and governmental action pertaining to trade (including tariffs, bans, retaliatory trade measures taken against the United States or related governmental action), the implementation of budget and spending cuts to federal government agencies and programs, policies incentivizing the

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development or utilization of alternative sources of generation (including distributed generation), health care, finance and actions regarding the rates CenterPoint Houston charges;
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direct or indirect effects on CenterPoint Houston’s facilities, resources, operations, reputation and financial condition resulting from terrorism, cyberattacks or intrusions, data security breaches or other attempts to disrupt its business or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, tornadoes, derecho events, ice storms and other severe weather events, wildfires, pandemic health events, geopolitical conflict or other occurrences;

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actions by credit rating agencies, including any potential downgrades to credit ratings;

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the impact of unplanned facility outages or other closures;

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inability of various counterparties, including REPs, to meet their obligations to CenterPoint Houston;

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timely and appropriate regulatory actions;

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changes in technology, including with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation, and their adoption by consumers, and CenterPoint Houston’s ability to anticipate and adapt to technological changes;

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the accuracy of the servicer’s estimates of growth in CenterPoint Houston’s retail customer base; and

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the accuracy of the servicer’s forecast of retail customers, electric energy usage and/or the payment of system restoration charges.

These and other factors may affect the value of the system restoration bonds. We urge you to consider these factors and to review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks associated with an investment in the system restoration bonds.
You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date on which it is made, and we and CenterPoint Houston undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY OF TERMS
The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the system restoration bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 21 of this prospectus before you invest in the system restoration bonds.
Securities offered:
$401,521,000 Series 2025-A Senior Secured System Restoration Bonds, scheduled to pay principal semi-annually in accordance with the expected amortization schedule. Only the system restoration bonds are being offered through this prospectus.
Tranche	Principal Amount
A-1	$240,913,000
A-2	$160,608,000
Issuing Entity and Capital Structure:
CenterPoint Energy Restoration Bond Company II, LLC is a direct, wholly owned subsidiary of CenterPoint Houston and a limited liability company formed under Delaware law. We were formed solely to purchase and own the system restoration property, to issue the system restoration bonds, and to perform activities incidental thereto. Please read “CenterPoint Energy Restoration Bond Company II, LLC, The Issuing Entity” in this prospectus.
In addition to the system restoration property, our assets will include a capital investment by CenterPoint Houston (and not from the proceeds of the sale of the system restoration bonds) which will be equal to 0.50% of the original principal amount of the system restoration bonds (to be held in the capital subaccount). We will also have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments on the system restoration bonds have been timely made.
Our Relationship with the PUCT:
Pursuant to the financing order:
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the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the system restoration bonds and all matters related to the structuring and pricing of the system restoration bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative;

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CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in and exercise its decision-making authority over the proposed securitization; and

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the servicer will file periodic adjustments to the system restoration charges with the PUCT on our behalf.

We have agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.
Issuing Entity’s address:
1111 Louisiana Street, Suite 4654B, Houston, Texas 77002

Issuing Entity’s telephone number:
(713) 207-7414
Depositor, Seller, Initial Servicer and Sponsor:
CenterPoint Houston provides electric transmission service to transmission service customers in the Electric Reliability Council of Texas (“ERCOT”) region and distribution service to REPs serving, as of December 31, 2024, approximately 2.8 million metered customers in the Texas Gulf Coast area that includes the city of Houston. CenterPoint Houston is an indirect, wholly owned subsidiary of CenterPoint Energy, Inc., a public utility holding company.
CenterPoint Houston, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the “servicer,” will service the system restoration property securing the system restoration bonds under a servicing agreement with us. Please read the section entitled “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus. Neither CenterPoint Houston nor any other affiliate (other than us) is an obligor on the system restoration bonds.
CenterPoint Houston’s
address:
1111 Louisiana Street, Houston, Texas 77002
CenterPoint Houston’s phone number:
(713) 207-1111
Trustee:
U.S. Bank Trust Company, National Association. Please read “The Trustee” in this prospectus for a description of the trustee’s duties and responsibilities under the indenture.
Purpose of transaction:
This issuance of the system restoration bonds will enable CenterPoint Houston to recover certain distribution-related system restoration costs approved by the PUCT that were incurred due to the May 2024 Storms. Please read “The Securitization Act” and “CenterPoint Houston’s Financing Order” in this prospectus.
Transaction overview:
The Securitization Act was enacted by the Texas Legislature to permit electric utilities, through the issuance of system restoration bonds, secured by system restoration property, to recover certain distribution-related system restoration costs incurred by an electric utility due to any activity or activities conducted by or on behalf of the electric utility in connection with the restoration of service and infrastructure associated with electric power outages affecting customers of the electric utility as the result of any tropical storm or hurricane, ice or snow storm, flood, or other weather-related event or natural disaster that occurred in calendar year 2008 or thereafter and other “qualified costs” through the issuance of system restoration bonds pursuant to and supported by an irrevocable financing order issued by the PUCT. System restoration costs include mobilization, staging, and construction, reconstruction, replacement, or repair of electric generation, transmission, distribution, or general plant facilities.
The total expected up-front qualified costs incurred in connection with the securitization is approximately $5.2 million. Please read “CenterPoint Houston’s Financing Order” for a discussion of the qualified costs authorized in the financing order, which we refer to in this prospectus as “qualified costs.”
Under the Securitization Act and the financing order, CenterPoint Houston’s retail customers will pay system restoration charges, which are nonbypassable charges included in their monthly bills. The system restoration charges will fund payments of principal and interest on the system restoration bonds, as well as other qualified costs.
The amount and terms for collections of the system restoration charges are governed by the financing order. The Securitization Act permits an electric utility to transfer its rights and interests under a financing order, including the right to impose, collect and receive system restoration charges, to a special purpose entity formed by the electric utility to issue debt securities secured by the right to receive revenues arising from the system restoration charges. The electric utility’s right to receive the system restoration charges, all revenues and collections resulting from the system restoration charges and its other rights and interests under a financing order, upon transfer to the issuing entity, constitute system restoration property. Under the Securitization Act, system restoration property does not come into existence until an electric utility first transfers to an assignee or pledges in connection with the issuance of system restoration bonds its rights under a financing order. However, for convenience of reference in this prospectus, the transfer of CenterPoint Houston’s rights under the financing order is sometimes referred to as the sale or purchase of the system restoration property.
On June 5, 2025, the PUCT issued the financing order. Accordingly, the PUCT: (1) approved the securitization on the terms described in the financing order; (2) authorized, subject to the terms of the financing order, CenterPoint Houston to securitize and to cause the issuance of system restoration bonds with a principal amount equal to the sum of (a) the Securitizable Balance (as defined below) at the time the system restoration bonds are issued (estimated to be equal to $396,325,134 as of September 2, 2025), plus (b) up-front qualified costs not to exceed $5.2 million (including legal fees and expenses of counsel for CenterPoint Houston, the issuing entity, the underwriters and the trustee, fees for CenterPoint Houston’s financial advisor, accounting fees, printing fees and miscellaneous administrative costs), plus (c) other up-front qualified costs consisting of (i) the cost of original issue discount, credit enhancements and other arrangements to enhance marketability as described in the financing order, (ii) rating agency fees, (iii) SEC registration fees, (iv) the cost of the PUCT’s financial advisor and its legal counsel and any additional costs incurred by CenterPoint Houston to comply with the requests and recommendations of the PUCT’s financial advisor and (v) any costs incurred by CenterPoint Houston if the financing order is appealed; (3) authorized CenterPoint Houston to impose on, and collect from, REPs serving all existing and future retail customers that are served at distribution voltage and are located within CenterPoint Houston’s service territory and other entities which, under the terms of the financing order or the tariffs approved thereby, are required to bill, pay or collect system restoration charges, system restoration charges in an amount sufficient to provide for the timely recovery of its aggregate qualified costs detailed in the financing order (including payment of principal and interest on the system restoration bonds); (4) required REPs and other entities responsible for collecting system restoration charges from retail customers under the financing order to pay to CenterPoint Houston the system restoration charges billed to them whether or not they collect the system restoration charges from their customers; (5) authorized, subject to the terms of the financing order, the recovery of actual ongoing qualified costs through system restoration charges, subject to certain caps on the servicing fees and administrative fees set forth in the financing order; (6) approved the structure of the proposed securitization financing through an issuance advice letter process; (7) approved the adjustment mechanism set forth in the financing order to account for over-collections and under-collections of system restoration charges to ensure the billing of system restoration charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest and any other amounts due in connection with the system restoration bonds; and (8) approved the forms of tariff, as provided in the financing order, to implement system restoration charges and any credits in connection with accumulated deferred federal income taxes for the benefit of retail customers.
The primary transactions underlying the issuance and sale of the system restoration bonds are as follows:
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CenterPoint Houston will transfer and sell the system restoration property to us in exchange for the net proceeds from the sale of the system restoration bonds,

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we will sell the system restoration bonds, which will be secured primarily by the system restoration property, to the underwriters named in this prospectus, and

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CenterPoint Houston will act as the initial servicer of the system restoration property.

The system restoration bonds are not obligations of the trustee, our managers, CenterPoint Houston or of any of their affiliates other than us. The system restoration bonds are also not debt or obligations of the State of Texas, the PUCT or any other public subdivision, agency or instrumentality of the State of Texas.

Parties to Transaction and Responsibilities
The following chart represents a general summary of the parties to the transactions underlying the offering of the system restoration bonds, their roles and their various relationships to the other parties:

Flow of Funds
The following chart represents a general summary of the flow of funds:

The security for the system restoration bonds:
The system restoration bonds will be secured by the trust estate under the indenture. The principal asset of the trust estate will be the system restoration property. The Securitization Act and financing order provide for the creation and establishment of the system restoration property, which is a present property right for purposes of contracts concerning the sale or pledge of property, in favor of CenterPoint Houston, its transferees and other financing parties, to impose, collect and receive system restoration charges approved in the financing order, as well as to obtain periodic adjustments to such charges as provided in the financing order. In addition, the system restoration property consists of all revenue, collections, claims, rights to payments, payments, money and proceeds arising from the aforementioned rights and interests.
The indenture’s trust estate will also consist of, among other items:
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our rights under the sale agreement pursuant to which we will acquire the system restoration property, under an administration agreement and under the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement,

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our rights under the servicing agreement and any subservicing, agency or collection agreements executed in connection with the servicing agreement,

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the collection account for the system restoration bonds and all subaccounts of the collection account,

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all rights to compel the servicer to file for and obtain periodic adjustments to the system restoration charges in accordance with the Securitization Act and the financing order,

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all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute system restoration property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

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all accounts, chattel paper, deposit accounts, documents, general intangibles, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing, other than any cash released to us by the trustee on any payment date to be distributed to CenterPoint Houston as a return of its invested capital in us, and

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all payments on or under and all proceeds in respect of any or all of the foregoing.

The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.50% of the initial aggregate principal amount of the system restoration bonds, a general subaccount, into which the servicer will deposit all system restoration charge collections, and an excess funds subaccount, into which we will transfer any amounts collected and remaining on a payment date after all payments to the holders of the system restoration bonds and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the system restoration bonds on each payment date. For a description of the system restoration property, please read “Description of the System Restoration Property” in this prospectus.
For a description of the system restoration bonds, please read “Description of the System Restoration Bonds” in this prospectus.
The system restoration property:
In general terms, all of the rights, title and interests of CenterPoint Houston that are transferred to us pursuant to the sale agreement are referred to in this prospectus as the “system restoration property.” The system restoration property includes all of CenterPoint Houston’s rights and interest under the financing order, including, without limitation, (i) the right to impose, collect, and receive system restoration charges approved in the financing order, (ii) the right under the financing order to obtain periodic adjustments of system restoration charges, and (iii) all revenue collections, payments, money, and proceeds arising out of the foregoing rights and interests under the financing order.
The system restoration property is the principal collateral securing the system restoration bonds. System restoration charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further act of the PUCT, except with respect to annual and interim true-up adjustments to the system restoration charges. See “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus. All revenues and collections resulting from system restoration charges are part of the system restoration property.
We will purchase the system restoration property from CenterPoint Houston to support the issuance of the system restoration bonds. CenterPoint Houston, as the initial servicer, will collect the applicable system restoration charges from REPs, which are entities certified under Texas law that provide electricity and related services to retail customers within CenterPoint Houston’s service territory, and will remit the collections to the trustee. The REPs will in turn bill and collect the system restoration charges from its retail customers. Each REP will include the system restoration charges in its bills to its retail customers but is not required to show the system restoration charges as a separate line item or footnote. However, each REP will be required to provide annual written notice to its retail customers that system restoration charges have been included in the customers’ bills.
Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus, as well as the chart entitled “Parties to Transaction and Responsibilities,” “The Securitization Act” and “Description of the System Restoration Property — Creation of the System Restoration Property; Financing Order” in this prospectus.
Each REP will be required to pay the system restoration charges on or before the 35th calendar day after it receives the bill from the servicer, less an agreed allowance for expected uncollectible amounts, whether or not the REP has collected all amounts owed to it by its retail customers. Prior to the date on which the REP remits the system restoration charges to the servicer, the system restoration charges may be commingled with the REP’s other funds. Please read “Risk

Factors — Risks Associated with Potential Bankruptcy Proceedings or Defaults of REPs,” “Retail Electric Providers” and “How a Bankruptcy May Affect Your Investment — Bankruptcy of a REP” in this prospectus.
The servicer will have only limited rights to collect the system restoration charges directly from retail customers if a REP does not remit such payments to the servicer, but will have certain rights against the REP. Please read “Retail Electric Providers” in this prospectus. For information on how electric service to retail customers may be terminated, please read “Risk Factors — Servicing Risks — Limits on rights to terminate service might make it more difficult to collect the system restoration charges” in this prospectus. Because the amount of system restoration charge collections will largely depend on the amount of electricity consumed by customers at distribution voltage within CenterPoint Houston’s service territory, the amount of collections may vary substantially from year to year. Please read “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus.
State pledge:
The State of Texas has pledged in the Securitization Act that it will not take or permit any action that would impair the value of the system restoration property, or, except as permitted in connection with a true-up adjustment authorized by the Securitization Act, reduce, alter or impair the system restoration charges until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the system restoration bonds, are fully repaid or discharged. The system restoration bonds are not a debt or an obligation of the State of Texas, the PUCT or any other governmental agency or instrumentality and are not a charge on the full faith and credit or the taxing power of the State of Texas or any governmental agency or instrumentality. No voter initiative or referendum process exists in Texas, unlike in some other states. Please read “The Securitization Act — CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in this prospectus.
Statutory true-up mechanism for payment of scheduled principal and interest:
The Securitization Act mandates that system restoration charges on all retail customers be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the system restoration bonds, to (i) correct any under-collections or over-collection of system restoration charges during the preceding 12 months and (ii) ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the system restoration bonds. The servicing agreement provides that the servicer will update the data and assumptions underlying the calculation of the system restoration charges semi-annually. In addition, the irrevocable financing order permits such true-ups to occur more frequently at any time during the term of the system restoration bonds to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds, including the replenishment of any funds drawn from the capital subaccount. In the financing order, the PUCT guarantees that it will act under the financing order as expressly authorized by the Securitization Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds and other costs, including fees and expenses, in connection with the system restoration bonds. There will also be true-up adjustments at least quarterly for the system restoration bonds beginning the year immediately preceding the scheduled final payment date for the longest maturing tranche of the system restoration bonds.
The financing order provides that the statutory true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order are direct, explicit, irrevocable and unconditional upon issuance of the system restoration bonds, and are legally enforceable against the State of Texas and the PUCT in accordance with Texas law. Please read “The System Restoration Charges,” “CenterPoint Houston’s Financing Order” and “The Servicing Agreement — Adjustment Process for the System Restoration Charges” in this prospectus.
Nonbypassable system restoration charges:
The Securitization Act mandates that the imposition and collection of system restoration charges authorized in the financing order must be nonbypassable. The nonbypassable system restoration charges will be collected from REPs serving all existing and future retail customers that are served at distribution voltage and are located within CenterPoint Houston’s service territory as it existed on the date the financing order was issued, and other entities which, under the terms of the financing order or the tariffs approved thereby, are required to bill, pay or collect system restoration charges.
The financing order provides that CenterPoint Houston and any other entity providing electric transmission or distribution services and any REP providing services to any retail customer are entitled to collect and must remit, in accordance with the financing order, the system restoration charges from such retail customers, including certain customers in a multiply-certificated service area that switch service providers and certain retail consumers that switch to certain new on-site generation, and such retail consumers are required to pay such system restoration charges. A customer within CenterPoint Houston’s service territory may not avoid system restoration charges by switching to another electric utility, electric cooperative or municipally-owned utility after the date the financing order was issued. Any customers in a multiply-certificated service area will still be responsible for paying system restoration charges if they choose to switch to a different service provider on or after the date the financing order was issued. A customer may not avoid the payment of system restoration charges by switching to new on-site generation (except as specified in the Public Utility Regulatory Act).
The PUCT will ensure that such obligations are undertaken and performed by CenterPoint Houston, any other entity providing electric transmission or distribution services within CenterPoint Houston’s service territory as it existed on the date the financing order was issued and any REP providing services to any retail customer within such service territory. Please read “The System Restoration Charges,” “CenterPoint Houston’s Financing Order” and “The Servicing Agreement — Adjustment Process for the System Restoration Charges” in this prospectus.

Initial system restoration charge as a percentage of average residential customer’s total electricity bill:
CenterPoint Houston estimates that on an annualized basis the initial system restoration charges would represent approximately 0.47% of the total bill received by a 1,000 kWh residential customer based on rates as of September 2025.
Payment Dates:
Interest on the system restoration bonds is payable semi-annually on June 15 and December 15. Interest will be calculated on a 30/360 basis. The first scheduled interest and principal payment date is June 15, 2026.
Interest Payments:
Interest is due on each payment date. Interest will accrue with respect to each tranche of the system restoration bonds from the date we issue the system restoration bonds at the interest rates specified for such tranche in the table below.
Tranche	Interest Rate
A-1	4.255%
A-2	4.826%
If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.
On each payment date, we will pay interest on each tranche of the system restoration bonds equal to the following amounts:
•
if there has been a payment default, any interest payable but unpaid on any prior payment dates, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of the system restoration bonds from the close of business on the preceding payment date, or the date of the original issuance of the system restoration bonds, as applicable, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on each tranche of the system restoration bonds before we pay the principal of the system restoration bonds. Please read “Description of the System Restoration Bonds — Payments of Interest and Principal on the System Restoration Bonds” in this prospectus. If there is a shortfall in the amounts available in the collection account to make interest payments, the trustee will distribute interest pro rata to each tranche of the system restoration bonds based on the amount of interest payable on each outstanding tranche. We will calculate interest on the basis of a 360-day year consisting of twelve 30-day months.
Principal Payments and Record Dates and Payment
Sources:
On each payment date for the system restoration bonds, referred to in this prospectus as a “payment date,” we will pay amounts of principal and interest then due or scheduled to be paid on the system restoration bonds from amounts available in the collection account and the related subaccounts held by the trustee. We will make these payments to the holders of record of the system restoration bonds on each record date, referred to in this prospectus as a “record date.” These available amounts, which will include the applicable system restoration charges collected by the servicer and remitted to the trustee since the last payment date, are described in greater detail under “Description of the System Restoration Bonds — The Collection Account for the System Restoration Bonds” in this prospectus. The trustee will pay the principal of the system restoration bonds in the amounts and on the payment dates specified in the expected amortization schedule described in this prospectus, but only to the extent system restoration charge collections received from the servicer and amounts available from trust accounts held by the trustee are sufficient to make principal payments after payment of amounts having a higher priority of payment. Please read “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus.
Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the system restoration bonds of any tranche by the scheduled final payment date for the tranche will not result in a default. The failure to pay the entire outstanding principal balance of the system restoration bonds of any tranche will result in a default only if such payment has not been made by the final maturity date for the tranche.
If there is a shortfall in the amounts available to make principal payments on the system restoration bonds that are due and payable, on or after a tranche’s final maturity date or upon an acceleration following an event of default, the trustee will distribute principal from the collection account pro rata to each tranche of the system restoration bonds based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the system restoration bonds that are scheduled to be paid, and if more than one tranche is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches.
Weighted Average Life:
Prepayment is not permitted. Extension risk is possible but is expected to be statistically remote. Please read “Weighted Average Life and Yield Considerations for the System Restoration Bonds” in this prospectus.
Scheduled Final Payment Date and Final Maturity Date:
The scheduled final payment date and the final maturity date of each tranche of the system restoration bonds are as set forth in the table below.
Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1	12/15/2034	12/15/2035
A-2	6/15/2039	6/15/2040
Optional Redemption:
None. Non-call for the life of the system restoration bonds.
Mandatory Redemption:
None. We are not required to redeem the system restoration bonds at any time prior to maturity.
Priority of Payments:
On each payment date for the system restoration bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account in the following order of priority in accordance with the related written statement from the servicer:
1.
payment of the trustee’s fees, plus expenses and any outstanding indemnity amounts not to exceed $200,000 in any 12-month period, provided, however, that such cap shall be disregarded and inapplicable upon the acceleration of the system restoration bonds following the occurrence of an event of default,

2.
payment of the servicing fee with respect to such payment date, plus any unpaid servicing fees from prior payment dates,

3.
payment of the due and unpaid administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston, and the due and unpaid fees of our independent manager, which will be in an amount specified in an agreement between us and our independent manager,

4.
payment of all of our other ordinary periodic operating expenses relating to the system restoration bonds for such payment date, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.
payment of the interest then due on the system restoration bonds, including any past-due interest (together with, to the extent lawful, interest on such past due interest at the applicable bond interest rate),

6.
payment of the principal due to be paid on the system restoration bonds at the final maturity date for such tranche or as a result of an acceleration upon an event of default,

7.
payment of the principal then scheduled to be paid on the system restoration bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining expenses and indemnity amounts owed to the trustee, paid to the parties, pro rata, to which such expenses or amounts are owed,

9.
replenishment of the amount, if any, by which the initial balance of the capital subaccount exceeds the amount in the capital subaccount as of such payment date,

10.
the return on the invested capital then due and payable, which shall be the sum of the actual amounts earned from investments of CenterPoint Houston’s capital contribution which has been deposited into the capital subaccount, plus any return on the invested capital not paid on any prior payment date, shall be paid to CenterPoint Houston,

11.
allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the system restoration bonds have been paid in full and discharged, and all of the other foregoing amounts have been paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, released to us free of the lien of the indenture, which funds, less an amount equal to the initial deposit into the capital subaccount plus any unpaid return on invested capital, will be distributed to CenterPoint Houston and credited to retail customers by CenterPoint Houston to its retail customers in accordance with Section 39.262(g) of the Public Utility Regulatory Act.
The amount of the servicer’s fee referred to in clause 2 above will be 0.075% of the aggregate initial principal amount of the system restoration bonds (for so long as CenterPoint Houston is the servicer) on an annualized basis. The priority of distributions for the collected system restoration charges, as well as available amounts in the subaccounts, are described in more detail under “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus.
Credit Enhancement:
The primary forms of credit enhancement are the true-up mechanism and the capital subaccount.
True-up Mechanism. System restoration charges are required to be corrected at least annually to:
•
correct any under-collection or over-collection of system restoration charges relating to the system restoration bonds, and

•
ensure the billing of system restoration charges necessary to generate the collection of amounts sufficient to timely provide all scheduled payments of principal and interest and any other amounts due in connection with the system restoration bonds during the period for which such adjusted system restoration charges are in effect.

The servicer may also make interim true-up adjustments more frequently under certain circumstances. Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus.
Collection Account. Under the indenture, the trustee will hold a collection account for the system restoration bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:
•
the general subaccount — the trustee will deposit into the general subaccount all system restoration charge collections remitted to it by the servicer with respect to the system restoration bonds and investment earnings on amounts in the general subaccount;

•
the capital subaccount — CenterPoint Houston will deposit an amount equal to 0.50% of the original principal amount of the system restoration bonds into the capital subaccount on the date of issuance of the system restoration bonds; and

•
the excess funds subaccount — any excess amount of collected system restoration charges held after the payment on a payment date of scheduled principal, interest and ongoing qualified costs, and investment earnings on amounts in the excess funds subaccount of the system restoration bonds will be held in the excess funds subaccount.

Each of these subaccounts for the system restoration bonds will be available to make payments on the system restoration bonds on each payment date.
Reports to Holders of the System Restoration
Bonds:
Pursuant to the indenture, the trustee will deliver or make available electronically to each holder of the system restoration bonds a statement provided and prepared by the servicer containing information concerning, among other things, us and the trust estate securing the system restoration bonds. Unless and until the system restoration bonds are issued in definitive certificated form, the reports for the system restoration bonds will be provided to DTC. The reports will be available to beneficial owners of the system restoration bonds on the reporting website of the trustee or upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon. Furthermore, if required by the Trust Indenture Act, the trustee will be required to transmit a brief annual report to all holders of the system restoration bonds containing information concerning the trustee. Please read “Description of the System Restoration Bonds — Reports to Holders of the System Restoration Bonds” and “— The Trustee Must Provide an Annual Report to All Holders of the System Restoration Bonds” in this prospectus.
Servicing Compensation:
We will pay the servicer on each payment date the servicing fee with respect to the system restoration bonds. As long as CenterPoint Houston or any affiliated entity acts as servicer, this fee will be 0.075% of the initial principal amount of the system restoration bonds on an annualized basis, plus reimbursement for certain of its out-of-pocket costs (including filing fees, expenses for attorneys, accountants, printing or other professional services, and rating agency fees). There are no limits on the amount of out-of-pocket or reimbursable expenses under the servicing agreement. We expect that such expenses will be less than $0.4 million per year. If a successor servicer is appointed, the servicing fee will be agreed upon by the successor servicer and the trustee (in accordance with direction from the holders of the system restoration bonds), but will not, unless the PUCT consents, exceed 0.60% of the initial principal amount of the system restoration bonds on an annualized basis. In no event will the trustee be liable for any servicing fee in its individual capacity.
Federal Income Tax Status:
Baker Botts L.L.P. expects to issue an opinion, that, for U.S. federal income tax purposes (i) the issuance of the system restoration bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, 2005-2 CB 507 (“Revenue Procedure 2005-62”), as modified by Revenue Procedure 2024-15, 2024-12 IRB 717 (“Revenue Procedure 2024-15”), (ii) we will not be treated as a taxable entity separate and apart from Utility Holding and (iii) based on Revenue Procedure 2005-62, as modified by Revenue Procedure 2024-15, the system restoration bonds will constitute indebtedness of Utility Holding. Each beneficial owner of a system restoration bond, by acquiring a beneficial interest, agrees to treat such system restoration bond as indebtedness of Utility Holding, secured by the trust estate securing the system restoration bonds for federal (and, to the extent applicable, state) income tax purposes unless otherwise required by appropriate taxing authorities. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.
ERISA Considerations:
Employee benefit plans, plans or other arrangements that are subject to ERISA, Section 4975 of the Internal Revenue Code or applicable similar law and investors acting on behalf of, or using assets of, such employee benefit plans, plans or arrangements may acquire the system restoration bonds subject to specified conditions. The acquisition, holding or disposition of the system restoration bonds could be treated as a direct or indirect prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or arrangement subject to applicable similar law, a violation of applicable similar law. Accordingly, by purchasing and holding the system restoration bonds, each investor that is or is acting on behalf of, or using assets of, such an employee benefit plan, plan or arrangement subject to ERISA, Section 4975 of the Internal Revenue Code or applicable similar law will be deemed to certify by virtue of its acquisition of any system restoration bonds that the acquisition, holding and subsequent disposition of the system restoration bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or arrangement subject to applicable similar law, a violation of applicable similar law. For further information, please read “ERISA Considerations” in this prospectus.
Credit ratings:
The system restoration bonds are expected to receive credit ratings from two nationally recognized statistical rating organizations. See “Ratings for the System Restoration Bonds” in this prospectus.
Use of proceeds:
Upon the issuance and sale of the system restoration bonds, we will use the net proceeds to pay to CenterPoint Houston the purchase price of CenterPoint Houston’s rights under the financing order, which are system restoration property.
The net proceeds from the sale of the system restoration property (after payment of certain transaction costs) will be used by CenterPoint Houston to reduce its recoverable system restoration costs incurred in connection with the May 2024 Storms. Please read “Use of Proceeds” in the prospectus.
1940 Act Registration:
We expect to rely on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to us. We are being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).
Risk retention:
The system restoration bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act, or Regulation RR. For information regarding the requirements of the EU Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the System Restoration Bonds — Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the system restoration bonds” in this prospectus.

Minimum denomination:
$2,000, or integral multiples of $1,000 in excess thereof, except for one bond of each tranche, which may be of a smaller denomination.
Expected settlement:
September 17, 2025, settling flat. DTC, Clearstream and Euroclear.
Risk factors:
You should consider carefully the risk factors beginning on page 21 of this prospectus before you invest in the system restoration bonds.

SUMMARY OF RISK FACTORS
Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the system restoration bonds. These risks can affect the timing or ultimate payment of the system restoration bonds and the value of your investment in the system restoration bonds.
•
You may experience material payment delays or incur a loss on your investment in the system restoration bonds because the source of funds for payment is limited.

Risks associated with potential judicial, legislative or regulatory actions
•
We and CenterPoint Houston are not obligated to indemnify you for changes in law.

•
Future judicial action could reduce the value of your investment in the system restoration bonds.

•
Future state legislative action could reduce the value of your investment in the system restoration bonds.

•
The PUCT might attempt to take actions that could reduce the value of your investment in the system restoration bonds.

•
The servicer may not fulfill its obligations to act on behalf of the holders of the system restoration bonds to protect bondholders from actions by the PUCT or the State of Texas, or the servicer may be unsuccessful in any such attempt.

•
A municipal entity might assert the right to acquire portions of CenterPoint Houston’s electric distribution facilities and avoid payment of the system restoration charges.

Servicing risks
•
Your investment in the system restoration bonds depends on CenterPoint Houston or its successor or assignee acting as servicer of the system restoration property.

•
Inaccurate forecasting of electricity consumption or unanticipated delinquencies or write-offs might reduce scheduled payments on the system restoration bonds.

•
If we have to replace CenterPoint Houston as the servicer, we may experience difficulties finding and using a replacement servicer.

•
It might be difficult to collect system restoration charges from REPs.

•
Competitive metering services might result in unexpected problems in receiving accurate metering data.

•
Limits on rights to terminate service might make it more difficult to collect the system restoration charges.

Weather-related damage and other natural disaster risks
•
Weather-related damage or damage from other natural disasters to CenterPoint Houston’s operations could impair payments on the system restoration bonds.

Risks to the electric transmission and distribution industry
•
Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail customers in the future.

Risks associated with the unusual nature of the system restoration property
•
Future adjustments to the system restoration charges by customer class might result in insufficient collections.

•
We will not receive system restoration charges in respect of electric service provided more than 15 years from the date of issuance of the system restoration bonds.

•
Foreclosure of the trustee’s lien on the system restoration property might not be practical, and acceleration of the system restoration bonds before maturity might have little practical effect.

Risks associated with potential bankruptcy proceedings of the seller or the servicer
•
The servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the servicer’s bankruptcy and reduce the value of your investment in the system restoration bonds.

•
The bankruptcy of CenterPoint Houston or any successor seller might result in losses or delays in payments on the system restoration bonds.

•
The sale of the system restoration property might be construed as a financing and not a sale in a case of CenterPoint Houston’s bankruptcy, which might delay or limit payments on the system restoration bonds.

•
If the servicer enters bankruptcy proceedings, the remittance by the servicer of the collections of certain system restoration charges prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the system restoration bonds.

•
Claims against CenterPoint Houston or any successor seller might be limited in the event of a bankruptcy of CenterPoint Houston or such successor seller.

•
The bankruptcy of CenterPoint Houston or any successor seller might limit the remedies available to the trustee.

Risks associated with potential bankruptcy proceedings or defaults of REPs
•
REPs may commingle the system restoration charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the system restoration bonds in the event a REP enters bankruptcy proceedings.

•
If a REP enters bankruptcy proceedings, any cash deposit of the REP held by the trustee might not be available to cover amounts owed by the REP.

•
If a REP enters bankruptcy proceedings, payments including collections of system restoration charges made by that REP to the servicer prior to the bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the system restoration bonds.

•
If a REP defaults with respect to the payment of the system restoration charges owed to the servicer, any cash deposit or other collateral of the REP held by the trustee might not cover amounts owed by the REP.

Other risks associated with an investment in the system restoration bonds
•
CenterPoint Houston’s indemnification obligations under the sale agreement and the servicing agreement are limited and might not be sufficient to protect your investment in the system restoration bonds.

•
Credit ratings do not indicate the expected rate of payment of principal on the system restoration bonds.

•
Changes in CenterPoint Houston’s credit ratings might affect the market value of the system restoration bonds.

•
The absence of a secondary market for the system restoration bonds might limit your ability to resell the system restoration bonds.

•
You might receive principal payments for a tranche of the system restoration bonds later than you expect.

•
CenterPoint Houston or its affiliates may cause the issuance, by another subsidiary or affiliated entity, of additional system restoration bonds or similar bonds secured by additional system restoration property or similar property (including transition property under the Securitization Act) that, in each case, includes a nonbypassable charge on customers.

•
CenterPoint Houston’s operations are subject to risks beyond its control, including cyber-security intrusions, terrorist attacks or other catastrophic events, which could limit CenterPoint Houston’s operations and ability to service the system restoration property.

•
If the investment of collected system restoration charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the system restoration bonds later than you expect.

•
Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the system restoration bonds.

RISK FACTORS
Please carefully consider all the information we have included or incorporated by reference in this prospectus, including the risks described below and in “Cautionary Statement Regarding Forward-Looking Information,” before deciding whether to invest in the system restoration bonds.
You may experience material payment delays or incur a loss on your investment in the system restoration bonds because the source of funds for payment is limited.
The only source of funds for payment of the system restoration bonds will be our assets, which consist of:
•
the system restoration property securing the system restoration bonds, including the right to impose, collect and receive the system restoration charges and our rights under the financing order to the statutory true-up mechanism;

•
the funds on deposit in the accounts held by the trustee; and

•
our rights under various contracts we describe in this prospectus.

The system restoration bonds are not a charge on the full faith and credit or taxing power of the State of Texas or any governmental agency or instrumentality, nor will the system restoration bonds be insured or guaranteed by CenterPoint Houston, including in its capacity as the sponsor, depositor, seller or initial servicer, or by its ultimate parent, CenterPoint Energy, or any of their respective affiliates (other than us), the trustee or any other person or entity. The system restoration bonds will be non-recourse obligations, secured only by the trust estate of the indenture. Delays in payment on the system restoration bonds might result in a reduction in the market value of the system restoration bonds and, therefore, the value of your investment in the system restoration bonds. Thus, for payment of the system restoration bonds, you must rely solely upon the collections of the system restoration charges and funds on deposit in the accounts held by the trustee. Our organizational documents restrict our right to acquire other assets unrelated to the transactions described in this prospectus. Please read “CenterPoint Energy Restoration Bond Company II, LLC, The Issuing Entity” in this prospectus.
RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
We and CenterPoint Houston are not obligated to indemnify you for changes in law.
Neither we nor CenterPoint Houston, nor any affiliate, successor or assignee will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Act, that might affect the value of the system restoration bonds. CenterPoint Houston will agree in the sale agreement to institute any legal or administrative action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal or modification of, or supplement to, the Securitization Act, the financing order (including through a subsequent determination of the PUCT extending the time period of the financing order), the issuance advice letter or the rights of the holders of the system restoration bonds by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the holders of the system restoration bonds. However, we cannot assure you that CenterPoint Houston would be able to take this action or that any such action would be successful. Although CenterPoint Houston or any successor assignee might be required to indemnify us if legal action based on the law in effect at the time of the issuance of the system restoration bonds invalidates the system restoration property, such indemnification obligations do not apply for any changes in law after the date the system restoration bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment or any final and non-appealable judicial decision. Please read “The Sale Agreement — CenterPoint Houston’s Covenants” in this prospectus.
Future judicial action could reduce the value of your investment in the system restoration bonds.
The system restoration property is the creation of the Securitization Act and the financing order that has been issued by the PUCT to CenterPoint Houston pursuant to the Securitization Act. There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on legislation because there is limited judicial or regulatory experience implementing and interpreting the legislation. The Securitization Act or any financing order or any provisions thereof might be directly contested in courts or otherwise become the subject of litigation. Because the system restoration property is a creation of the Securitization Act and the financing order, any judicial determination affecting the validity of or interpreting the Securitization Act or the financing order, the system restoration property or our ability to make payments on the system restoration bonds might have an adverse effect on the value of the system restoration bonds or cause a delay in the recovery of your investment. The Securitization Act or the financing order might be directly contested in courts or otherwise become the subject of litigation. In June 2001, the Supreme Court of the State of Texas upheld the constitutionality of certain provisions of the Securitization Act. Notwithstanding that decision, a federal or state court could be asked in the future to determine whether the relevant provisions of the Securitization Act are unlawful or invalid. If the Securitization Act is invalidated, the financing order authorizing us to issue these securities might also be invalidated. If an invalidation of any relevant underlying legislative provision or any financing order provision were to result from such litigation, you might lose some or all of your investment or might experience delays in recovering your investment. Please read “The Securitization Act — CenterPoint Houston and Other Utilities May Securitize Qualified Costs — Constitutional Matters” in this prospectus.
Other states have passed laws with financing provisions similar to some provisions of the Securitization Act, and some of these laws have been challenged by judicial actions or utility commission proceedings. To date, none of these challenges has succeeded, but future judicial challenges might be made. An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Act or the financing order, but it might provoke a challenge to the Securitization Act or the financing order, establish a legal precedent for a successful challenge to the Securitization Act or the financing order or heighten awareness of the political and other risks of the system restoration bonds, and in that way may limit the liquidity and value of the system restoration bonds. Therefore, legal activity in other states may indirectly affect the value of your investment in the system restoration bonds.
Future state legislative action could reduce the value of your investment in the system restoration bonds.
Despite the State’s pledge in the Securitization Act not to (i) take or permit certain actions that would impair the value of the system restoration property or (ii) reduce, alter or impair (except for annual and interim true-up adjustments) the system restoration charges, the Texas legislature might attempt to repeal or amend the Securitization Act in a manner that limits or alters the system restoration property so as to reduce its value. For a description of the State’s pledge, please read “The Securitization Act — CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in this prospectus. As of the date of this prospectus, we are not aware of any pending legislation in the Texas legislature that would affect provisions of the Securitization Act applicable to the securitization of the system restoration bonds.
It might be possible for the Texas legislature to repeal or amend the Securitization Act notwithstanding the State’s pledge if the legislature acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety, or responding to a national or regional catastrophe or emergency affecting CenterPoint Houston’s service area, or if such action or inaction otherwise is in the valid exercise of the State’s police power. Any such action, as well as the costly and time-consuming litigation that likely would ensue, might adversely affect the price and liquidity, the dates of payment of interest and principal and the weighted average lives of the system restoration bonds. Moreover, the outcome of any litigation cannot be predicted. Accordingly, you might incur a loss on or delay in recovery of your investment in the system restoration bonds.
Except as described in “The Sale Agreement — CenterPoint Houston’s Obligation to Indemnify Us and the Trustee and to Take Legal Action” in this prospectus, neither we, CenterPoint Houston, nor any of its successors, assignees or affiliates will indemnify you for any change in law, including any amendment or repeal of the Securitization Act, that might affect the value of the system restoration bonds.
If an action of the Texas legislature or the PUCT adversely affecting the system restoration property or the ability to collect system restoration charges were considered a “taking” under the United States or Texas Constitutions, the State of Texas might be obligated to pay compensation in an amount equal to the estimated value of the system restoration property at the time of the taking. However, even in that event, there is no assurance that any amount provided as compensation would be sufficient for you to recover fully your investment in the system restoration bonds or to offset interest lost pending such recovery.
Unlike the citizens of some other states, the citizens of the State of Texas currently do not have the constitutional right to adopt or revise state laws by initiative or referendum. Thus, absent an amendment to the Texas Constitution, the Securitization Act cannot be amended or repealed by direct action of the electorate of the State of Texas.
The enforcement of any rights against the State of Texas or the PUCT under the State’s pledge may be subject to the exercise of judicial discretion in appropriate cases and to the limitations on legal remedies against state and local governmental entities in Texas. These limitations might include, for example, the necessity to exhaust administrative remedies prior to bringing suit in a court, or limitations on type and locations of courts in which the State of Texas or the PUCT may be sued, or limitations on awards or collection of damages.
The PUCT might attempt to take actions that could reduce the value of your investment in the system restoration bonds.
The Securitization Act provides that the financing order is irrevocable and not subject to reduction, impairment or adjustment by further act of the PUCT, except with respect to annual and interim true-up adjustments to the system restoration charges. In addition, the State has pledged in the Securitization Act that it will not take or permit any action that would impair the value of the system restoration property or reduce, alter or impair (except for annual and interim true-up adjustments) the system restoration charges to be imposed, collected and remitted to financing parties under the Securitization Act, until the principal, interest and premium and other charges incurred in connection with the system restoration bonds have been paid or performed in full. However, the PUCT retains the power to adopt, revise or rescind rules or regulations affecting CenterPoint Houston or a successor utility. The PUCT also retains the power to interpret the financing order granted to CenterPoint Houston, and in that capacity might be called upon to rule on the meanings of provisions of the financing order that might need further elaboration. Any new or amended regulations, standards or orders from the PUCT might adversely affect the ability of the servicer to assess late fees, impose deposit requirements or collect the system restoration charges in full and on a timely basis. For example, the PUCT has in recent years (i) imposed a temporary moratorium on executing disconnects of electric service for non-pay orders from REPs and (ii) temporarily required CenterPoint Houston to suspend wire charges to REPs with respect to certain retail customers. The PUCT may in the future change standards or regulations applicable to CenterPoint Houston or the REPs in a manner that affects collections of system restoration charges, which could delay payments of principal and interest on the system restoration bonds or negatively impact the rating of the system restoration bonds or their price and, accordingly, the amortization of the system restoration bonds and their weighted average lives.
The servicer is required to file with the PUCT, on our behalf, certain adjustments of the system restoration charges. Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” and “— Adjustments to Allocation of the System Restoration Charges” in this prospectus. True-up adjustment procedures have been challenged in the past and may be challenged in the future. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the system restoration bonds. Also, any litigation might materially delay system restoration charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted average life of the system restoration bonds.
The servicer may not fulfill its obligations to act on behalf of the holders of the system restoration bonds to protect bondholders from actions by the PUCT or the State of Texas, or the servicer may be unsuccessful in any such attempt.
The servicer will agree in the servicing agreement to take any action or proceeding reasonably necessary to compel performance by the PUCT and the State of Texas of any of their obligations or duties under the Securitization Act or the financing order, including any actions reasonably necessary to block or overturn any attempts to cause a repeal of, or modification of, or supplement to the Securitization Act or the financing order or the rights of holders of the system restoration bonds in the system restoration property by legislative enactment, constitutional amendment or other means that would be materially adverse to the holders of the system restoration bonds. The servicer, however, may not be able to take those actions for a number of reasons, including due to legal or regulatory restrictions, financial constraints and practical difficulties in successfully challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform its obligations or to successfully compel performance by the PUCT or the State of Texas could negatively affect the rights of the holders of the system restoration bonds and result in a loss of their investment in the system restoration bonds.
A municipal entity might assert the right to acquire portions of CenterPoint Houston’s electric distribution facilities and avoid payment of the system restoration charges.
Texas law may authorize certain local municipalities to seek to acquire portions of CenterPoint Houston’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although there are no recorded cases in Texas indicating that the power of eminent domain has been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of CenterPoint Houston’s electric distribution facilities while the system restoration bonds remain outstanding. The Securitization Act specifies that system restoration charges approved by a PUCT order shall be collected by an electric utility as well as its “successors.” In the servicing agreement, CenterPoint Houston will covenant to assert in an appropriate forum that any municipality that acquires any portion of CenterPoint Houston’s electric distribution facilities must be treated as a successor to CenterPoint Houston under the Securitization Act and the financing order and that retail customers in such municipalities remain responsible for payment of system restoration charges. However, the involved municipality might assert that it should not be treated as a successor to CenterPoint Houston for these purposes and that its distribution customers are not responsible for payment of system restoration charges. In any such cases, there can be no assurance that the system restoration charges will be collected from customers of municipally-owned utilities who were formerly customers of CenterPoint Houston. Any decrease in the retail customer base from which system restoration charges are collected might result in missing payments or payment delays and lengthened weighted average life of the system restoration bonds.
SERVICING RISKS
Your investment in the system restoration bonds depends on CenterPoint Houston or its successor or assignee acting as servicer of the system restoration property.
CenterPoint Houston, as initial servicer, will be responsible for, among other things, calculating, billing and collecting the system restoration charges from REPs, submitting filings to the PUCT to adjust these charges, monitoring the trust estate securing the system restoration bonds and taking certain actions in the event of non-payment by a REP. The trustee’s receipt of collections in respect of the system restoration charges, which will be used to make payments on the system restoration bonds, will depend in part on the skill and diligence of the servicer in performing these functions. Difficulties or failures in the servicer’s handling of the system restoration property could result in a shortfall in funds to pay the system restoration bonds. The systems that the servicer has in place for system restoration charge billings and collections, together with the regulations of the PUCT governing REPs, might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make system restoration charge collections for any reason, then the servicer’s payments to the trustee in respect of the system restoration charges might be delayed or reduced. In that event, our payments on the system restoration bonds might be delayed or reduced.
Inaccurate forecasting of electricity consumption or unanticipated delinquencies or write-offs might reduce scheduled payments on the system restoration bonds.
The system restoration charges are generally assessed based on forecasted customer usage, e.g., kilowatt-hours of electricity consumed by retail customers. The amount and the rate of system restoration charge collections will depend in part on the actual electricity usage and the amount of collections and write-offs for each customer rate class. If the servicer inaccurately forecasts electricity consumption or uses inaccurate electric customer delinquency or write-off data when setting or adjusting the system restoration charges, or if the effectiveness of the adjustments is delayed for any reason, there could be a shortfall or material delay in system restoration charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of one of the tranches of the system restoration bonds. Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” and “— Adjustments to Allocation of the System Restoration Charges” in this prospectus.
Inaccurate forecasting of electricity consumption by the servicer might result from, among other things: unanticipated weather or economic conditions, resulting in less electricity consumption than forecast; general economic conditions, including inflation, causing retail customers to leave CenterPoint Houston’s service territory or reduce their electricity consumption; the occurrence of a natural disaster, such as a hurricane, derecho, wildfire, tornado or winter storm, or an act of terrorism, cyberattack or other catastrophic event, including pandemics, unexpectedly disrupting electrical service or reducing electricity consumption and demand; changes in the market structure of the electric industry; electric customers consuming less electricity than anticipated because of increased energy prices, increased conservation efforts, worse economic conditions or unanticipated increases in electric usage efficiency; or customers switching to alternative sources of energy, including self-generation of electric power.
The servicer’s use of inaccurate delinquency or write-off rates might also result from, among other things, unexpected deterioration of the economy or the occurrence of a natural disaster or extreme weather, an act of terrorism, cyberattack or other catastrophic event or the unanticipated declaration of a moratorium on terminating electric service to customers in the event of such occurrences, any of which would cause greater delinquencies or write-offs than expected or force CenterPoint Houston or REPs to grant additional payment relief to more retail customers, or any other change in law that makes it more difficult for REPs to terminate service to nonpaying retail customers or that requires REPs to apply more lenient credit standards in accepting retail customers.
If we have to replace CenterPoint Houston as the servicer, we may experience difficulties finding and using a replacement servicer.
If CenterPoint Houston ceases to service the system restoration property, it might be difficult to find a successor servicer. Under the financing order, the annual servicing fee payable to a successor servicer is capped and the payment of compensation in excess of the cap is dependent upon PUCT approval. Also, any successor servicer might have less experience and ability than CenterPoint Houston and might experience difficulties in collecting system restoration charges and determining appropriate adjustments to the system restoration charges and billing and/or payment arrangements may change, resulting in delays or disruptions in collections. A successor servicer might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to CenterPoint Houston as the initial servicer. Although a true-up adjustment may be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of the true-up adjustment to adjust for the increase that might adversely affect distributions from the collection account. In the event of the commencement of a case by or against the servicer under the Bankruptcy Code or similar laws, we and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors and others might delay the timing of payments and may reduce the value of your investment in the system restoration bonds. Please read “The Servicing Agreement” in this prospectus.
It might be difficult to collect system restoration charges from REPs.
As required by the Securitization Act, retail customers will pay the system restoration charges to REPs who supply them with electric power. The REPs are responsible for billing retail customers and will be obligated to remit payments of the system restoration charges, less a specified percentage allowance for charge-offs of delinquent customer accounts, within 35 days of billing from the servicer, even if they do not collect the system restoration charges from retail customers. Please read “Retail Electric Providers” in this prospectus. Because the REPs will bill retail customers for the system restoration charges, we will have to rely on a relatively small number of entities for the collection of the bulk of the system restoration charges. A significant portion of CenterPoint Houston’s billed receivables from REPs are due from affiliates of NRG Energy, Inc. (“NRG”) and Vistra Energy Corp. (“Vistra”). CenterPoint Houston’s aggregate billed receivables balance from REPs as of December 31, 2024 was $263 million. Approximately 37% and 21% of this amount was owed by affiliates of NRG and Vistra, respectively.

Failure by the REPs to remit system restoration charges to the servicer might cause delays in payments on the system restoration bonds and adversely affect your investment in the system restoration bonds. Adverse economic conditions or financial difficulties of one or more REPs could impair the ability of these REPs to remit payments of the system restoration charges or could cause them to delay such payments. The servicer will not pay any shortfalls resulting from the failure of any REP to forward system restoration charge collections.
Adjustments to the system restoration charges and any credit support provided by a REP, while available to compensate for a failure by a REP to pay the system restoration charges to the servicer, might not be sufficient to protect the value of your investment in the system restoration bonds. Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus.
The Securitization Act provides for one or more REPs in each area to be designated the “provider of last resort” for that area or a specified customer class. The provider of last resort is required to offer basic electric service to retail customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other REPs and therefore the servicer may face greater difficulty in collecting system restoration charges from the provider of last resort.
REPs may issue a single bill to individual retail customers that includes all charges related to the purchase of electricity, without separately itemizing the system restoration charge component of the bill. A REP’s use of a consolidated bill might increase the risk that customers who have claims against the REP will attempt to offset those claims against system restoration charges or increase the risk that, in the event of a bankruptcy of a REP, a bankruptcy court would find that the REP has an interest in the system restoration property and would make it more difficult to terminate the services of a bankrupt REP or collect system restoration charges from its customers.
Competitive metering services might result in unexpected problems in receiving accurate metering data.
Non-residential retail customers that are required by ERCOT to have an interval data recorder meter may choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a REP, the transmission and distribution utility or another person authorized by the customer. As of June 30, 2025, no retail customers had a competitively owned data recorder meter. Should third parties begin to perform those metering services in CenterPoint Houston’s service territory, there might be problems converting to the third party’s metering system, taking accurate meter readings and collecting and processing accurate metering data. Inaccurate metering data might lead to inaccuracies in the calculation and imposition of system restoration charges and might give rise to disputes between the servicer and REPs regarding payments and payment shortfalls resulting in missing or delayed payments of principal and interest and lengthened weighted average life of the system restoration bonds.
Limits on rights to terminate service might make it more difficult to collect the system restoration charges.
The financing order expressly provides that the REP or provider of last resort has the right to direct the servicer to terminate transmission and distribution service to the retail customer for nonpayment of system restoration charges to the extent permitted by and pursuant to PUCT rules. Moreover, in the event that the servicer is billing retail customers for system restoration charges, the servicer has the right to terminate transmission and distribution service to the retail customer for non-payment of system restoration charges under the applicable rules of the PUCT. Nonetheless, Texas statutory requirements and the rules and regulations of the PUCT, which may change from time to time, regulate and control the right to disconnect service. For example, REPs generally may not terminate service to a customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances or (5) if the customer is a master-metered apartment complex unless certain notices are given. To the extent these retail customers do not pay for their electric service, REPs will not be able to collect system restoration charges from these retail customers. Although REPs will have to pay the servicer the system restoration charges on behalf of those customers (subject to any charge-off allowance and reconciliation rights), required service to non-paying end-use customers could affect the ability of REPs to make such payment.

WEATHER-RELATED DAMAGE AND OTHER NATURAL DISASTER RISKS
Weather-related damage or damage from other natural disasters to CenterPoint Houston’s operations could impair payments on the system restoration bonds.
CenterPoint Houston’s service territory was impacted by the February 2021 Winter Storm Event, the May 2024 Storms and Hurricane Beryl in July 2024, disrupting CenterPoint Houston’s operations. Future storms or other adverse weather-related events, such as tornadoes, thunderstorms, ice storms, windstorms, hurricanes, derechos, wildfires flooding, earthquakes and prolonged droughts, could have similar effects. Transmission, distribution and usage of electricity could be interrupted temporarily, reducing the collections of system restoration charges. There could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity in CenterPoint Houston’s service territory, which could cause the per-kWh- or per-billing-kVA-based system restoration charge to be greater than expected. Legislative action adverse to the holders of the system restoration bonds might be taken in response, and such legislation, if challenged as violative of the State of Texas’s pledge, might be defended on the basis of public necessity. Please read “The Securitization Act — CenterPoint Houston and Other Utilities May Securitize Qualified Costs — The State Pledge” and “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions — Future state legislative action could reduce the value of your investment in the system restoration bonds” in this prospectus.
RISKS TO THE ELECTRIC TRANSMISSION AND DISTRIBUTION INDUSTRY
Alternatives to purchasing electricity through CenterPoint Houston’s distribution facilities may be more widely utilized by retail customers in the future.
Broader use of distributed generation by retail customers may result from customers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. Increased use of distributed generation by retail customers may reduce the amount of energy actually delivered to such customers through CenterPoint Houston’s facilities. Retail customers within CenterPoint Houston’s service territory who switch to an on-site power production facility with a rated capacity of 10 megawatts (“MW”) or less must pay system restoration charges associated with any energy delivered through CenterPoint Houston’s facilities but are not required to pay system restoration charges on such on-site generation under the Securitization Act and the financing order. Therefore, more widespread use of distributed generation might allow greater numbers of retail customers to reduce or eliminate their payment of system restoration charges causing system restoration charges to remaining customers to increase.
RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE SYSTEM RESTORATION PROPERTY
Future adjustments to the system restoration charges by customer class might result in insufficient collections.
The retail customers who pay the system restoration charges are divided into customer classes. System restoration charges will be allocated among customer classes and assessed in accordance with the formula specified in the financing order. A shortfall in collections of the system restoration charges in one customer class may be corrected by making adjustments to the system restoration charges payable by that customer class and any other customer class. If enough retail customers in a customer class fail to pay the system restoration charges or cease to be customers, the servicer might have to substantially increase the system restoration charges for the remaining customers in that customer class and for other customer classes. These increases could lead to further unanticipated failures by the remaining retail customers to pay the system restoration charges, thereby increasing the risk of a shortfall in funds to pay the system restoration bonds.

We will not receive system restoration charges in respect of electric service provided more than 15 years from the date of issuance of the system restoration bonds.
System restoration charges are not permitted to be collected on electricity delivered after the 15th anniversary of the issuance of the system restoration bonds. If collections from system restoration charges for electricity delivered through the 15th anniversary of the system restoration bonds, or from any credit enhancement mechanisms, are not sufficient to repay the system restoration bonds in full, no other funds will be available to pay the unpaid balance due on the system restoration bonds.
Foreclosure of the trustee’s lien on the system restoration property might not be practical, and acceleration of the system restoration bonds before maturity might have little practical effect.
Under the Securitization Act and the indenture, the trustee or the holders of the system restoration bonds have the right to foreclose or otherwise enforce the lien on the system restoration property securing the system restoration bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the system restoration property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the system restoration bonds will be due and payable upon acceleration of the system restoration bonds before maturity, system restoration charges likely would not be accelerated and the nature of our business will result in the principal of the system restoration bonds being paid as funds become available. If there is an acceleration of the system restoration bonds, all outstanding tranches of the system restoration bonds will be paid pro rata; therefore, some tranches might be paid earlier than expected and some tranches might be paid later than expected.
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER
For a detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
The servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the servicer’s bankruptcy and reduce the value of your investment in the system restoration bonds.
The servicer will initially be required to remit system restoration charge collections to the trustee on our behalf each business day based on estimated daily system charge collections, using an average balance of days outstanding on retail customer bills, which remittance will be within two business days after such payments are estimated to have been received. The servicer will not segregate the system restoration charges from the other funds it collects from retail customers or REPs or its general funds. The system restoration charges will be segregated only when the servicer pays them to the trustee.
Despite this requirement, the servicer might fail to remit the full amount of the system restoration charges to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of system restoration charge collections available to make payments on the system restoration bonds.
The Securitization Act provides that the priority of a lien and security interest perfected under the Securitization Act is not impaired by the commingling of funds arising from system restoration charges with other funds of the servicer. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law does not recognize our right to collections of the system restoration charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the system restoration charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owed on the system restoration bonds. In this case, we would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your system restoration bonds and could materially reduce the value of your investment in the system restoration bonds, particularly if it occurred in the 15th year following the issuance of the system restoration bonds after the completion of which no system restoration charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.

The bankruptcy of CenterPoint Houston or any successor seller might result in losses or delays in payments on the system restoration bonds.
The Securitization Act and the financing order provide that as a matter of Texas state law:
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the rights and interests of a selling utility or its successor under a financing order, including the right to impose, collect and receive the system restoration charges authorized in the financing order, are contract rights of the seller,

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the seller may make a present transfer of its rights under a financing order, including the right to impose, collect and receive future system restoration charges that retail customers do not yet owe,

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upon the transfer to us, the rights will become system restoration property, and system restoration property constitutes a present property right, even though the imposition and collection of system restoration charges depends on further acts that have not yet occurred, and

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a transfer of the system restoration property from the seller or its affiliate, to us, under an agreement that expressly states the transfer is a sale or other absolute transfer, is a true sale of the system restoration property and not a pledge of the system restoration property to secure a financing by the seller.

Please read “The Securitization Act” in this prospectus. These provisions are important to maintaining payments on the system restoration bonds in accordance with their terms during any bankruptcy of CenterPoint Houston. In addition, the transaction has been structured with the objective of keeping us legally separate from CenterPoint Houston and its affiliates in the event of a bankruptcy of CenterPoint Houston or any such affiliates.
A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in a CenterPoint Houston bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the system restoration bonds might be similar to the treatment you would receive in a CenterPoint Houston bankruptcy if the system restoration bonds had been issued directly by CenterPoint Houston. A decision by the bankruptcy court that, despite our separateness from CenterPoint Houston, our assets and liabilities and those of CenterPoint Houston should be substantively consolidated would have a similar effect on you as a holder of the system restoration bonds.
We have taken steps together with CenterPoint Houston, as the seller of the system restoration property, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston or an affiliate. Nonetheless, these steps might not be completely effective, and thus if CenterPoint Houston or one of its affiliates were to become a debtor in a bankruptcy case, a court might order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston or such affiliate. This might cause material delays in payment of, or losses on, your system restoration bonds and might materially reduce the value of your investment in the system restoration bonds. For example:
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without permission from the bankruptcy court, the trustee might be prevented from taking actions against CenterPoint Houston or recovering or using funds on your behalf or replacing CenterPoint Houston as the servicer;

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the bankruptcy court might order the trustee to exchange the system restoration property for other property of lower value;

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tax or other government liens on CenterPoint Houston’s property might have priority over the trustee’s lien and might be paid from collected system restoration charges before payments on the system restoration bonds;

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the trustee’s lien might not be properly perfected in the collected system restoration property prior to or as of the date of CenterPoint Houston’s bankruptcy, with the result that the system restoration bonds would represent only general unsecured claims against CenterPoint Houston;

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the bankruptcy court might rule that neither our property interest nor the trustee’s lien extends to system restoration charges in respect of electricity consumed after the commencement of CenterPoint Houston’s bankruptcy case, with the result that the system restoration bonds would represent only general unsecured claims against CenterPoint Houston;

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we and CenterPoint Houston might be relieved of any obligation to make any payments on the system restoration bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

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CenterPoint Houston might be able to alter the terms of the system restoration bonds as part of its plan of reorganization;

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the bankruptcy court might rule that the system restoration charges should be used to pay, or that we should be charged for, a portion of the cost of providing electric service;

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the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving us with an unsecured claim for actual damages against CenterPoint Houston that may be difficult to prove or, if proven, to collect in full;

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if the servicer defaults or enters bankruptcy proceedings, it might be difficult to find a successor servicer and payments on the system restoration bonds might be suspended;

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the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the system restoration bonds and on the value of the system restoration bonds; or

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the servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the bankruptcy of the servicer and reduce the value of your investment in the system restoration bonds.

Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
The sale of the system restoration property might be construed as a financing and not a sale in a case of CenterPoint Houston’s bankruptcy, which might delay or limit payments on the system restoration bonds.
The Securitization Act provides that the characterization of a transfer of system restoration property as a sale or other absolute transfer will apply regardless of the treatment of the transfer as a financing for tax, financial reporting or other purposes. We and CenterPoint Houston will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy might assert that the sale of the system restoration property to us was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale lends weight to that position. If a court were to characterize the transaction as a financing, we expect that we would, on behalf of ourselves and the trustee, be treated as a secured creditor of CenterPoint Houston in the bankruptcy proceedings, although a court might determine that we only have an unsecured claim against CenterPoint Houston. See “— The servicer will commingle the system restoration charges with other revenues it collects, which might obstruct access to the system restoration charges in case of the servicer’s bankruptcy and reduce the value of your investment in the system restoration bonds” above. Even if we had a security interest in the system restoration property, we might not have access to the related system restoration charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the system restoration bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to us of the system restoration charge collections and therefore the amount and timing of funds available to us to pay holders of the system restoration bonds.
If the servicer enters bankruptcy proceedings, the remittance by the servicer of the collections of certain system restoration charges prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the system restoration bonds.
In the event of a bankruptcy of the servicer, a party in interest might take the position that a remittance of funds prior to bankruptcy of the servicer pursuant to the servicing agreement or any future intercreditor agreement, if applicable, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that collections of system restoration charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer may be considered an “insider” with any REP that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the REP, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, we would expect that the amount of any future system restoration charges would be increased through the statutory true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the system restoration bonds.
Claims against CenterPoint Houston or any successor seller might be limited in the event of a bankruptcy of CenterPoint Houston or such successor seller.
If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us against the seller under the sale agreement and the other documents executed in connection with the sale agreement could be unsecured claims and would be disposed of in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that we have against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of CenterPoint Houston might challenge the enforceability of the indemnity provisions in the sale agreement. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. We cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, we cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CenterPoint Houston.
The bankruptcy of CenterPoint Houston or any successor seller might limit the remedies available to the trustee.
Upon an event of default for the system restoration bonds under the indenture, the Securitization Act permits the trustee to enforce the security interest in the system restoration property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a court of competent jurisdiction for an order of sequestration and payment to all holders of the system restoration bonds of all revenues arising with respect to the system restoration property. There can be no assurance, however, that the PUCT or a court of competent jurisdiction would issue this order after a CenterPoint Houston bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the Texas court, and an order requiring an accounting and segregation of the revenues arising from the system restoration property. There can be no assurance that a court would grant either order.
RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OR DEFAULTS OF REPs
REPs may commingle the system restoration charges with other revenues they collect. This may cause losses on or reduce the value of your investment in the system restoration bonds in the event a REP enters bankruptcy proceedings.
A REP is not required to segregate from its general funds the system restoration charges it collects, but will be required to remit to the servicer amounts billed to it for system restoration charges, less an amount relating to expected customer charge-offs, within 35 calendar days of the billing by the servicer. A REP nevertheless might fail to remit the full amount of the system restoration charges owed to the servicer or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of system restoration charge collections available on the next payment date to make timely payments on the system restoration bonds.
The Securitization Act provides that our rights to the system restoration property are not impaired by the commingling of these funds with other funds. In a bankruptcy of a REP, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Act and does not recognize our right to receive the collected system restoration charges that are commingled with other funds of a REP as of the date of bankruptcy. If so, the collections of the system restoration charges held by a REP as of the date of bankruptcy would not be available to pay amounts owed on the system restoration bonds. In this case, we would have only a general unsecured claim against the REP for those amounts. This decision might cause material delays in payments of principal or interest or losses on your system restoration bonds and could materially reduce the value of your investment in the system restoration bonds, particularly if it occurred in the 15th year of the system restoration bonds after the completion of which no system restoration charges can be charged. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
If a REP enters bankruptcy proceedings, any cash deposit of the REP held by the trustee might not be available to cover amounts owed by the REP.
If a REP does not have the credit rating required by the financing order, it may nevertheless qualify to act as a REP if, among other alternatives, it provides a cash deposit equal to two months’ maximum expected system restoration charge collections. Please read “Retail Electric Providers” in this prospectus. That cash deposit will be held by the trustee for the REP and as trustee under the indenture, with the servicer able to access the amounts if the REP fails to pay system restoration charges within 45 days after a billing date. If the REP becomes bankrupt, the trustee would be stayed from applying that cash deposit to cover amounts owed by the REP absent relief from the bankruptcy court, and the trustee might be required to return that cash deposit to the REP’s bankruptcy estate if the bankruptcy court determines there is no valid right of set-off or recoupment. In that case, we might only have an unsecured claim for any amounts owed by the REP in the REP’s bankruptcy proceedings. Fourteen REPs with which CenterPoint Houston has done business filed for bankruptcy in June 2002, March 2003, December 2005, August 2006, April 2014, March 2021, March 2021, March 2021 (and again in May 2024), March 2021, April 2021, March 2021, March 2021, March 2021 and March 2021, respectively. A number of these filings followed the February 2021 Winter Storm Event. There is no assurance that CenterPoint Houston will be able to recover all or a portion of amounts owing from any bankrupt REPs in the future. For additional information regarding the bankruptcies of these REPs, please read “The Depositor, Seller, Initial Servicer and Sponsor — Relationships With Retail Electric Providers” in this prospectus.
If a REP enters bankruptcy proceedings, payments including collections of system restoration charges made by that REP to the servicer prior to the bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owed on the system restoration bonds.
In the event of a bankruptcy of a REP, a party in interest might take the position that the remittance of funds by the REP to the servicer, pursuant to the financing order, prior to bankruptcy constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes preferences, any remittance of such funds made within 90 days of the filing of the bankruptcy petition might be avoidable, and the funds might be required to be returned to the bankruptcy estate of the REP by us or the servicer. To the extent that collections of system restoration charges have been commingled with the general funds of the REP, the risk that a court would hold that a remittance of funds was a preference would increase. Also, we or the servicer might be considered an “insider” with any REP that is affiliated with us or the servicer. If the servicer or we are considered to be an “insider” of the REP, any such remittance made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, we or the servicer would merely be an unsecured creditor of the REP. If any funds were required to be returned to the bankruptcy estate of the REP, we would expect that the amount of any future system restoration charges would be increased through the statutory true-up mechanism to recover the amount returned, though this would not eliminate the risk of payment delays or losses on your investment in the system restoration bonds.
Furthermore, the mere fact of a REP bankruptcy proceeding could have an adverse effect on the resale market for the system restoration bonds and on the value of the system restoration bonds. Please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
If a REP defaults with respect to the payment of system restoration charges owed to the servicer, any cash deposit or other collateral of the REP held by the trustee might not cover amounts owed by the REP.
If a REP does not have the credit rating required by the financing order, the REP must provide a cash deposit or other collateral which is reviewed as often as each quarter to ensure that the amount of such collateral equals or exceeds two months’ maximum expected system restoration charge collections. If a REP defaults with respect to the payment of system restoration charges, the amount of such collateral may be inadequate as a result of factors that include (a) an increase in a REP’s number of customers or the electric usage of its customers shortly before the default, (b) the length of time between the initial payment default by a REP and the date all of such REP’s retail customers are transferred to another REP, and (c) deficiencies in the collateral documentation or a failure of a guarantor, letter of credit provider or surety to honor a demand for payment.
OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SYSTEM RESTORATION BONDS
CenterPoint Houston’s indemnification obligations under the sale agreement and the servicing agreement are limited and might not be sufficient to protect your investment in the system restoration bonds.
CenterPoint Houston is obligated under the sale agreement to indemnify us and the trustee, for itself and on behalf of the holders of the system restoration bonds, only in specified circumstances and will not be obligated to repurchase or replace any system restoration property in the event of a breach of any of its representations, warranties or covenants regarding the system restoration property. Similarly, CenterPoint Houston is obligated under the servicing agreement to indemnify us, the trustee, for itself and on behalf of the holders of the system restoration bonds, and the PUCT only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.
Neither the trustee nor the holders of the system restoration bonds will have the right to accelerate payments on the system restoration bonds as a result of a breach under the sale agreement or the servicing agreement, absent an event of default under the indenture as described in “Description of the System Restoration Bonds — What Constitutes an Event of Default on the System Restoration Bonds” in this prospectus. Furthermore, CenterPoint Houston might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by CenterPoint Houston might not be sufficient for you to recover all of your investment in the system restoration bonds. In addition, if CenterPoint Houston becomes obligated to indemnify holders of the system restoration bonds, the ratings on the system restoration bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that holders of the system restoration bonds will be unsecured creditors of CenterPoint Houston with respect to any of these indemnification amounts. CenterPoint Houston will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the system restoration bonds, or for any consequential damages, including any loss of market value of the system restoration bonds resulting from a default or a downgrade of the ratings of the system restoration bonds. Please read “The Sale Agreement — CenterPoint Houston’s Representations and Warranties” and “— CenterPoint Houston’s Obligation to Indemnify Us and the Trustee and to Take Legal Action” in this prospectus.
Credit ratings do not indicate the expected rate of payment of principal on the system restoration bonds.
We expect that the system restoration bonds will receive credit ratings from two nationally recognized statistical rating organizations (“NRSRO”). A rating is not a recommendation to buy, sell or hold the system restoration bonds.

The ratings merely analyze the probability that we will repay the total principal amount of the system restoration bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.
Under Rule 17g-5 of the Exchange Act, NRSROs providing CenterPoint Houston, as the sponsor, with the requisite certification will have access to all information posted on a website by CenterPoint Houston for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the system restoration bonds. As a result, an NRSRO other than an NRSRO hired by CenterPoint Houston (the “hired NRSRO”) may issue ratings on the system restoration bonds (“Unsolicited Ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the issuance date of the system restoration bonds. Issuance of any Unsolicited Rating will not affect the issuance of the system restoration bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSRO on the system restoration bonds might adversely affect the value of the system restoration bonds and, for regulated entities, could affect the status of the system restoration bonds as a legal investment or the capital treatment of the system restoration bonds. Investors in the system restoration bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of CenterPoint Houston, us, the underwriters or any of their affiliates will have any obligation to inform you of any Unsolicited Ratings assigned after the date of this prospectus. In addition, if we or CenterPoint Houston fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the system restoration bonds, a hired NRSRO could withdraw its ratings on the system restoration bonds, which could adversely affect the market value of the system restoration bonds and/or limit your ability to resell the system restoration bonds.
Changes in CenterPoint Houston’s credit ratings might affect the market value of the system restoration bonds.
Although CenterPoint Houston is not an obligor on the system restoration bonds, a downgrading of the credit ratings on the debt of CenterPoint Houston might have an adverse effect on the market value of the system restoration bonds. Credit ratings may change at any time. A NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment.
The absence of a secondary market for the system restoration bonds might limit your ability to resell the system restoration bonds.
The underwriters for the system restoration bonds might assist in resales of the system restoration bonds, but they are not required to do so. A secondary market for the system restoration bonds might not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of the system restoration bonds. We do not anticipate that the system restoration bonds will be listed on any securities exchange. Please read “Plan of Distribution” in this prospectus.
You might receive principal payments for a tranche of the system restoration bonds later than you expect.
The amount and the rate of collection of the system restoration charges for the system restoration bonds, together with the related system restoration charge adjustments, will generally determine whether there is a delay in the scheduled repayments for any tranche of the system restoration bond principal. If the servicer collects the system restoration charges at a slower rate than expected, it might have to request adjustments of the system restoration charges. If those adjustments are not timely and accurate, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in such tranche of the system restoration bonds. Please read “Description of the System Restoration Bonds” in this prospectus.
CenterPoint Houston or its affiliates may cause the issuance, by another subsidiary or affiliated entity, of additional system restoration bonds or similar bonds secured by additional system restoration property or similar property (including transition property under the Securitization Act) that, in each case, includes a nonbypassable charge on customers.
CenterPoint Houston has previously sold property created pursuant to other financing orders to other subsidiaries of CenterPoint Houston in connection with the issuance of other system restoration bonds, and CenterPoint Houston may do so again in the future. For example, CenterPoint Houston intends to seek recovery of distribution-related costs incurred in connection with Hurricane Beryl through the issuance and sale of additional system restoration bonds. Any new issuance of system restoration bonds by another subsidiary or affiliated entity of CenterPoint Houston may include terms and provisions that would be unique to that particular issuance. Although CenterPoint Houston will not enter into an intercreditor agreement in connection with the issuance of the system restoration bonds, CenterPoint Houston has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement are conditions precedent to the sale of additional system restoration property or similar property (including transition property) consisting of nonbypassable charges payable by customers comparable to the system restoration property to another subsidiary or affiliated entity. Please read “Sale Agreement — CenterPoint Houston’s Covenants” in this prospectus.
A future intercreditor agreement executed for such purposes may provide, among other things, that:
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the servicer that allocates and remits funds received from REPs for the system restoration bonds and for future system restoration bonds issued by affiliated entities and places such funds into deposit accounts (such allocation, remittance and deposits hereafter referred to as the “allocation services”) must be the same entity under the servicing agreement and the servicing agreements relating to such future system restoration bonds, and

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the trustee of the system restoration bonds, acting upon the vote of holders of the system restoration bonds representing a majority of the outstanding principal amount of the system restoration bonds, and the trustees of the future system restoration bonds issued by affiliated entities must appoint a replacement servicer that performs the allocation services.

In the event of a default by the servicer under any servicing agreement relating to the system restoration bonds or any future system restoration bonds issued by an affiliated entity, if a replacement servicer is not appointed, no trustee would be able to replace CenterPoint Houston or any successor as servicer. Instead, under such future intercreditor agreement, any trustee could upon such a default require all collections by the servicers to be deposited directly into a designated account with a financial institution selected by the trustees, subject to satisfaction of the rating agency condition. The financial institution holding the designated account would then be responsible for allocating the collections in the account between system restoration charges relating to the system restoration bonds and any future system restoration charges for the system restoration bonds issued by such affiliated entities.
In the event a customer or REP does not pay in full all amounts owed under any bill, including system restoration charges for the system restoration bonds and system restoration charges on other similar bonds, we expect that any future intercreditor agreement would provide that the amount remitted would first be apportioned ratably among the system restoration charges and other fees and charges (including amounts billed and due in respect of system restoration charges associated with similar bonds issued under future financing orders), other than late fees, and second, any remaining portion of the remittance will be allocated to late fees. However, if a dispute arises with respect to the allocation of such system restoration charges or other delays occur on account of the administrative burdens of making such allocation, we cannot assure you that any new issuance of system restoration bonds or similar bonds by another subsidiary or affiliated entity of CenterPoint Houston would not cause reductions or delays in payment of principal and interest on the system restoration bonds.
In addition, actions taken by the holders of other similar bonds (including any other system restoration bonds) might conflict with the interests of the beneficial owners of the system restoration bonds, and could result in an outcome unfavorable to you.
CenterPoint Houston’s operations are subject to risks beyond its control, including cyber-security intrusions, terrorist attacks or other catastrophic events, which could limit CenterPoint Houston’s operations and ability to service the system restoration property.
CenterPoint Houston operates in an industry that requires the use of sophisticated information technology systems and network infrastructure, which control an interconnected system of distribution and transmission systems shared with third parties. Due to increased technology advances, CenterPoint Houston and its affiliates have become more reliant on technology to effectively operate their businesses, including to help run their financial and operations organizations in part to integrate data and reporting activities across CenterPoint Houston and its affiliates. A successful physical or cyber-security intrusion may occur despite CenterPoint Houston’s security measures or those of its affiliates or the third parties they work with. Despite the implementation of security measures, all assets and systems are potentially vulnerable to disability, failures, or unauthorized access due to physical or cyber-security intrusions caused by human error, bugs, terrorist attacks, or other malicious acts. If CenterPoint Houston’s or its affiliates’ assets or systems (including those it shares with third parties or otherwise uses) were to fail, be physically damaged, or be breached, and were not recovered in a timely manner, CenterPoint Houston may be unable to perform critical business functions, including the distribution of electricity and the metering and billing of retail customers and REPs, all of which could materially affect CenterPoint Houston’s ability to bill and collect system restoration charges or otherwise service the system restoration property.
If the investment of collected system restoration charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the system restoration bonds later than you expect.
Funds held by the trustee in the collection account and cash collateral provided by REPs will be invested in eligible investments at the written direction of the servicer. Eligible investments include commercial paper, money market funds and repurchase obligations with respect to United States treasuries, among other items. Although the eligible investments as defined in the indenture governing the system restoration bonds have traditionally been viewed as highly liquid with a low probability of loss, illiquidity and losses have been experienced by investors in certain eligible investments as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest on the system restoration bonds and a decrease in the value of your investment in the system restoration bonds.
Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the system restoration bonds.
European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together, the “European Securitization Rules”) imposes certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU (and are expected also to be implemented in the non-EU member states of the EEA).
Pursuant to the European Securitization Rules, EU Institutional Investors investing in a securitisation (as so defined) must, amongst other things, verify that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention, (c) the originator, sponsor or relevant securitization special purpose entity has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation and (d) they have carried out a due-diligence assessment that enables the EU Institutional Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position. EU Institutional Investors include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (CRR) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).
With respect to the United Kingdom (UK), relevant UK-established or UK-regulated persons (as described below) are subject to the restrictions and obligations of the UK Securitization Framework (as defined below). The UK Securitization Rules comprise: (a) the United Kingdom (“UK”)’s Securitisation Regulations 2024 (S1 2024/102); (b) the UK’s Financial Conduct Authority (“FCA”)’s securitisation sourcebook of the handbook of rules sand guidance adopted by the FCA; (c) the UK’s Prudential rulebook published by the PRA; and (d) relevant provisions of the FSMA.
The UK Securitization Framework places certain conditions on investments in a “securitisation” (as defined in the UK Securitization Framework) by a UK Institutional Investor. UK Institutional Investors include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA; (d) an alternative investment fund manager as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulation 2013 that markets or manages alternative investments funds (as defined in regulation 3 of the Alternative Investment Fund Managers Regulation 2013) in the UK; (e) a management company as defined in section 237(2) of the FSMA; (f) an undertaking for collective investment in transferable securities as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (g) a CRR firm as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA (the “UK CRR”); (h) an FCA investment form as defined by Article 4(1)(2aB) of the UK CRR, and (i) certain consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR.
Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Framework), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Framework), must, among other things: (a) verify that, where the originator or original lender is established in a third country (i.e. not within the UK), the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that, if established in the third country (i.e. not within the UK), the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with the UK Securitization Framework, and discloses the risk retention to the affected investors; (c) verify that, where established in a third country (i.e. not within the UK), the originator, sponsor or relevant securitization special purpose entity, where applicable, made available information that is substantially the same as that which it would have made available under the UK Securitization Framework (which sets out certain transparency requirements) if it had been established in the UK and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (d) carry out a due-diligence assessment that enables the UK Institutional Investors to assess the risks involved, considering at least (i) the risk characteristics of the securitisation position and the underlying exposures and (ii) all the structural features of the securitization that can materially impact the performance of the securitisation position.
We and CenterPoint Houston do not believe that the system restoration bonds fall within the definition of a “securitization” for purposes of the EU Securitization Regulation or the UK Securitization Regulation as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus. Therefore, we and CenterPoint Houston believe such transactions are not subject to the European Securitization Rules or the UK Securitization Rules and the UK Securitization Framework. As such, neither we nor CenterPoint Houston, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitization Rules or the UK Securitization Rules and the UK Securitization Framework. In particular, no such Person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other Person) with any requirement of the European Securitization Rules or the UK Securitization Rules and the UK Securitization Framework to which such investor (or other Person) may be subject at any time.

However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitization for purposes of the EU Securitization Regulation or the UK Securitization Regulation, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules and the UK Securitization Framework (as applicable) with respect to an investment in the system restoration bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.
Consequently, the system restoration bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the system restoration bonds in the secondary market may be adversely affected.
Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules and the UK Securitization Framework, and the suitability of the system restoration bonds for investment. Neither we nor CenterPoint Houston, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other Person) for any non-compliance by any such Person with the European Securitization Rules, the UK Securitization Rules and the UK Securitization Framework or any other applicable legal, regulatory or other requirements.

REVIEW OF THE SYSTEM RESTORATION PROPERTY
Pursuant to the rules of the SEC, CenterPoint Houston, as sponsor, has performed, as described below, a review of the system restoration property underlying the system restoration bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the system restoration property is accurate in all material respects. CenterPoint Houston did not engage a third party in conducting its review.
The system restoration bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the system restoration property. The system restoration property is a present property right for purposes of contracts concerning the sale or pledge of property, authorized and created pursuant to the Securitization Act and an irrevocable financing order. The system restoration property includes the right to impose, collect and receive nonbypassable system restoration charges in amounts sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds, including financing and other qualified costs, in connection with the system restoration bonds. The system restoration charges are payable by retail customers within CenterPoint Houston’s service territory that, subject to certain limitations specified in the Securitization Act and the financing order, consume electricity that is delivered through CenterPoint Houston’s transmission and distribution system or produced by new on-site generation. During the twelve months ended December 31, 2024, approximately 31% of CenterPoint Houston’s total deliveries in its certificated service territory were to residential retail customers and approximately 69% were to non-residential retail customers.
The system restoration property is not a static pool of receivables or assets. System restoration charges authorized in the financing order are irrevocable and not subject to reduction, impairment, or adjustment by further act of the PUCT, except with respect to annual true-up adjustments to correct any over-collections or under-collections during the preceding 12 months and to ensure the billing of system restoration charges necessary to generate the collections of amounts sufficient to timely provide all scheduled payments of debt service and other required amounts and charges in connection with the system restoration bonds and interim true-up adjustments to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds, including the replenishment of any funds drawn from the capital subaccount. There is no specified “cap” on the level of the system restoration charges that may be imposed on retail customers in CenterPoint Houston’s service territory to meet scheduled principal of and interest on the system restoration bonds. All revenues and collections resulting from system restoration charges provided for in the financing order are part of the system restoration property. The system restoration property is described in more detail under “Description of the System Restoration Property” in this prospectus.
In the financing order, the PUCT, among other things:
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orders that CenterPoint Houston, as servicer, shall collect from all REPs required to bill, pay or collect system restoration charges under the financing order, system restoration charges in an amount sufficient to provide for the timely payment of principal and interest on the system restoration bonds,

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orders that upon the transfer of the system restoration property to us by CenterPoint Houston, we shall have all of the rights, title and interest of CenterPoint Houston with respect to the system restoration property,

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orders that the financing order constitutes a legal financing order for CenterPoint Houston under the Securitization Act, and

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guarantees that it will act under the financing order as expressly authorized by the Securitization Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds and other costs, including fees and expenses, in connection with the system restoration bonds.

Please read “The Securitization Act” and “CenterPoint Houston’s Financing Order” in this prospectus for more information.

The characteristics of the system restoration property are unlike the characteristics of assets underlying mortgage and other commercial asset securitizations because the system restoration property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of the system restoration property and many elements of the system restoration bonds securitization are set forth and constrained by the Securitization Act, CenterPoint Houston, as sponsor, does not select the assets to be securitized in ways common to many securitizations. Moreover, the system restoration bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Act and the PUCT require the imposition on, and collection of system restoration charges from, existing and future retail customers located within CenterPoint Houston’s service territory, subject to limited exceptions. Because the system restoration charges are assessed against all such customers and the true-up adjustment mechanism adjusts for the impact of customer defaults, the collectability of the system restoration charges is not ultimately dependent upon the credit quality of particular CenterPoint Houston electric customers, as would be the case in the absence of the true-up adjustment mechanism.
The review by CenterPoint Houston of the system restoration property underlying the system restoration bonds has involved a number of discrete steps and elements as described in more detail below. First, CenterPoint Houston has analyzed and applied the Securitization Act’s requirements for securitization of system restoration costs in seeking approval of the PUCT for the issuance of the financing order and in its proposal with respect to the characteristics of the system restoration property to be created pursuant to the financing order. In preparing this proposal, CenterPoint Houston analyzed the terms of the five previous securitizations it sponsored, applicable securitization provisions of the Public Utility Regulatory Act and the practical experience gained in structuring, issuing and servicing the bonds issued in those prior securitizations. CenterPoint Houston worked with its counsel and its structuring advisor in preparing the application for a financing order and with the PUCT on the terms of the financing order. Moreover, CenterPoint Houston worked with its counsel, its structuring advisor and counsel to the underwriters in preparing the legal agreements that provide for the terms of the system restoration bonds and the security for the system restoration bonds. CenterPoint Houston has analyzed economic issues and practical issues for the scheduled payment of the system restoration bonds and reviewed its prior securitization experience in terms of impacts of economic factors, potentials for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.
In light of the unique nature of the system restoration property, CenterPoint Houston has taken (or prior to the offering of the system restoration bonds, will take) the following actions in connection with its review of the system restoration property and the preparation of the disclosure for inclusion in this prospectus describing the system restoration property, the system restoration bonds and the proposed securitization:
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reviewed the Securitization Act and the rules and regulations of the PUCT as they relate to the system restoration property in connection with the preparation and filing of the application with the PUCT for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

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actively participated in the proceeding before the PUCT relating to the approval of the requested financing order;

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compared the financing order, as issued by the PUCT, to the Securitization Act and the rules and regulations of the PUCT as they relate to the system restoration property to confirm that the financing order met such requirements;

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compared the proposed terms of the system restoration bonds to the applicable requirements in the Securitization Act, the financing order and the regulations of the PUCT to confirm that they met such requirements;

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prepared and reviewed the agreements to be entered into in connection with the issuance of the system restoration bonds and compared such agreements to the applicable requirements in the Securitization Act, the financing order and the regulations of the PUCT to confirm that they met such requirements;

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reviewed the disclosure in this prospectus regarding the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the system restoration bonds, and compared such descriptions to the Securitization Act, the financing order and such agreements to confirm the accuracy of such descriptions;
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consulted with legal counsel to assess if there is a basis upon which the holders of the system restoration bonds (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Texas that could repeal or amend the Securitization Act that could substantially impair the value of the system restoration property, or substantially reduce, alter or impair the system restoration charges;

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reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including without limitation, billing and collecting the system restoration charges, forecasting system restoration charge revenues, preparing and filing applications for true-up adjustments to the system restoration charges and enforcing REP credit standards, and reviewed its experience and performance of such obligations as servicer under the five previous securitizations which it sponsored under the applicable securitization provisions of the Public Utility Regulatory Act;

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reviewed the operation of the true-up mechanism for adjusting system restoration charge levels to meet the scheduled payments on the system restoration bonds and in this context took into account its experience with the PUCT in implementing the true-up mechanism for the five prior securitizations for which it was the sponsor; and

•
with the assistance of its structuring advisor and the underwriters, prepared financial models in order to set the initial system restoration charges at a level sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds.

In connection with the preparation of such models, CenterPoint Houston:
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reviewed (i) the historical retail electric usage and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth;

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reviewed its historical collection of system restoration charges and transition charges with respect to the Series 2001-1 Transition Bonds issued by CenterPoint Energy Transition Bond Company, LLC (f/k/a Reliant Energy Transition Bond Company LLC) (“Transition Bond Company I”), the Senior Secured Transition Bonds, Series A, issued by CenterPoint Energy Transition Bond Company II, LLC (“Transition Bond Company II”), the 2008 Senior Secured Transition Bonds issued by CenterPoint Energy Transition Bond Company III, LLC (“Transition Bond Company III”), the Senior Secured System Restoration Bonds issued by CenterPoint Energy Restoration Bond Company, LLC (“Restoration Bond Company I”) and the 2012 Senior Secured Transition Bonds issued by CenterPoint Energy Transition Bond Company IV, LLC (“Transition Bond Company IV”), and reviewed the resulting payment history and annual true-up adjustment experiences with respect to these bonds; and

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analyzed the sensitivity of the weighted average life of the transition bonds and system restoration bonds listed above in relation to variances in actual energy consumption levels (retail electric sales at distribution voltage) from forecasted levels and in relation to the true-up mechanism in order to assess the probability that the weighted average life of the system restoration bonds may be extended as a result of such variances, and in the context of the operation of the true-up mechanism for adjustment of system restoration charges to address under-collections or over-collections in light of scheduled payments on the system restoration bonds.

As a result of this review, CenterPoint Houston has concluded that:
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the system restoration property, the financing order and the agreements to be entered into in connection with the issuance of the system restoration bonds meet in all material respects the applicable statutory and regulatory requirements;

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the disclosure in this prospectus regarding the Securitization Act, the financing order and the agreements to be entered into in connection with the issuance of the system restoration bonds is as of its date, accurate in all material respects;

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the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

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system restoration charge revenues, as adjusted from time to time as provided in the Securitization Act and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds; and

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the design and scope of CenterPoint Houston’s review of the system restoration property as described above is effective to provide reasonable assurance that the disclosure regarding the system restoration property in this prospectus is accurate in all material respects.

DESCRIPTION OF THE SYSTEM RESTORATION PROPERTY
Creation of the System Restoration Property; Financing Order
System restoration property is known as “transition property” and system restoration charges are known as “transition charges” in the Public Utility Regulatory Act. The Public Utility Regulatory Act defines transition property as the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive transition charges established in the financing order. Transition property or system restoration property becomes property at the time that it is first transferred to an assignee or pledged in connection with the issuance of transition or system restoration bonds, such as the system restoration bonds, although until such time it remains a contract right pursuant to the Public Utility Regulatory Act. The system restoration bonds will be secured by the system restoration property, as well as the other items included in the trust estate under the indenture described under “Description of the System Restoration Bonds — The Security for the System Restoration Bonds” in this prospectus.
In addition to the right to impose, collect and receive the system restoration charges, the financing order:
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authorizes the transfer of the system restoration property to us and the issuance of the system restoration bonds;

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establishes procedures for periodic true-up adjustments to the system restoration charges to correct any over-collections or under-collections;

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implements guidelines for REPs who collect the system restoration charges; and

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provides that the financing order is irrevocable and not subject to reduction, impairment, or adjustment by further act of the PUCT (except for the periodic adjustments to the system restoration charges).

A form of issuance advice letter and a form of tariff are attached to the financing order. We will complete and file the issuance advice letter with the PUCT no later than the end of the first business day after the pricing of the system restoration bonds. We will complete and file the tariff with the PUCT before the issuance of the system restoration bonds. The issuance advice letter will confirm to the PUCT the interest rate and expected sinking fund schedule for the system restoration bonds and sets forth the actual dollar amount of the initial system restoration charges as described below under “CenterPoint Houston’s Financing Order — Issuance Advice Letter.” The PUCT’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the Securitization Act, the financing order and the specific requirements contained in the issuance advice letter.
Tariff; System Restoration Charges
The tariff establishes the initial system restoration charges. It also implements the minimum requirements for REPs, which collect system restoration charges, the procedures for periodic adjustments to the system restoration charges, the procedures for REPs to remit system restoration charge payments and the annual procedures allowing REPs to reconcile remittances with actual write-offs. In no event will system restoration charges provided for in the tariff be assessed for services provided after 15 years from the issuance of the system restoration bonds. The system restoration charges and the final terms of the system restoration bonds will be effective as of the date the system restoration bonds are issued unless before noon on the fourth business day after pricing the PUCT issues an order finding the proposed issuance does not comply with the requirements in the financing order. We will provide notice to REPs of the rates associated with the initial system restoration charges as soon as practicable after submittal of the issuance advice letter to the PUCT.
The system restoration charges will be payable by all existing and future retail customers located within CenterPoint Houston’s service territory served at distribution voltage, subject to certain exceptions. For more information on these exceptions, please read “The Securitization Act — CenterPoint Houston and Other Utilities May Securitize Qualified Costs” in this prospectus.
For purposes of billing system restoration charges, each retail customer will be designated as a customer belonging to one of the system restoration charge customer classes set forth below. Under the terms of the financing order, CenterPoint Houston will initially allocate the system restoration charges among the system restoration charge customer classes as follows:
System Restoration Charge Customer Class	Allocation Factor
Residential	55.4597%
Secondary Service ≤ 10 kW	1.5261%
Secondary Service >10 kW	31.7972%
Primary Service	2.4092%
Lighting Service	8.8078%
Total	100.0000%
The nonbypassable system restoration charge applicable to each system restoration charge customer class for any period will be determined based on the allocation percentage of such class, the amount necessary to make payments of principal and interest on the system restoration bonds for the related period, and the currently forecast billing units (i.e., class-specific energy or demand billing units) for the related period (as adjusted for under-recovery or over-recovery in a prior period).
In the case of “Secondary Service Greater Than 10 kW” and “Primary Service” customers, demand metered rates will be applicable to customers in those distribution rate classes billed on a demand basis. All other retail customers will be billed on a kilowatt-hour, non-demand metered basis. Each new retail customer within CenterPoint Houston’s service territory will be assigned to the appropriate customer class.
The system restoration charges will be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the PUCT. CenterPoint Houston estimates that, on an annualized basis, the initial system restoration charges (i) would represent approximately 0.48% of the total bill received by a 1,000 kWh residential customer served at distribution voltage of the largest REP in CenterPoint Houston’s service territory as of September 2025; and (ii) would represent approximately 0.47% of the total bill received by a 1,000 kWh residential customer served at distribution voltage in CenterPoint Houston’s service territory as of September 2025 (based on the average of offered rates at distribution voltage published on the PUCT website for REPs operating in CenterPoint Houston’s service territory).
Billing and Collection Terms and Conditions
System restoration charges will be assessed by the servicer, for our benefit as owner of the system restoration property, based on a retail customer’s actual consumption of electricity or electric demand from time to time. System restoration charges will be collected by the servicer from each REP that collects system restoration charges from retail customers as part of its normal collection activities. System restoration charges will be deposited by the servicer into the collection account under the terms of the indenture and the servicing agreement. The servicer will deposit in the collection accounts payments of system restoration charges on each business day based on estimated collections in accordance with the procedures described below under “The Servicing Agreement — Remittances to Collection Account.”
REPs are responsible for billing, collecting and paying to the servicer the retail customer’s system restoration charges. Each REP will be responsible for paying system restoration charges billed to retail customers of the REP, whether or not the retail customers pay the REP, less a specified percentage allowance for charge-offs and except as otherwise provided in tariffs to be filed with the PUCT, subject to limited rights of refund and credit as described in “Retail Electric Providers” in this prospectus. Such percentage will initially be based on the same charge-off percentage used by the REP to remit payments to the servicer in connection with the most recently established system restoration charges related to the system restoration bonds issued by CenterPoint Energy Restoration Bond Company, LLC on November 25, 2009 but then will be recalculated annually for each REP in conjunction with the true-up adjustment process.
The obligation to pay system restoration charges is not subject to any right of set-off in connection with the bankruptcy of the seller or any other entity. System restoration charges are “nonbypassable” in accordance with the provisions set forth in the Securitization Act and the financing order. If a retail customer pays only a portion of its bill, a pro-rata amount (based on all charges billed to such retail customer) of system restoration charge revenues will be deemed to be collected. If a retail customer fails to pay all or any portion of the system restoration charges, the REP who is billing such customer may transfer billing and collection rights to the designated provider of last resort for such customer or may direct CenterPoint Houston or its successor transmission and distribution utility to terminate service to such non-paying customer in accordance with the financing order and PUCT guidelines.

THE SECURITIZATION ACT
Overview of the Securitization Act
The Securitization Act was enacted by the Texas legislature in April 2009 and became effective on April 16, 2009. The Securitization Act amended the Public Utility Regulatory Act to, among other things, provide for recovery of system restoration costs incurred by electric utilities as a result of hurricanes, tropical storms, ice or snow storms, floods and other weather-related events and natural disasters occurring in calendar year 2008 or after, permit electric utilities to recover the Securitizable Balance and up-front “qualified costs” through the issuance of system restoration bonds pursuant to and supported by an irrevocable financing order issued by the PUCT, and permit the PUCT to impose an irrevocable nonbypassable system restoration charge on all retail customers, subject to limited exceptions, within a utility’s certificated service territory for payment of system restoration bonds.
For electric utilities (including CenterPoint Houston) whose service territories are part of ERCOT, system restoration costs related to the utility’s distribution system may be securitized, and retail customers served at distribution voltage are required to pay the system restoration charges.
Pursuant to the Securitization Act, securitization of system restoration costs will be accomplished using the same procedures, standards and protections for securitization authorized by the 1999 utility restructuring amendments to the Public Utility Regulatory Act, as subsequently amended, for securitization of transition costs through the issuance of transition bonds to the extent those provisions do not conflict with the Securitization Act.
CenterPoint Houston and Other Utilities May Securitize Qualified Costs
We May Issue System Restoration Bonds to Recover CenterPoint Houston’s Qualified Costs.   The Securitization Act authorizes the PUCT to issue financing orders approving the issuance of system restoration bonds to recover certain qualified costs of an electric utility. A utility, its successors or a third-party assignee of a utility may obtain securitization financing through the issuance of system restoration bonds. Under the Securitization Act, proceeds of system restoration bonds must be used to reduce the amount of recoverable system restoration costs including but not limited to the refinancing or retirement of the electric utility’s debt or equity. The system restoration bonds are secured by, and payable from, system restoration property, which includes the right to impose, collect and receive system restoration charges. The system restoration bonds may have a maximum maturity of 15 years. The amounts of system restoration charges must be functionalized and allocated to customer classes in the same manner as the corresponding facilities and related expenses are functionalized and allocated in the utility’s current base rates. The system restoration charges may be based on the energy consumption, and for some classes, the energy demand, of the customer classes. System restoration charges can be imposed only when and to the extent that system restoration bonds are issued.
The Securitization Act contains a number of provisions designed to facilitate the securitization of qualified costs.
Creation of System Restoration Property.   Under the Securitization Act, system restoration property is created when the rights and interests of an electric utility or successor under a financing order, including the right to impose, collect and receive system restoration charges authorized in the financing order, are first transferred to an assignee, such as us, or pledged in connection with the issuance of system restoration bonds. System restoration property is known as “transition property” in the Public Utility Regulatory Act.
A Financing Order is Irrevocable.   A financing order, once effective, together with the system restoration charges authorized in the financing order, is irrevocable and not subject to reduction, impairment or adjustment by the PUCT except for adjustments pursuant to the Securitization Act in order to correct over-collections or under-collections and to provide that sufficient funds are available to provide on a timely basis for payments of debt service and other required amounts in connection with the related series of system restoration bonds. Although a financing order is irrevocable, the Securitization Act allows applicants to apply for one or more new financing orders to provide for retiring and refunding system restoration bonds if such retirement or refunding would result in lower system restoration charges.

The State Pledge.   Under the Securitization Act, the State of Texas has pledged, for the benefit and protection of the holders of the system restoration bonds and the electric utilities covered by the Securitization Act, that it will not take or permit any action that would impair the value of the system restoration property or, except for adjustments discussed in “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus, reduce, alter or impair the system restoration charges to be imposed, collected and remitted to the holders of the system restoration bonds, until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the system restoration bonds have been paid and performed in full. For a description of risks related to the enforcement of this pledge, please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.
Constitutional Matters.   To date, no U.S. federal or Texas cases addressing the repeal or amendment of securitization provisions analogous to those contained in the Securitization Act have been decided. There have been cases in which U.S. federal courts have applied the Contract Clause of the United States Constitution and Texas courts have applied the Contract Clause of the Texas Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of bonds issued by public instrumentalities or private issuers, or otherwise substantially impairing or eliminating the security for bonds or other indebtedness. Based upon this case law, Baker Botts L.L.P., as counsel to CenterPoint Houston and us, expects to deliver an opinion letter prior to the closing of the offering of the system restoration bonds to the effect that the pledge described above creates a binding contractual obligation for purposes of the Contract Clauses of the United States Constitution and the Texas Constitution, and provides a basis upon which the holders of the system restoration bonds (or the trustee acting on their behalf) could challenge successfully, under the Contract Clauses of the United States Constitution and the Texas Constitution, the constitutionality of any action by the State of Texas of a legislative character, including the repeal or amendment of the Securitization Act, that a court would determine violates the pledge described above in a way that would substantially impair the value of the system restoration property, or substantially reduce, alter or impair the system restoration charges, unless such action is a reasonable exercise of the sovereign powers of the State of Texas and of a character reasonable and appropriate to the public purpose justifying such action. It may be possible for the Texas legislature to repeal or amend the Securitization Act, or for the PUCT to amend or revoke the financing order notwithstanding the State’s pledge, if the legislature or the PUCT acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting CenterPoint Houston’s service territory, or if the legislature otherwise acts in the valid exercise of the state’s police power.
In addition, any action of the Texas legislature adversely affecting the system restoration property or the ability to collect the system restoration charges may be considered a “taking” under the United States Constitution or the Texas Constitution. Baker Botts L.L.P. has advised us that it is not aware of any U.S. federal or Texas court cases addressing the applicability of the Takings Clause of the United States Constitution or the Texas Constitution in a situation analogous to that which could be involved in an amendment or repeal of the Securitization Act. It is possible that a court would decline even to apply a Takings Clause analysis to a claim based on an amendment or repeal of the Securitization Act, since, for example, a court might determine that a Contract Clause analysis rather than a Takings Clause analysis should be applied. Assuming a Takings Clause analysis were applied under the United States Constitution or the Texas Constitution, Baker Botts L.L.P. expects to render an opinion letter prior to the closing of the offering of the system restoration bonds to the effect that under existing case law, if a court concludes that the system restoration property is protected by the Takings Clause of the United States Constitution or the Texas Constitution, it would find a compensable taking if the State of Texas were to enact a law that, without paying just compensation to the holders of the system restoration bonds (i) permanently appropriates the system restoration property or denies all economically productive use of the system restoration property; (ii) destroys the system restoration property, other than in response to emergency conditions; or (iii) substantially impairs the value of the system restoration property, if the law unduly interferes with such bondholders’ reasonable investment-backed expectations. In examining whether action of the Texas legislature amounts to a regulatory taking, both U.S. federal and Texas courts will consider the character of the governmental action and whether such action substantially advances the State’s legitimate governmental interests, the economic impact of the governmental action on the holders of the system restoration bonds, and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the system restoration bonds. It is also possible that sovereign immunity may prevent an award of just compensation, at least for a claim under the Takings Clause of the U.S. Constitution in federal court. In that event, however, injunctive relief would still be available to prevent the enforcement of the law that would constitute a taking without just compensation.
In connection with the foregoing, Baker Botts L.L.P. has advised us that issues relating to the Contract Clause and the Takings Clause of the United States Constitution and the Texas Constitution, are essentially decided on a case-by-case basis and that the courts’ determinations, in most cases, appear to be strongly influenced by the facts and circumstances of the particular case. Baker Botts L.L.P. has further advised us that there are no reported controlling judicial precedents that are directly on point. The opinion letters described above will be subject to the qualifications included in them. The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a holder of the system restoration bonds would consider material.
We will file a copy of each of the Baker Botts L.L.P. opinion letters as an exhibit to the registration statement of which this prospectus is a part, or to one of our periodic filings with the SEC.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.
The PUCT May Adjust System Restoration Charges.   The Securitization Act requires the PUCT to provide in all financing orders a mechanism requiring that system restoration charges relating to the system restoration bonds authorized in such financing order be reviewed and adjusted at least annually, within 45 days of the anniversary of the date of the issuance of such system restoration bonds, to correct any over-collections or under-collections during the preceding 12 months, and to provide for the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with such system restoration bonds. In addition to annual true-up adjustments, the financing order authorizes interim true-up adjustments be made by the servicer more frequently at any time during the term of the system restoration bonds to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds, including the replenishment of any funds drawn from the capital subaccount.
System Restoration Charges Are Nonbypassable.   The Securitization Act provides that the system restoration charges are nonbypassable. “Nonbypassable” with respect to system restoration charges means that a utility and any applicable REPs are entitled to collect and must remit system restoration charges attributable to all existing and future retail customers located within the utility’s service territory as it existed on the date of the financing order, including certain customers in a multiply-certificated service area that switch service providers and certain retail consumers that switch to new on-site generation. Any such existing or future retail customer within such area may not avoid paying system restoration charges by switching to another electric utility, electric cooperative, or municipally-owned utility after the date the financing order was issued. Any customers in a multiply-certificated service area will still be responsible for paying system restoration charges if they choose to switch to a different service provider on or after the date the financing order was issued. If a customer commences taking energy from new on-site generation that materially reduces the customer’s use of energy delivered through CenterPoint Houston’s facilities, the customer will pay system restoration charges with respect to the output of the on-site generation utilized to meet the internal electrical requirements of the customer. Any reduction equivalent to more than 12.5% of the customer’s annual average use of energy delivered through CenterPoint Houston’s facilities will be considered material for this purpose. CenterPoint Houston is generally entitled to collect system restoration charges attributable to non-exempted customers even if they are receiving distribution service from another utility or choose to operate new on-site generation (except as specified in the Public Utility Regulatory Act). CenterPoint Houston and any successor servicer will bill and collect system restoration charges from the REPs in CenterPoint Houston’s service territory. Each REP will be required to pay the system restoration charges on or before the 35th calendar day after it receives the bill from the servicer, less approved allowance for uncollectable amounts, whether or not the REP has collected all amounts owed to it by its customers.

The financing order specifies that the PUCT will ensure that such obligations are undertaken and performed by CenterPoint Houston, any other entity providing electric transmission or distribution services within CenterPoint Houston’s service territory as it existed on the date the financing order was issued and any REP providing services to any retail customer within such service territory.
The Securitization Act Protects the Holders’ of the System Restoration Bonds Lien on System Restoration Property.   The Securitization Act provides that a valid and enforceable lien and security interest in the system restoration property may be created only by a financing order and the execution and delivery of a security agreement in connection with the issuance of the system restoration bonds. The security interest automatically attaches from the time value is received by us and, on perfection through the filing of a notice with the Secretary of State of Texas, the security interest will be a continuously perfected lien and security interest in the system restoration property.
Upon perfection, the statutorily created lien attaches both to the system restoration property and to all proceeds of the system restoration property, whether the system restoration charges have accrued or not, and shall have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. The Securitization Act provides that the transfer of an interest in the system restoration property will be perfected against all third parties, including subsequent judicial or other lien creditors, when:
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the financing order becomes effective,

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transfer documents have been delivered to the assignee, and

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a notice of the transfer has been filed with the Secretary of the State of Texas.

If the notice of the transfer is filed within 10 days after the delivery of transfer documentation, perfection is retroactive to the date value was received. Otherwise, the transfer is perfected against third parties as of the date the notice is filed. The Securitization Act provides that priority of security interests in system restoration property will not be impaired by:
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commingling of funds arising from the system restoration charges with other funds, or

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modifications to the financing order resulting from any true-up adjustment.

Please read “Risk Factors — Risks Associated with the Unusual Nature of the System Restoration Property” in this prospectus.
The Securitization Act Characterizes the Transfer of System Restoration Property as a True Sale.   The Securitization Act provides that an electric utility’s or an assignee’s transfer of system restoration property is a “true sale” under Texas law and is not a secured transaction and that legal and equitable title passes to the transferee, if the agreement governing that transfer expressly states that the transfer is a sale or other absolute transfer. Please read “The Sale Agreement” and “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.
Tax Exemption.   The Securitization Act provides that transactions involving the transfer and ownership of system restoration property and the receipt of system restoration charges are exempt from state and local income, sales, franchise, gross receipts and other taxes or similar charges.

CENTERPOINT HOUSTON’S FINANCING ORDER
Background.   The PUCT issued the financing order on June 5, 2025, authorizing CenterPoint Houston to securitize (1) the system restoration cost amount related to distribution operations approved by the PUCT, including carrying costs through the date costs are securitized ($396,325,134 as of September 2, 2025), minus (2) any insurance proceeds, government grants, and other sources of funding that have been received by CenterPoint Houston that compensate CenterPoint Houston for the distribution-related system restoration costs received by CenterPoint Houston at the time of the application for the financing order (such balance, the “Securitizable Balance”), plus (3) up-front qualified costs. CenterPoint Houston expects to receive insurance proceeds and may receive government grants and/or other funding that compensate CenterPoint Houston for some of the May 2024 Storms distribution-related system restoration costs approved by the PUCT, but has not yet settled the outstanding insurance claim or received any government grants or other funding. The right to receive insurance proceeds, government grants or other funding will be retained by CenterPoint Houston and neither the right to receive proceeds, grants or funding nor any proceeds, grants or funding received by CenterPoint Houston will become a part of the system restoration property owned by us. Any government grants, other funding or final insurance settlements received by CenterPoint Houston will be taken into account by the PUCT in CenterPoint Houston’s next base rate case or any subsequent proceeding and may be applied to reduce other rates charged by CenterPoint Houston; however, the Securitization Act and the financing order prohibit application of any such amounts in a manner that would reduce the system restoration charges or otherwise affect the stream of revenues available to service the system restoration bonds.
Pursuant to the financing order,
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the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the system restoration bonds and all matters related to the structuring and pricing of the system restoration bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,

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CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in and exercise its decision-making authority over the proposed securitization, and

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the servicer will file periodic adjustments to the system restoration charges with the PUCT on our behalf.

We have also agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.
We have filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete and is subject to and qualified by reference to the provisions of the financing order.
In the financing order, the PUCT guarantees that it will act pursuant to the irrevocable financing order as expressly authorized by the Securitization Act to ensure that expected system restoration charge revenues relating to the system restoration bonds are sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds and other costs, including fees and expenses, in connection with the system restoration bonds. The financing order, pursuant to the provisions of the Securitization Act, is irrevocable and is not subject to reduction, impairment or adjustment by further act of the PUCT, except as contemplated by the periodic true-up adjustments approved in the financing order. The financing order also provides that the true-up mechanism and all other obligations of the State of Texas and the PUCT set forth in the financing order that relate to the system restoration bonds are direct, explicit, irrevocable and unconditional upon issuance of the system restoration bonds and are legally enforceable against the State of Texas and the PUCT in accordance with Texas law.
Collection of System Restoration Charges.   The financing order authorizes CenterPoint Houston acting as servicer, and any subsequent servicer, to collect system restoration charges from the REPs serving retail customers at distribution voltage in CenterPoint Houston’s service territory and other entities which, under the terms of the financing order or the tariffs approved thereby, are required to bill, pay or collect system restoration charges, in an amount sufficient to permit the timely recovery of its aggregate qualified costs, which include principal and interest and certain ongoing fees and expenses associated with the system restoration bonds. There is no “cap” on the level of the system restoration charges that may be imposed on retail customers at distribution voltage in CenterPoint Houston’s service territory to meet scheduled principal and interest on the system restoration bonds. However, we may not charge system restoration charges for the system restoration bonds for electricity delivered after the 15th anniversary of the date of issuance of the system restoration bonds.
Issuance Advice Letter.   No later than the end of the first business day following the pricing date for the system restoration bonds and prior to their issuance, CenterPoint Houston is required to file with the PUCT an issuance advice letter, which will:
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demonstrate compliance with the statutory financial tests and terms of the financing order,

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evidence the actual terms on which the system restoration bonds will be issued,

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show the actual dollar amount of the initial system restoration charges,

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identify the system restoration property we will purchase,

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identify us,

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certify that, based on information reasonably available, the structuring and pricing of the system restoration bonds will result in the lowest system restoration bond charges in compliance with market conditions and the terms of the financing order, and

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update the benefit analysis to verify that the final structure of the securitization satisfies the statutory financial tests.

Both the issuance advice letter and the accompanying compliance tariff become effective on the date of issuance of the system restoration bonds unless the PUCT issues an order prior to noon on the fourth business day after the pricing date of the system restoration bonds, that the proposed issuance does not comply with the requirements of the Securitization Act or the financing order. The PUCT’s review of the issuance advice letter will be limited to confirming the arithmetic accuracy of the calculations and to compliance with the Securitization Act, the financing order and the specific requirements contained in the issuance advice letter.
Tariff.   We are required, prior to the issuance of the system restoration bonds, to complete and file a tariff in the form attached to the financing order. The tariff establishes the initial system restoration charges. It also implements the minimum requirements for REPs, which collect the system restoration charges, the procedures for periodic adjustments to the system restoration charges, the procedures for REPs to remit system restoration charge payments and the annual procedures allowing REPs to reconcile remittances with actual charge — offs.
Allocation.   Under the terms of the financing order, CenterPoint Houston will initially allocate the qualified costs among its system restoration charge customer classes served at distribution voltage as follows (each allocation factor percentage has been rounded to four decimal places):
System Restoration Charge Customer Class	Allocation Factor
Residential	55.4597%
Secondary Service ≤ 10 kW	1.5261%
Secondary Service > 10 kW	31.7972%
Primary Service	2.4092%
Lighting Service	8.8078%
The allocation factors for each class are subject to adjustment prior to the issuance of the system restoration bonds and will be subject to periodic adjustment after any such issuance. Please read “— Adjustments to Allocation of the System Restoration Charges” below.

Statutory True-Ups.   In the financing order, the PUCT guarantees that it will act pursuant to its irrevocable financing order, dated June 5, 2025, as expressly authorized by the Securitization Act to ensure that expected system restoration charge revenues are sufficient to pay on a timely basis scheduled principal and interest on the system restoration bonds and other costs, including fees and expenses in connection with the system restoration bonds. The Securitization Act mandates and the financing order provides that the system restoration charges will be reviewed and adjusted at least annually, and the financing order permits interim true-ups, if necessary, to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds, including the replenishment of any funds drawn from the capital subaccount. The financing order requires CenterPoint Houston and any successor servicer to make periodic adjustment filings pursuant to the following statutory true-up mechanism and reconciliation procedures.
True-up adjustments will be based upon the cumulative differences between the periodic payment requirement, which is discussed in the paragraph below (including scheduled principal and interest payments on the system restoration bonds), and the amount of system restoration charge remittances to the trustee. In order to provide for adequate revenues from the system restoration charges and to avoid large over-collections and under-collections over time, the servicer will reconcile the system restoration charges using its most recent forecast of electricity deliveries (i.e., forecasted billing units) and estimates of transaction-related expenses. The calculation of the system restoration charges will reflect both a projection of uncollectible system restoration charges and payment lags between the billing and collection of the system restoration charges based upon the servicer’s and the REP’s most recent experience regarding collection of system restoration charges. The calculation of the system restoration charges will also take into account any amounts due to any REPs as a result of the reconciliation of the remittances and collections. There is no “cap” on the level of the system restoration charges that may be imposed on retail customers at distribution voltage in CenterPoint Houston’s service territory to meet scheduled principal and interest on the system restoration bonds.
Pursuant to the Securitization Act, the servicer is required to make a filing with the PUCT for an adjustment at least annually (i) to correct any under-collection or over-collection of the system restoration charges, and (ii) to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the system restoration bonds (including but not limited to ongoing fees and expenses, amounts required to be deposited in or allocated to any collection account or subaccount relating to the system restoration bonds, trustee indemnities, payments due in connection with any expenses incurred by the trustee or the servicer to enforce the rights of the holders of the system restoration bonds and all other payments that may be required under the waterfall of payments described under “Description of The System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” or otherwise in the waterfall of payments set forth in this prospectus) during the period for which such adjusted system restoration charges are to be in effect. These amounts are referred to as the “periodic payment requirement.”
The financing order also authorizes more frequent interim true-up adjustments. The procedures for interim true-up adjustments to the system restoration charges are set forth within the financing order and the servicing agreement. Pursuant to the servicing agreement, at the beginning of CenterPoint Houston’s billing cycle for June and December, beginning in December 2025, and at least every three months beginning twelve months prior to the last scheduled final payment date of the system restoration bonds, the servicer shall update the data and assumptions underlying the calculation of the system restoration charges, and interim true-ups as required in the servicing agreement will be performed as necessary to ensure that the amount collected from system restoration charges is sufficient to pay principal and interest on the system restoration bonds and ensure timely and complete payment of other required amounts and charges in connection with the system restoration bonds. Additionally, interim true-up adjustments may be made by the servicer more frequently at any time during the term of the system restoration bonds (i) if the servicer forecasts that the amount to be collected from system restoration charges during the current calculation period will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the system restoration bonds and ensure timely and complete payment of other required amounts and charges in connection with the system restoration bonds during such period, (ii) to replenish any funds drawn from the capital subaccount and (iii) generally to correct any forecasted under-collection of system restoration charges to assure timely payment of the system restoration bonds.

For more discussion of the true-up mechanism, please read “The Servicing Agreement — Adjustment Process for the System Restoration Charges” in this prospectus.
Adjustments to Allocation of the System Restoration Charges.   In the financing order, the PUCT requires CenterPoint Houston and any successor servicer to request periodic adjustments to the allocation percentages of the system restoration charges, which are referred to as the Periodic Billing Requirement Allocation Factors (“PBRAFs”), among various classes of customers. The PBRAFs may be adjusted to reflect load losses that a system restoration charge class or group of system restoration charge classes may suffer or to reflect certain changes to the allocation methodology that may be ordered by the PUCT. Adjustments to the PBRAFs will take place at the same time as the annual true-up adjustments described above; however, any such adjustment will be filed with the PUCT at least 90 days before the date of the proposed true-up adjustment will become effective. The filing shall contain the proposed changes to the system restoration charge rates, justification for such changes as necessary to specifically address the cause(s) of the adjustment and a statement of the proposed adjustment date. Concurrently with such filing with the PUCT, the servicer will notify all parties to the financing order of the filing of the proposed adjustment, and the PUCT will conduct a contested case proceeding on adjustments to the PBRAFs pursuant to Section 39.003 of the Public Utility Regulatory Act. The scope of the proceeding will be limited to determining whether the proposed adjustments to the PBRAFs comply with the financing order. In any true-up proceeding that involves the adjustment of the PBRAFs, all parties in the proceeding will have the right to challenge the reasonableness of the forecasts of billing determinants proposed as a basis for adjusting the PBRAFs. The PUCT will issue a final order by the proposed adjustment date stated in the filing; however, in the event that the PUCT cannot issue an order by that date, the servicer will be permitted to implement its proposed changes. Any modifications subsequently ordered by the PUCT will be made by the servicer in the next true-up filing.
Binding on Successors.   The financing order, along with the system restoration charges authorized in the financing order, is binding on:
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CenterPoint Houston,

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any successor to CenterPoint Houston that provides transmission and distribution service directly to retail customers in CenterPoint Houston’s service territory,

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any other entity that provides transmission or distribution services to retail customers within CenterPoint Houston’s service territory, and any successor to such other entity,

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each REP that sells electric energy at distribution voltage to retail customers located within CenterPoint Houston’s certificated service area or any such REP’s successor,

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any other entity responsible for billing and collecting system restoration charges on our behalf, and

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any successor to the PUCT.

RETAIL ELECTRIC PROVIDERS
As part of the restructuring of the Texas electric industry within ERCOT in the early 2000’s, retail customers of CenterPoint Houston began purchasing electricity and related services from REPs rather than CenterPoint Houston in January 2002. Since that time, only REPs have been allowed to sell electricity to retail customers formerly served by electric utilities. Each retail customer may choose a REP from among those who have been certified under standards set by the PUCT. The discussion in this section is limited to the REPs and retail customers in CenterPoint Houston’s service territory.
CenterPoint Houston and any successor servicer will bill and collect system restoration charges from the REPs in CenterPoint Houston’s service territory. The REPs will in turn bill and collect the system restoration charges from retail customers in CenterPoint Houston’s service territory. Each REP will be required to pay the system restoration charges on or before the 35th calendar day after it receives the bill from the servicer, less an approved allowance for uncollectible amounts, whether or not the REP has collected all amounts owed to it by its retail customers. Please read “— Payment of System Restoration Charges” below. Prior to the date on which the REP remits the system restoration charges to the servicer, the system restoration charges may be commingled with the REP’s other funds. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings or Defaults of REPs” and “How a Bankruptcy May Affect Your Investment — Bankruptcy of a REP” in this prospectus.
Each REP will deliver a combined bill to each retail customer for the electric power sold by it to the retail customer, for the related transmission and distribution service (which includes municipal franchise fees) provided by the electric utility, for the system restoration charge, for charges associated with any other outstanding system restoration bonds, and for other charges approved by the PUCT. Each REP will collect the combined amount from its retail customers and will remit the appropriate portion of such combined amount, net of an estimated allowance for charge-offs and other amounts it is entitled to retain, to CenterPoint Houston, the servicer, the servicer of any other outstanding system restoration bonds, if any, and to other parties, if any, entitled to receive a portion of such amount. Please read “Risk Factors — Servicing Risks — It might be difficult to collect system restoration charges from REPs” in this prospectus. The REP will have custody of the system restoration charges collected from its retail customers until remitted to the servicer and may commingle the system restoration charges with its other funds. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings or Defaults of REPs” and “How a Bankruptcy May Affect Your Investment — Bankruptcy of a REP” in this prospectus.
Rating, Deposit and Related Requirements for REPs.   The financing order provides that each REP that does not maintain a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, must provide:
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a cash deposit of two months’ maximum expected system restoration charge collections,

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an affiliate guarantee, surety bond or letter of credit from an entity with a long-term, unsecured credit rating of not less than “BBB-” and “Baa3” (or the equivalent) from S&P and Moody’s, respectively, providing for payment of such amount of system restoration charge collections in the event that the REP defaults in its payment obligations, or

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a combination of any of the foregoing.

A REP that does not have or maintain the requisite credit rating may select which alternate form of deposit, credit support or combination thereof it will utilize. The trustee must be a beneficiary of any affiliate guarantee, surety bond or letter of credit.
Loss of Rating.   If the long-term, unsecured credit rating from either S&P or Moody’s of a REP that did not previously provide the alternate form of deposit, credit support or combination thereof or of any provider of an affiliate guarantee, surety bond or letter of credit is suspended, withdrawn or downgraded below “BBB-” or “Baa3” (or the equivalent), the REP must provide an alternate form of deposit, credit support or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal or downgrade. A REP failing to make such provision must comply with the provisions set forth below in “— Remedies Upon REP Default.”

Computation of Deposit, etc.   The computation of the size of a required deposit must be agreed upon by the servicer and the REP and reviewed no more frequently than quarterly to ensure that the deposit accurately reflects two months’ maximum system restoration charge collections. Within 10 business days following such review, (1) the REP must remit to the trustee the amount of any shortfall in such required deposit or (2) the servicer must instruct the trustee in writing to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth below in “— Remedies Upon REP Default.” REP cash deposits will be held by the trustee, maintained in segregated accounts, and invested at the written direction of the servicer or the REP making the deposit, in short-term, high-quality investments, as permitted by the rating agencies rating the system restoration bonds. Investment earnings on REP cash deposits will be considered part of such cash deposits so long as they remain on deposit with the trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the system restoration bonds unless otherwise utilized for the payment of the REP’s obligations for system restoration charges. Once the deposit is no longer required, the servicer must promptly (but not later than 30 days after such event) instruct the trustee in writing to remit the amount in the segregated accounts to the REP.
Billing and Collection Standards.   REPs must comply with the billing, collection and remittance procedures and information access requirements established by the financing order. These standards relate only to the billing and collection of system restoration charges authorized under the financing order and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that may, in the future, contract with CenterPoint Houston to have CenterPoint Houston bill and collect system restoration charges from retail customers. REPs may contract with parties other than CenterPoint Houston to bill and collect system restoration charges from retail customers, but such REPs will remain subject to these standards. If the PUCT later determines that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific portions of the standards approved in the financing order, but only if each of the rating agencies that have rated the system restoration bonds provides prior written confirmation to the PUCT that such modifications will not cause a suspension, withdrawal or downgrade of its ratings on the system restoration bonds. Upon adoption of any amendment to the rules governing these REP standards, the PUCT’s staff will initiate a proceeding to investigate the need to modify the standards adopted in the financing order to conform to that rule, provided that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the system restoration bonds that such modifications will not cause a suspension, withdrawal or downgrade of the ratings on the system restoration bonds.
Payment of System Restoration Charges.   On a daily basis, the servicer will bill each REP for system restoration charges owed by the REP’s retail customers. Each REP collects amounts billed to its retail customers and is required to remit the system restoration charges, net of an estimated allowance for charge-offs, to the servicer. Payments of system restoration charges are due 35 calendar days following each billing by the servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The servicer must accept payment by electronic funds transfer, wire transfer, check or any combination thereof. Payment will be considered received on the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears.
A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth below in “— Remedies Upon REP Default.” The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The “current amount” consists of the total unpaid system restoration charges existing on the 36th calendar day after the billing by the servicer. Any and all such penalty payments that are collected will be transferred to the trustee to be applied against system restoration charge obligations. If there is a shortfall in a REP’s payment of an amount billed, including system restoration charges for the system restoration bonds, the amount paid shall first be allocated ratably among the system restoration charges relating to the system restoration bonds and other fees and charges (including charges relating to other outstanding system restoration bonds, if any, delivery charges, charges associated with leasing and operating TEEEF, an energy efficiency cost recovery charge and nuclear decommissioning charges) other than late fees, and second, any remaining portion of the payment will be allocated to late fees. A REP will not be obligated to pay the overdue system restoration charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue system restoration charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP will not be assessed the 5% penalty upon such system restoration charges; however, the prior REP will not be relieved of the previously assessed penalties.
If a REP defaults in the payment of system restoration charges, the REP must implement one of the courses of action described below under “— Remedies Upon REP Default.”
Remedies Upon REP Default.   After the 10 calendar-day grace period (the 46th day after the billing date) referred to above under the heading “— Payment of System Restoration Charges,” the servicer will have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit or combination thereof provided by the REP, if any, and will avail itself of such legal remedies as may be appropriate to collect any remaining unpaid system restoration charges and associated penalties due the servicer after the application of the REP’s deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth above in “— Rating, Deposit and Related Requirements for REPs” and “— Payment of System Restoration Charges” must, subject to the limitations and requirements of applicable bankruptcy laws if the REP is a debtor in bankruptcy, select and implement one of the following options:
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allow its billing and collection responsibilities to be immediately assumed by another REP of the retail customer’s choosing or by the applicable provider of last resort;

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immediately implement other mutually suitable and agreeable arrangements with the servicer consistent with the terms of the servicing agreement and rating agency requirements to avoid a suspension, withdrawal or downgrade of the ratings of the system restoration bonds; or

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arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay system restoration charges before remaining amounts are released to the REP and with all costs associated with the lock-box to be borne solely by the REP.

Historically, the REPs that have been in default with respect to the requirements noted above have selected the second option.
If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer is required to immediately implement the first option listed above, subject to the limitations and requirements of applicable bankruptcy laws if the REP is a debtor in bankruptcy. Upon re-establishment of compliance with the requirements set forth above in “— Rating, Deposit, and Related Requirements of REPs” and “— Payment of System Restoration Charges” and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with the obligations described in this paragraph.
Interest of REPs (Including the Provider of Last Resort) in Funds Held by Servicer.   Any interest that a REP (including the provider of last resort) may have in any funds in the hands of the servicer will be junior and subordinate to any and all rights of the trustee or us to such funds.
Billing by Providers of Last Resort.   The Public Utility Regulatory Act provides for one or more REPs in each area to be designated the “provider of last resort” for that area or a specified customer class. The provider of last resort is required to offer basic electric service to retail customers in its designated area, regardless of the creditworthiness of the customer. The provider of last resort might face greater difficulty in bill collection than other REPs and therefore the servicer may face greater difficulty in collecting system restoration charges from the provider of last resort.
The provider of last resort appointed by the PUCT must meet the minimum credit rating or deposit and credit support requirements described above in “— Rating, Deposit and Related Requirements for REPs” in addition to any other standards that may be adopted by the PUCT. If the provider of last resort defaults or is not eligible to provide billing and collection services, responsibility for billing and collection of system restoration charges will immediately be transferred to and assumed by the servicer until a new provider of last resort can be named by the PUCT or the retail customer requests the services of another certified REP. Retail customers may never be directly re-billed by the successor REP, the provider of last resort or the servicer for any amount of system restoration charges they have paid their REP (although future system restoration charges will reflect REP and other system-wide charge-offs). If the amount of the penalty detailed above in “— Payment of System Restoration Charges” is the sole remaining past-due amount after the 45th calendar day, then the REP will not be required to comply with the courses of action described above under “— Remedies Upon REP Default” unless the penalty is not paid within an additional 30 calendar days.
Disputes.   In the event that a REP disputes any amount of billed system restoration charges, the REP must pay the disputed amount under protest according to the timelines detailed above in “— Payment of System Restoration Charges.” The REP and the servicer must first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the PUCT. If the REP is successful in the dispute process (informal or formal), the REP will be entitled to interest on the disputed amount paid to the servicer at the PUCT-approved interest rate. Disputes about the date of receipt of system restoration charge payments and related penalties or the size of a required REP deposit will be handled in a like manner. Any interest paid by the servicer on disputed amounts may not be recovered through system restoration charges if it is determined that the servicer’s claim to the funds is clearly unfounded. No interest will be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services.
Metering Data.   Under the Public Utility Regulatory Act, non-residential retail customers that are required by ERCOT to have an interval data recorder meter are able to choose to own the settlement and billing meters that are used to measure electric energy delivered to their location or to have those meters owned by a REP, the transmission and distribution utility or another person authorized by the customer. As of June 30, 2025, no retail customers had a competitively owned data recorder meter. Whether or not the retail customer chooses an alternative meter owner, until the PUCT authorizes otherwise, CenterPoint Houston will continue to provide metering services related to the installation and removal of meters, meter maintenance, meter testing and calibration, data collection and data management, including the transfer of meter data to ERCOT. As of June 30, 2025, CenterPoint Houston continued to provide all metering services. The PUCT’s rules require ERCOT to file with the PUCT quarterly updates as to the operational readiness of the support systems necessary for the PUCT to authorize an entity other than the transmission and distribution utility to provide these metering services. For residential and nonresidential retail customers other than those required by ERCOT to have an interval data recorder meter within CenterPoint Houston’s service territory, metering services shall continue to be provided by CenterPoint Houston.
If the servicer is providing the metering services, metering data will be provided to the REP at the same time as the billing. If the servicer is not providing the metering services, the entity providing the metering services will be responsible for complying with PUCT rules and ensuring that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and the financing order with respect to billings and true-ups.
Charge-Off Allowance.   The REP will be allowed to hold back an allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. For the initial year of the system restoration bonds, REPs will be allowed to remit payments to the servicer in connection with the most recently established system restoration charges related to the system restoration bonds issued by CenterPoint Energy Restoration Bond Company, LLC on November 25, 2009, which bonds have been fully repaid and are no longer outstanding. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:
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the REP’s right to reconciliation for charge-offs will be limited to retail customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due to the REP for its own account as well as the portion representing system restoration charges) have been written off;

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the REP’s recourse will be limited to a credit against future system restoration charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the trustee, us or our funds for such payments; and

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the REP provides information on a timely basis to the servicer so that the servicer can include the REP’s default experience and any subsequent credits into its calculation of the adjusted system restoration charge rates for the next system restoration charge billing period and the REP’s rights to credit will not take effect until after such adjusted system restoration charges have been implemented.

Service Termination.   In the event that the servicer is billing retail customers for system restoration charges, the servicer will have the right to terminate transmission and distribution service to the retail customer for non-payment by the retail customer pursuant to applicable PUCT rules. In the event that a REP or provider of last resort is billing customers for system restoration charges, the REP or provider of last resort will have the right to transfer the customer to the provider of last resort (or to another certified REP) or to direct the servicer to terminate transmission and distribution service to the retail customer for non-payment in accordance with applicable PUCT rules. Under current rules of the PUCT, any non-paying residential or small non-residential retail customers are subject to disconnection by any REP. Non-paying large non-residential retail customers can be disconnected by any REP if the customer’s contract does not preclude disconnection.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR
About CenterPoint Houston
Background Information.   CenterPoint Houston is a transmission and distribution electric utility that provides electric transmission service to transmission service customers in the ERCOT region and distribution service to REPs serving the Texas Gulf Coast area that includes the city of Houston. CenterPoint Houston is an indirect, wholly owned subsidiary of CenterPoint Energy, a public utility holding company.
Service Territory.   CenterPoint Houston provides electric transmission and distribution service to approximately 2.8 million metered customers in its service territory, which has a population of over 7.5 million people. The map below sets forth CenterPoint Houston’s service territory as of June 30, 2025.
There are no other electric transmission and distribution utilities offering delivery services to the public in CenterPoint Houston’s service area. For another provider of transmission and distribution services to provide such services in CenterPoint Houston’s territory, it would be required to obtain a Certificate of Convenience and Necessity from the PUCT and, depending on the location of the facilities, may also be required to obtain franchises from one or more municipalities.
Customers.   CenterPoint Houston serves nearly all of the Houston/Galveston metropolitan area near the Texas Gulf Coast. CenterPoint Houston’s customers consist of REPs, which sell electricity to metered customers in CenterPoint Houston’s certificated service area, and municipalities, electric cooperatives and other distribution companies located outside CenterPoint Houston’s certificated service area. Each REP is licensed by, and must meet minimum creditworthiness criteria established by, the PUCT. CenterPoint Houston does not have long-term contracts with any of its customers, but rather operates using a continuous billing cycle, with meter readings being conducted and invoices being distributed to REPs each business day.

The table below reflects the number of REPs and metered customers in CenterPoint Houston’s service area as of December 31, 2024:
	REPs	Residential	Commercial/ Industrial	Total Customers
Texas Gulf Coast	67	2,506,284	312,059	2,818,343
Electric Transmission and Distribution.   CenterPoint Houston’s revenues are primarily derived from rates that it collects from each REP for serving the electricity demand of retail customers based on the amount of electricity it delivers on behalf of that REP. On behalf of REPs, CenterPoint Houston delivers electricity from power plants to substations, from one substation to another and to retail customers taking power at or above 69 kV in locations throughout CenterPoint Houston’s certificated service territory. CenterPoint Houston constructs and maintains transmission facilities and provides transmission services under tariffs approved by the PUCT.
CenterPoint Houston’s distribution network receives electricity from the transmission grid through power distribution substations and delivers electricity for REPs in its certificated service area by carrying lower-voltage power from the substation to the retail customer through distribution feeders. CenterPoint Houston’s operations include construction and maintenance of distribution facilities, metering services, outage response services and call center operations. CenterPoint Houston provides distribution services under tariffs approved by the PUCT. PUCT rules and market protocols govern the commercial operations of distribution companies and other market participants. Rates for these services are established pursuant to rate proceedings conducted before municipalities that have original jurisdiction and the PUCT.
CenterPoint Houston’s revenues and results of operations are subject to seasonality, weather conditions and other changes in electricity usage, with revenues generally being higher during the warmer months when more electricity is used for cooling purposes.
Temporary Generation.   As allowed by a law enacted by the Texas legislature in 2021 after the February 2021 Winter Storm Event, and amended in 2023, CenterPoint Houston is leasing certain TEEEF that can aid in restoring power to customers during certain significant power outages that are impacting its distribution system. In June 2025, CenterPoint Houston entered into agreements to release certain of its TEEEF to the San Antonio area prior to the summer of 2025 for a period of up to two years, during which CenterPoint Houston would not receive revenue or profit from ERCOT and would not charge Houston-area customers for these TEEEF units. As of June 30, 2025, CenterPoint Houston leased 505 MW of TEEEF.
CenterPoint Houston does not make direct retail or wholesale sales of electric energy or own or operate any power generating facilities capable of serving customers other than leased TEEEF.
Properties.   All of CenterPoint Houston’s properties are located in Texas. Its properties consist primarily of high-voltage electric transmission lines and poles, distribution lines, substations, service centers, service wires, telecommunications networks and meters.
As of December 31, 2024, CenterPoint Houston owned and operated the following electric transmission and distribution lines:
Description	Overhead Lines	Underground Lines
	(in Circuit Miles)
Transmission lines:
69 kV	109	2
138 kV	2,347	24
345 kV	1,445	—
Total	3,901	26
Distribution lines	29,327	27,000
A substation is a facility that transforms electricity from a higher voltage to a lower voltage or vice versa. Generally, this facility is the interface between the transmission system and the distribution grid. As of December 31, 2024, CenterPoint Houston had 243 substations with aggregate transformer capacity of 73,667 megavolt amperes.
Service centers consist of office buildings, warehouses and repair facilities that are used in the business of transmitting and distributing electricity. As of December 31, 2024, CenterPoint Houston had 13 service centers located on 362 acres of land.
Most of CenterPoint Houston’s transmission and distribution lines have been constructed over lands of others pursuant to easements or along public highways and streets under franchise agreements and as permitted by law. CenterPoint Houston holds non-exclusive franchises from certain incorporated municipalities in its service territory. In exchange for the payment of fees, these franchises give CenterPoint Houston the right to use the streets and public rights-of-way of these municipalities to construct, operate and maintain its transmission and distribution system and to use that system to conduct its electric delivery business and for other purposes that the franchises permit. The terms of the franchises, with various expiration dates, typically range from 30 to 40 years.
ERCOT Market Framework.   CenterPoint Houston is a member of ERCOT, which serves as the independent system operator and regional reliability coordinator for member electric power systems in most of Texas. ERCOT membership is open to consumer groups, investor and municipally owned electric utilities, rural electric cooperatives, independent generators, power marketers and REPs. The ERCOT market includes much of the State of Texas, other than a portion of the panhandle, a portion of the eastern part of the state bordering on Louisiana and the area in and around El Paso. The ERCOT market represents approximately 90% of the demand for power in Texas and is one of the largest power markets in the United States. The ERCOT market includes an aggregate net generating capacity of more than 100,000 MW. There are limited direct current interconnections between the ERCOT market and other power markets in the United States.
The ERCOT market operates under the reliability standards developed by the North American Electric Reliability Council, approved by the Federal Energy Regulatory Commission and enforced by the Texas Reliability Entity. The PUCT has primary jurisdiction over the ERCOT market to ensure the adequacy and reliability of electricity supply across the state’s main interconnected power transmission grid. The ERCOT independent system operator (“ERCOT ISO”) is responsible for operating the bulk electric power supply system in the ERCOT market. Its responsibilities include ensuring that electricity production and delivery are accurately accounted for among the generation resources and wholesale buyers and sellers. Unlike certain other regional power markets, the ERCOT market is not a centrally dispatched power pool, and the ERCOT ISO does not procure energy on behalf of its members other than to maintain the reliable operations of the transmission system. Members who sell and purchase power are responsible for contracting sales and purchases of power bilaterally. The ERCOT ISO also serves as agent for procuring ancillary services for those members who elect not to provide their own ancillary services.
CenterPoint Houston’s transmission business, along with those of other owners of transmission facilities in Texas, supports the operation of the ERCOT ISO. The transmission business has planning, design, construction, operation and maintenance responsibility for the portion of the transmission grid and for the load-serving substations it owns, primarily within its certificated area. CenterPoint Houston participates with the ERCOT ISO and other ERCOT utilities to plan, design, obtain regulatory approval for and construct new transmission lines necessary to increase bulk power transfer capability and to remove existing constraints on the ERCOT transmission grid.
Area Economic Profile.   Although the city’s economy has experienced diversification in recent years, Houston’s economy is still primarily centered around its key roles in international energy sectors. These roles include (1) an operations center for global exploration and drilling activities of major oil and natural gas firms, (2) one of the world’s largest concentrations of petrochemical and refining facilities, (3) home office and base of operations for several of the world’s largest industrial and petrochemical construction firms and (4) a major distribution and processing center for the natural gas industry. Other important sectors of the Houston economy include the Port of Houston and airports, the Johnson Space Center and the Texas Medical Center. Together, Houston’s energy and nonenergy sectors provide the city with a strong technical and engineering employment base.

Forecasted Growth in Number of Customers and Electricity Consumption.   For the five years ending December 31, 2030, CenterPoint Houston estimates that the number of electric customers will grow at an annual rate of approximately 1.2% and energy sales (in KWh) will grow at an annual rate of approximately 1.1%. During the ten years ended December 31, 2024, the number of residential customers increased at a compound annual growth rate of 1.9% and the combined number of non-residential customers increased at a compound annual growth rate of 1.3%. During the same ten-year period, weather-adjusted energy sales to residential customers increased at a compound annual growth rate of 1.2% and weather-adjusted energy sales to non-residential customers increased at a compounded annual growth rate of 3.1%.
Relationship with CenterPoint Energy.   CenterPoint Houston is an indirect wholly owned subsidiary of CenterPoint Energy. CenterPoint Energy, through its subsidiaries, owns and operates electric transmission, distribution and generation facilities and natural gas distribution systems. CenterPoint Energy’s electric and natural gas businesses operate in four states across the U.S. midcontinent. CenterPoint Energy also has the following indirect wholly owned natural gas utility subsidiaries: CenterPoint Energy Resources Corp., Indiana Gas Company, Inc., Vectren Energy Delivery of Ohio, LLC, as well as an indirect wholly owned electric transmission and distribution and power generation utility subsidiary, Southern Indiana Gas and Electric Company (“SIGECO”). As of June 30, 2025, CenterPoint Energy had a market capitalization of approximately $24.0 billion with total assets of approximately $44.1 billion. As of December 31, 2024, CenterPoint Houston represented approximately 55% of CenterPoint Energy’s consolidated rate base of $28.0 billion.
Executive Offices.   CenterPoint Houston’s principal executive offices are located at 1111 Louisiana Street, Houston, Texas 77002. The phone number at this address is (713) 207-1111.
Where to Find Information About CenterPoint Houston.   CenterPoint Houston is required to file periodic reports with the SEC. These SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. CenterPoint Houston maintains a website at https://investors.centerpointenergy.com, where it posts its SEC filings. Except as specifically provided in this prospectus, no other information contained on that website constitutes part of this prospectus.
Municipalization
Texas law may authorize certain local municipalities to seek to acquire portions of CenterPoint Houston’s electric distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems. Although the power of eminent domain has not been used by municipalities in Texas in recent times to acquire electric distribution systems, there can be no assurance that one or more municipalities will not seek to acquire some or all of CenterPoint Houston’s electric distribution facilities while the system restoration bonds are outstanding. The Public Utility Regulatory Act specifies that system restoration charges approved by a PUCT financing order shall be collected by an electric utility as well as its “successors.” In the servicing agreement, CenterPoint Houston has covenanted to assert in an appropriate forum that any municipality that acquires any portion of CenterPoint Houston’s electric distribution facilities must be treated as a successor to CenterPoint Houston under the Public Utility Regulatory Act and the financing order and that retail customers in such municipalities remain responsible for payment of system restoration charges. However, the involved municipality might assert that it should not be treated as a successor to CenterPoint Houston for these purposes and that its customers are not responsible for payment of system restoration charges. In any such cases, there can be no assurance that the system restoration charges will be collected from customers of municipally-owned utilities who were formerly customers of CenterPoint Houston.

Servicing Experience
Since 2001, CenterPoint Houston has sponsored and acted as servicer for five separate series of utility rate tariff bonds similar to the system restoration bonds totaling more than $5.4 billion of initial principal amount, as listed below:
•
$748,897,000 initial principal amount of Transition Bonds, Series 2001-1 issued by Transition Bond Company I on October 24, 2001;

•
$1,851,000,000 initial principal amount of Senior Secured Transition Bonds, Series A issued by Transition Bond Company II on December 16, 2005;

•
$488,472,000 initial principal amount of 2008 Senior Secured Transition Bonds issued by Transition Bond Company III on February 12, 2008;

•
$664,859,000 initial principal amount of Senior Secured System Restoration Bonds issued by Restoration Bond Company I on November 25, 2009; and

•
$1,695,000,000 initial principal amount of 2012 Senior Secured Transition Bonds issued by Transition Bond Company IV on January 19, 2012.

All five of the series of CenterPoint Houston utility rate tariff bonds have been paid in full as of the date of this prospectus. From the date of issuance of such bonds to their final maturity, CenterPoint Houston filed on a timely basis all true-up filings required for such bonds, and the issuing entity of such bonds satisfied on a timely basis all interest payments on such bonds and made all principal payments on such bonds in accordance with their expected amortization schedule.
Additionally, SIGECO, an indirect wholly owned subsidiary of CenterPoint Energy, is sponsoring and acting as servicer for a series of securitization bonds issued in June 2023 in an initial principal amount of $341,450,000 (the “SIGECO Securitization Bonds”). From the date of issuance of the SIGECO Securitization Bonds to the most recent payment date with respect to such bonds, SIGECO filed on a timely basis all true-up filings required for such bonds, and the issuing entity of such bonds satisfied on a timely basis all interest payments on such bonds and made all principal payments on such bonds in accordance with their expected amortization schedule.
Customer Classes and Electric Energy Consumption
The following tables show transmission and distribution retail tariff delivery revenue, average number of metered retail customers and retail electric usage for CenterPoint Houston’s retail customer classes for the five preceding years. Transmission and distribution retail tariff delivery revenue includes customer charge, meter charge, transmission service charge, distribution service charge, transmission cost recovery factor and distribution cost recovery factor. Transmission and distribution retail tariff delivery revenue excludes, among other things, revenue associated with wholesale electricity sales and TEEEF. There can be no assurances that the transmission and distribution retail tariff delivery revenue, average number of metered retail electric customers and retail electricity usage, or the composition of any of the foregoing, will remain at or near the levels reflected in the following tables. Please read “Risk Factors — Servicing Risks” in this prospectus.
Transmission and Distribution Retail Delivery Tariff Revenue by Customer Class
($ in millions)(1)
	Year ended December 31,
	2020	2021	2022	2023	2024
Residential	$1,259	$1,198	$1,440	$1,472	$1,517
Non-Residential	1,135	1,175	1,329	1,314	1,485
Total	$2,394	$2,373	$2,769	$2,786	$3,002

(1)
Represents CenterPoint Houston’s revenues for transmission and distribution retail delivery tariff charges billed to REPs.

Average Number of Retail Electric Customers by Customer Class(1)
	Year ended December 31,
	2020	2021	2022	2023	2024
Residential	2,277,414	2,334,695	2,383,284	2,430,804	2,485,470
Non-Residential	311,057	316,842	320,334	323,172	326,715
Total	2,588,471	2,651,537	2,703,618	2,753,976	2,812,185

(1)
Calculated as the average of the end-of-month customer counts for the applicable period.

Retail Electric Usage by Customer Class*
(as measured by billed MWh)
	Year ended December 31,
	2020	2021	2022	2023	2024
Residential	31,328,591	30,564,353	33,484,769	34,066,485	32,947,341
Non-Residential	63,395,366	65,698,133	66,725,753	69,059,490	73,389,677
Total	94,723,957	96,262,486	100,210,522	103,125,975	106,337,018

*
Numbers not exact due to rounding.

It is expected that the City of Houston will pay about 3% of the total system restoration charges. The portion of the system restoration charges that is paid by each other retail customer is expected to be less than 1% of the total system restoration charges.
CenterPoint Houston will bill system restoration charges according to rate schedules for each customer class. For the system restoration charges assessed to individual rate schedules as of the issuance date of the system restoration bonds and any adjustment thereto, in each case giving effect to the issuance of system restoration bonds on that date, please read “The System Restoration Charges” in this prospectus.
Customer classes may include a number of rate schedules. Rate schedules and customer classes are created by CenterPoint Houston and approved by the PUCT and are subject to change. The customer rate classes from which system restoration charges will be billed and collected have been established as part of the financing order. These customer rate classes are not subject to change and will remain in effect over the life of the system restoration bonds, but allocations of the system restoration charges among customer rate classes may be adjusted through the non-standard PBRAF true-up.
Forecasting Electricity Consumption
CenterPoint Houston creates a consumption forecast separately for each retail customer class. CenterPoint Houston breaks the forecast into two parts: a customer forecast and a use per customer forecast. These two parts are then multiplied together by CenterPoint Houston to calculate forecasted usage in MWh.
Customer Forecast.   For residential retail customers, CenterPoint Houston uses either a forecast of population or households in its service territory as an exogenous driver. For commercial retail customers, CenterPoint Houston uses employment in various commercial sectors as a driver for growth. Seasonal patterns in customer additions are also considered.
Use Per Customer.   CenterPoint Houston’s retail residential use per customer forecast is based on a statistically adjusted end use model (“SAE”). This method combines a traditional statistical regression model with detailed end use information including efficiency standard changes over time. This results in an economic model that captures both short-term energy use impacts as well as long-term structural changes. CenterPoint Houston’s model combines appliance saturation rates, efficiency, income, fuel price and household size with heating and cooling degree days (for heating and cooling) and billing days (for other) to create a term for heating, cooling and other.

CenterPoint Houston’s retail commercial use per customer forecast is also based on an SAE model for the commercial sector. This reflects efficiency trends and square footage estimates by building type and end use. This is then calibrated to CenterPoint Houston commercial sales. The economic drivers for the commercial sector are employment and output in manufacturing and non-manufacturing sectors. The economic data comes from S&P Global (formerly IHS Markit) forecast for Houston-The Woodlands-Sugar Land (metro level) and Texas (state level).
CenterPoint Houston’s large retail industrial customer and volume forecast are created separately in which customer specific data is the basis and then combined into rate classes. The forecast is based on the current state plus known changes expected in the coming years and growth based on an econometric regression.
The table below compares actual usage in MWh for a particular year to the forecast for such year which is part of the most recent five-year corporate planning forecast, usually prepared during the preceding year. We cannot assure you that the future variance between actual and expected consumption in the aggregate or by customer class will be similar to the historical experience set forth below.
Annual Forecast Variance For Electric Consumption (MWh)*†
	2020	2021	2022	2023	2024
Residential
Forecast	30,203,503	30,746,527	30,444,203	31,985,032	32,657,055
Actual	31,244,444	30,650,030	33,675,901	33,830,427	31,420,744
Variance	3.4%	-0.3%	10.6%	5.8%	-3.8%
Non-Residential
Forecast	60,531,982	61,756,020	67,759,531	70,040,683	66,849,734
Actual	62,523,492	66,248,423	66,386,175	70,031,506	73,238,450
Variance	3.3%	7.3%	-2.0%	0.0%	9.6%
Total
Forecast	90,735,486	92,502,547	98,203,734	102,025,715	99,506,789
Actual	93,767,936	96,898,453	100,062,076	103,861,933	104,659,194
Variance	3.3%	4.8%	1.9%	1.8%	5.2%

*
Forecast sales are weather normalized. Numbers not exact due to rounding.

†
Table compares actual usage in MWh for a particular year to the forecast for such year which is a part of the most recent five-year corporate planning forecast.

Relationships with Retail Electric Providers
REPs are CenterPoint Houston’s primary customers in its service territory. As of June 30, 2025, there were 66 REPs certified by the PUCT to furnish electricity and other retail services to retail customers at distribution voltage in CenterPoint Houston’s service territory. During the twelve months ended June 30, 2025, CenterPoint Houston billed (through the REPs) approximately 72,787 million kilowatt-hours (kWh) of electric energy to retail customers at distribution voltage in CenterPoint Houston’s service territory. Of that amount, approximately 25,616 million kWh, or 35.2%, were delivered to retail customers served by NRG, approximately 14,278 million kWh, or 19.6%, to retail customers served by Vistra, and the remaining approximately 32,893 million kWh, or 45.2%, to retail customers served by the 64 remaining REPs. See “Retail Electric Providers” in this prospectus.
As of the date of this prospectus, neither CenterPoint Houston nor its ultimate parent CenterPoint Energy directly or indirectly owns or controls or is owned or controlled by any REP. In the future, either company may directly or indirectly own or control a REP.
In certain cases, retail customers who do not pay their bills may be moved by a REP to a provider of last resort or to another certified REP. The PUCT periodically designates one or more REPs to serve as the provider of last resort for specified classes of retail customers. In the event that a REP exits the retail market, the PUCT has a process to assign customers to providers of last resort. Providers of last resort are assigned on a voluntary or non-voluntary basis, on a two-year cycle.
Percentage Concentration of CenterPoint Houston’s Revenues and Receivables with REPs
A significant portion of CenterPoint Houston’s billed receivables from REPs are due from affiliates of NRG and Vistra. CenterPoint Houston’s aggregate billed receivables balance from REPs as of December 31, 2024 was $263 million. Approximately 37% and 21% of this amount was owed by affiliates of NRG and Vistra, respectively. CenterPoint Houston’s revenues from major external customers are as follows:
	Year Ended December 31,
	2024	2023	2022
	(in millions)
Affiliates of NRG	$1,169	$1,106	$1,046
Affiliates of Vistra	605	539	489
Historical Collections from REPs
Each REP in CenterPoint Houston’s service territory is obligated to collect and remit system restoration charges to the servicer as described below. Accordingly, CenterPoint Houston depends on these REPs to remit payments on a timely basis. Since January 2002, other than the bankruptcies described below and minor delays and payment discrepancies, the REPs providing service in CenterPoint Houston’s service territory generally have made timely payments of transition charges and system restoration charges to CenterPoint Houston and have generally been cooperative in coordinating billing and payment systems with CenterPoint Houston’s and the State of Texas’ systems.
Fourteen REPs with which CenterPoint Houston has done business filed for bankruptcy in June 2002, March 2003, December 2005, August 2006, April 2014, March 2021, March 2021, March 2021 (and again in May 2024), March 2021, April 2021, March 2021, March 2021, March 2021 and March 2021, respectively. A number of these filings followed the February 2021 Winter Storm Event. CenterPoint Houston recovered all of the pre-petition balance of transition charges and system restoration charges owed by the REPs which filed for bankruptcy in 2021 and 2024 from payments and cash deposits provided by these REPs. For additional information regarding REPs’ obligations to make cash deposits in order to provide retail electric service and collect system restoration charges within CenterPoint Houston’s service territory, please read “Retail Electric Providers — Rating, Deposit and Related Requirements for REPs” in this prospectus. For discussions of potential difficulties in collecting system restoration charges from REPs and risks associated with the bankruptcy of a REP, please read “Risk Factors — Servicing Risks — It might be difficult to collect transition charges from retail electric providers” and “— Risks Associated with Potential Bankruptcy Proceedings or Defaults of REPs” in this prospectus, respectively.
In addition, in nineteen other instances, REPs defaulted on their payments, but did not declare bankruptcy. In each instance, the REP’s transition charge collateral or system restoration charge collateral, as applicable, was applied to the amounts owed, and all transition charges and system restoration charges owed by these REPs were collected. A REP’s collateral is reviewed as often as each quarter to ensure that the collateral accurately reflects two months’ maximum collections. Please read “Retail Electric Providers — Rating, Deposit and Related Requirements for REPs” in this prospectus for more information.
Credit Policy; Billing Process; Collections Process
CenterPoint Houston does not directly bill retail customers. All retail customers are billed by their REPs. The servicer will bill a retail customer’s REP for the system restoration charges attributable to that customer and the REPs will be obligated to remit to the servicer payments of the system restoration charges as described under “Retail Electric Providers — Payment of System Restoration Charges.”
Credit Policy for Retail Customers
In accordance with the PUCT’s regulations, REPs may require deposits from certain applicants for service of existing customers’ accounts to protect the REP against losses. Deposits may be obtained from non-residential customers and residential customers who cannot demonstrate credit worthiness. The maximum allowable amount of a deposit for a residential customer is either the sum of the next two months’ estimated billings or one-fifth of the projected annual billings to the customer. The REP is required to pay interest annually on deposits. The REP must refund the deposit when the retail customer has paid bills for service for 12 consecutive billings (in the case of residential customers) or 24 consecutive billings (in the case of non-residential customers) without having any late payments. Once the REP is no longer the REP of record for a retail customer or if service is not established with the REP, the REP shall either transfer the deposit to the customer’s new REP or promptly refund the deposit with interest to the customer, as agreed upon by the customer and both REPs.
The Billing Process
REPs issue a single bill to retail customers purchasing electricity from the REP. This single bill includes all charges related to purchasing electricity from the REP, transmission and distribution services from CenterPoint Houston, the applicable system restoration charges and any other charges authorized by the PUCT.
REPs bill their customers once every month, and we expect that an approximately equal number of bills will be distributed each business day. A REP shall state a payment due date on the bill which shall not be less than 16 days after issuance. If the due date falls on a holiday or weekend, the due date for payment purposes is the next business day. A bill not paid on or before the due date is considered delinquent. The REP may charge a one-time penalty not to exceed 5.0% on a delinquent bill for electric service. No such penalty shall apply to residential or small commercial customers served by the provider of last resort, or to customers receiving a low-income discount pursuant to the Public Utility Regulatory Act. The one-time penalty, not to exceed 5.0%, may not be applied to any balance to which the penalty has already been applied. Based on qualifications, retail customers may be eligible for the REP’s level or average payment plan, an average monthly payment program that allows bills for electric service to be paid in equal monthly payments, or a deferred payment plan in which past due bills may be paid in installments over a specified time period. Failure to make timely payments while on any bill payment assistance plan allows the REP to remove customers from that payment plan, begin account collection activities including the initiation of termination of service.
Subject to PUCT standards and regulations, CenterPoint Houston may from time to time make changes to its customary billing and collection practices. Under the servicing agreement, any changes CenterPoint Houston institutes to customary billing and collection practices will apply to the servicing of the system restoration property so long as CenterPoint Houston is the servicer. CenterPoint Houston expects that any such changes would be designed to enhance its ability to make timely recovery of amounts billed. CenterPoint Houston may also be required to make changes to its customary practices to comply with or address mandates from the State of Texas or the PUCT. For example, the PUCT has in recent years (i) imposed a temporary moratorium on executing disconnects of electric service for non-pay orders from REPs and (ii) temporarily required CenterPoint Houston to suspend wire charges to REPs with respect to certain retail customers. The PUCT may in the future change standards or regulations applicable to CenterPoint Houston or the REPs in a manner that affects collections of system restoration charges, which could delay payments of principal and interest on the system restoration bonds.
The Collection Process
Retail electric customers served at distribution voltage will pay the system restoration charges to REPs who supply them with electric power as part of their single bill for electric service. The REPs will be obligated to remit to the servicer payments of the system restoration charges as described under “Retail Electric Providers — Payment of System Restoration Charges.” The servicer will have rights only under very limited circumstances to collect system restoration charges directly from retail customers. The servicer will not pay any shortfalls resulting from the failure of any REP to forward system restoration charge collections. If a REP defaults in the payment of system restoration charges, the REP must implement one of the courses of action described under “Retail Electric Providers — Remedies Upon REP Default.”
CenterPoint Houston historically received, and expects that REPs will receive, the majority of retail customer payments through a variety of channels, including U.S. Mail, paystations, EFT and credit/debt cards; however, other payment options are also available. These options include payment by electronic fund transfers or credit/debit cards. REPs may change their collection policies and procedures, consistent with PUCT guidelines and the financing order, from time to time.
Texas statutory requirements and the rules and regulations of the PUCT, which may change from time to time, regulate and control the right of a REP to disconnect service. For example, REPs generally may not terminate service to a retail customer (1) on a holiday or weekend day or the day immediately preceding a holiday or weekend, (2) during certain extreme weather conditions, (3) if such disconnection would cause a person to become seriously ill or more seriously ill, (4) if such customer is an energy assistance client under certain circumstances, or (5) if such customer is a master-metered apartment complex unless certain notices are given.
Write-off Experience
The following table sets forth information relating to the net write-off experience with respect to payments owed to REPs that CenterPoint Houston serves. The information in the table is derived solely from data provided to the servicer by REPs. In the table below, the column labeled “TC2” reflects write-off experience with respect to payments of transition charges relating to the transition bonds issued by Transition Bond Company II (which were fully repaid in 2019), columns labeled “TC3” reflect write-off experience with respect to payments of transition charges relating to the transition bonds issued by Transition Bond Company III (which were fully repaid in 2020), columns labeled “TC4” reflect write-off experience with respect to payments of transition charges relating to transition bonds issued by Transition Bond Company IV (which were fully repaid in 2024) and columns labeled “SRC” reflect write-off experience with respect to payments of system restoration charges relating to system restoration bonds issued by Restoration Bond Company I (which were fully repaid in 2022). Write-offs are not expected to impact our ability to pay principal and interest on the system restoration bonds because of the true-up mechanism.
Net Write-Offs of Payments Owed to REPs*†
($ in millions)
	12 months ended May 31,
	2019				2020			2021		2022		2023	2024
	SRC	TC2	TC3	TC4	SRC	TC3	TC4	SRC	TC4	SRC	TC4	TC4	TC4
Residential customers	1.9001%	2.2816%	2.9691%	1.9637%	2.9809%	3.4126%	2.5945%	1.8597%	1.8592%	2.6651%	2.6714%	3.5335%	3.2491%
Non-residential customers	0.3941%	0.2196%	0.2282%	0.2317%	0.5137%	0.3359%	0.2562%	0.3011%	0.1567%	0.7114%	0.4464%	0.3382%	0.3417%

*
Numbers not exact due to rounding.

†
The information in this table was reported to CenterPoint Houston by the REPs as a part of CenterPoint Houston’s annual charge-off reconciliation process.

The following table sets forth information relating to the annual net write-offs for CenterPoint Houston, including net write-offs of retail customers billings for distribution revenues reported to CenterPoint Houston by the REPs as part of CenterPoint Houston’s annual charge-off reconciliation process.
Net Write-Offs as a Percentage of Retail Delivery Tariff Billings in CenterPoint Houston’s Service Territory* ($ in millions)
As of December 31,	2020	2021	2022	2023	2024
Retail Delivery Tariff Billings Excluding Charge-Off Allowances	$2,627	$2,627	$3,048	$3,150	$3,318
Net Write-Offs	$4.1	$12.3	$1.8	$3.4	$4.1
Percentage of Retail Delivery Tariff Billings	0.16%	0.47%	0.06%	0.11%	0.12%

*
Numbers not exact due to rounding.

Delinquency Experience
The following table sets forth information relating to the delinquency experience of CenterPoint Houston for REPs for the past five years:
Delinquencies as a Percentage of Billings(1)(2)
As of December 31,	2020	2021	2022	2023	2024
36 – 65 days past billed	0.00%	0.00%	0.00%	0.00%	0.00%
66 – 95 days past billed	0.00%	0.00%	0.00%	0.00%	0.00%
96+ days past billed	0.00%	0.31%	0.00%	0.01%	0.05%
Total	0.00%	0.31%	0.00%	0.01%	0.05%

(1)
Payments are not delinquent until the 36th day after billing by the servicer. Please read “Retail Electric Providers — Payment of System Restoration Charges” and “Retail Electric Providers — Remedies Upon REP Default” in this prospectus.

(2)
Delinquencies in 2020 – 2024 did not impact payments of principal and interest on previous transition bonds and system restoration bonds for which CenterPoint Houston acted as servicer because of REP deposits and other collateral.

CenterPoint Houston does not believe that the delinquency experience with respect to system restoration charge collections will differ substantially from the approximate rates indicated above.
Average Days Sales Outstanding
The following table sets forth information relating to CenterPoint Houston’s average days sales outstanding for all REPs in its service territory for the past five years. Days sales outstanding is a measure of the average number of days that CenterPoint Houston takes to collect its revenue from the REPs. The average number of days for the collection of system restoration charges relating to the system restoration bonds is expected to be similar to CenterPoint Houston’s revenue collection experience with the REPs. The days sales outstanding numbers in the following table were generally calculated using a formula which CenterPoint Houston calculates as follows: the number of days in the calendar year divided by the receivable turnover ratio rounded to the nearest day. For the Average Days Sales Outstanding, the receivable turnover ratio will be calculated as total billed electric sales for the calendar year divided by the average of the twelve month end receivables balances for the same calendar year.
Average Days Sales Outstanding*
YEAR	Average Days Sales Outstanding
2020	35
2021	35
2022	35
2023	35
2024	35

*
Rounded to the nearest day.

CENTERPOINT ENERGY RESTORATION BOND COMPANY II, LLC, THE ISSUING ENTITY
General
We are a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by our sole member, CenterPoint Houston, and the filing of a certificate of formation with the Secretary of State of the State of Delaware. We were formed on June 5, 2025.
We have been organized as a wholly owned special purpose limited liability company subsidiary of CenterPoint Houston for the limited purposes described under “— Restricted Purposes” below. At the time of the issuance of the system restoration bonds, our assets will consist primarily of the system restoration property and the other collateral held under the indenture and the series supplement for the system restoration bonds.
Our limited liability company agreement will be amended and restated prior to the issuance date and references in this prospectus to the LLC Agreement mean our amended and restated limited liability company agreement. The LLC Agreement restricts us as the issuing entity from engaging in activities other than those described in this section. Other than purchasing the system restoration property and issuing the system restoration bonds, we have no business operations, but we will pay our sole member CenterPoint Houston for its out-of-pocket expenses incurred by it in connection with its services to us in accordance with the LLC Agreement. Selected provisions of the LLC Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part, are summarized below. On the date of issuance of the system restoration bonds, our capital will be equal to 0.50% of the initial aggregate principal amount of the system restoration bonds issued on the issuance date or such other amount as may allow the system restoration bonds to achieve the desired security rating and treat the system restoration bonds as debt under applicable guidance issued by the Internal Revenue Service, which we also refer to as the IRS.
As of the date of this prospectus, we have not carried on any business activities and have no operating history. Our fiscal year end is December 31.
Our assets will consist of:
•
the system restoration property,

•
our rights under the financing order, including the statutory true-up mechanism,

•
our rights under the sale agreement and the bill of sale delivered by CenterPoint Houston under the sale agreement,

•
our rights under the servicing agreement, the administration agreement and any subservicing, agency or collection agreements executed in connection therewith,

•
the collection account and all subaccounts of the collection account,

•
our rights in all deposits, guarantees, surety bonds, letters of credit and other forms of credit support provided by or on behalf of REPs pursuant to the financing order or a tariff,

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing,

•
all of our other property, such as accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations related to the foregoing (other than any cash released to us by the trustee on any payment date to be distributed to CenterPoint Houston as a return of its invested capital in us), and

•
all payments on or under and all proceeds in respect of any of the foregoing.

The indenture provides that the system restoration property, as well as our other assets, will be pledged by us to the trustee to secure our obligations in respect of the system restoration bonds. Pursuant to the indenture, the collected system restoration charges remitted to the trustee by the servicer must be used to pay principal of and interest on the system restoration bonds and our other obligations specified in the indenture.
Restricted Purposes
We have been created for the sole purposes of:
•
financing, purchasing, owning, administering, managing and servicing the system restoration property and the other items included in the trust estate under the indenture for the system restoration bonds,

•
authorizing, executing, issuing, delivering and registering the system restoration bonds,

•
making payments on the system restoration bonds,

•
distributing amounts released to us,

•
managing, assigning, pledging, collecting amounts due on, or otherwise dealing in system restoration property and the other items included in the trust estate under the indenture for the system restoration bonds,

•
negotiating, executing, assuming and performing our obligations under the basic documents,

•
pledging our interest in the system restoration property and the other items included in the trust estate under the indenture for the system restoration bonds to the trustee under the indenture and the series supplement in order to secure the system restoration bonds,

•
filing with the SEC the registration statement to which this prospectus relates, including any pre-effective or post-effective amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act (including any prospectus supplement, prospectus and exhibits contained therein) and file such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents necessary or desirable to register the system restoration bonds under the securities or “Blue Sky” laws of various jurisdictions, and

•
performing activities that are necessary, suitable or convenient to accomplish these purposes.

The LLC Agreement and the indenture do not permit us to engage in any activities not directly related to these purposes, including issuing securities (other than the system restoration bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in the LLC Agreement may not be altered, amended or repealed without the affirmative vote of a majority of our managers, which vote must include the affirmative vote of our independent manager. The LLC Agreement and the indenture will prohibit us from issuing any system restoration bonds other than the system restoration bonds being offered pursuant to this prospectus.
Our Relationship with CenterPoint Houston
On the issuance date for the system restoration bonds, CenterPoint Houston will sell the system restoration property to us pursuant to the sale agreement between us and CenterPoint Houston. CenterPoint Houston will service the system restoration property pursuant to the servicing agreement between us and CenterPoint Houston related to the system restoration bonds. CenterPoint Houston will provide certain administrative services to us pursuant to the administration agreement between us and CenterPoint Houston.
Our Relationship with the PUCT
Pursuant to the financing order,
•
the PUCT or its designated representative has a decision-making role co-equal with CenterPoint Houston with respect to the structuring and pricing of the system restoration bonds and all matters related to the structuring and pricing of the system restoration bonds will be determined through a joint decision of CenterPoint Houston and the PUCT or its designated representative,
•
CenterPoint Houston is directed to take all necessary steps to ensure that the PUCT or its designated representative is provided sufficient and timely information to allow the PUCT or its designated representative to fully participate in and exercise its decision-making authority over the proposed securitization, and

•
the servicer will file periodic adjustments to the system restoration charges with the PUCT on our behalf.

We have agreed that certain reports concerning system restoration charge collections will be provided to the PUCT.
Managers and Officers
Pursuant to the LLC Agreement, our business will be managed initially by three or more managers (with such number being increased or decreased from time to time in the sole and absolute discretion of CenterPoint Houston as permitted by the LLC Agreement), with one being an independent manager, in each case appointed from time to time by CenterPoint Houston or, in the event CenterPoint Houston transfers its interest in us, by the owner or owners of us. Prior to the issuance of the system restoration bonds, we will have at least one independent manager, who, among other things, is an individual who (1) has prior experience as an independent director, independent manager or independent member for special-purpose entities, (2) is employed by a nationally recognized company that provides professional independent managers and other corporate services in the ordinary course of its business, (3) is duly appointed as an independent manager and (4) is not and has not been for at least five years from the date of his or her appointment, and while serving as an independent manager will not be, any of the following:
•
a member, partner, or equity holder, manager, director, officer, agent, consultant, attorney, accountant, advisor or employee of us, CenterPoint Houston or any of their respective equity holders or affiliates (other than as an independent manager or special member of us or similar role for a special purpose bankruptcy-remote entity); provided, that the indirect or beneficial ownership of stock of CenterPoint Houston or its affiliates through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an independent manager;

•
a creditor, supplier or service provider (including provider of professional services) to us, CenterPoint Houston or any of their respective equity holders or affiliates (other than a nationally-recognized company that routinely provides professional independent managers and other corporate services to us, CenterPoint Houston or any of their affiliates in the ordinary course of its business);

•
a family member of any of the foregoing; or

•
a person who controls (whether directly, indirectly or otherwise) any of the foregoing.

A natural person who otherwise satisfies the foregoing requirements and satisfies the first requirement listed above by reason of being the independent manager or independent director of a special purpose entity affiliated with us shall be qualified to serve as an independent manager of us, provided that such fees that such individual earns in any given year constitute in the aggregate less than five percent of such individual’s annual income for the year.
CenterPoint Houston, as our sole member, will appoint the independent manager prior to the issuance of the system restoration bonds. Bernard J. Angelo is expected to be appointed as the independent manager. None of our managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of our managers or officers beneficially own any equity interest in us.

The following is a list of our managers and executive officers as of the date of this prospectus and Bernard J. Angelo, who is expected to be appointed as the independent manager by CenterPoint Houston, as our sole member, prior to the issuance of the system restoration bonds:
Name	Age	Background
Jesus Soto, Jr. (President and Manager)	58	Manager and President of CenterPoint Energy Restoration Bond Company II, LLC since August 25, 2025. Executive Vice President and Chief Operating Officer of CenterPoint Energy since August 11, 2025. Mr. Soto previously served as Executive Vice President, Utility Performance Solutions of Quanta Services, Inc. from October 2023 to July 2025. He also served as Chief Operating Officer for Mears Group, Inc. from September 2019 to September 2023 and as Senior Vice President of Gas Operations for PG&E Corporation from May 2012 to July 2019. Prior to joining PG&E, he served as Vice President of Operations Services and Vice President of Engineering and Construction for the Pipeline Group of El Paso Corporation.
Kristie L. Colvin (Vice President, Chief Accounting Officer and Manager)	61	Manager and Vice President and Chief Accounting Officer of CenterPoint Energy Restoration Bond Company II, LLC since June 5, 2025. Senior Vice President and Chief Accounting Officer of CenterPoint Energy, Inc. since October 2023. Other offices previously held at CenterPoint Energy, Inc. include Senior Vice President Regulatory Planning, Reporting and Electric Services from March 2022 until October 2023, Senior Vice President, Finance from December 2021 until March 2022, Senior Vice President and Chief Accounting Officer from September 2014 until December 2021 and, in addition to this role, Interim Executive Vice President and Chief Financial Officer from April 2020 to September 2020, Division Vice President Finance, Regulated Operations from July 2010 until September 2014, and Senior Director, Financial Planning and Performance Measurement from August 2007 through June 2010.
Patricia L. Martin (Vice President, Treasurer and Manager)	52	Manager and Vice President and Treasurer of CenterPoint Energy Restoration Bond Company II, LLC since June 5, 2025. Vice President and Treasurer of CenterPoint Energy, Inc. since April 2024. Ms. Martin served in various roles of increasing responsibility at Xcel Energy from 2016 to 2024, including as Assistant Treasurer from 2019 to 2024.
Bernard J. Angelo (Independent Manager)	55	Mr. Angelo joined Global Securitization Services, LLC in April 1997. He actively assists clients and their legal counsel during the structuring phase of their transactions. Mr. Angelo has extensive experience in managing commercial paper and medium term note programs, as well as both the business and legal side of structured finance. Fortune 1000 companies have selected Mr. Angelo to serve as independent director for their SPV subsidiaries established to finance commercial real estate, energy infrastructure and many classes of financial assets.
Manager Fees and Limitation on Liabilities
We will not compensate our managers, other than the independent manager, for their services on behalf of us. We will pay the annual fees of the independent manager from our revenues and will reimburse the independent manager for reasonable out-of-pocket expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent manager may employ in connection with the exercise and performance of his or her rights and duties under the LLC Agreement.
The LLC Agreement provides that to the extent permitted by law, the managers will not be personally liable for any of our debts, obligations or liabilities. The LLC Agreement further provides that, except as described below, to the fullest extent permitted by law, we will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests. With respect to a criminal action, the managers will be indemnified unless they had reasonable cause to believe their conduct was unlawful. We will not indemnify any manager for any judgment, penalty, fine or other expense directly caused by such manager’s fraud, gross negligence or willful misconduct, or, in the case of an independent manager, bad faith or willful misconduct. In addition, unless ordered by a court, we will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. We will pay any indemnification amounts owed to the managers out of funds in the accounts held under the indenture for the system restoration bonds, subject to the priority of payments described under “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus.
We are a Separate and Distinct Legal Entity from CenterPoint Houston
The LLC Agreement provides that we may not file a voluntary petition for relief under the Bankruptcy Code, without the affirmative vote of CenterPoint Houston, our sole member, and the affirmative vote of all of our managers, including the independent manager. CenterPoint Houston has agreed that it will not cause us to file a voluntary petition for relief under the Bankruptcy Code. This does not guarantee, however, that we will not become a debtor under the Bankruptcy Code. The LLC Agreement requires us, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for U.S. federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain our existence separate from CenterPoint Houston including:
•
taking all necessary steps to continue our identity as a separate legal entity,

•
making it apparent to third persons that we are an entity with assets and liabilities distinct from those of CenterPoint Houston, affiliates of CenterPoint Houston or any other Person, and

•
making it apparent to third persons that we are not a division of CenterPoint Houston or any of its affiliated entities or any other Person.

Our principal place of business is 1111 Louisiana Street, Suite 4654B, Houston, Texas 77002, and our telephone number at such address is (713) 207-7414.
Administration Agreement
CenterPoint Houston will, pursuant to an administration agreement between CenterPoint Houston and us, provide administrative services to us, including services relating to the preparation of financial statements, required filings with the SEC, any tax returns we might be required to file under applicable law, qualifications to do business, and minutes of our managers’ meetings. We will pay CenterPoint Houston a fixed fee of $100,000 per annum, payable in installments of $50,000 (which amount will be prorated for the period beginning on the date of issuance of the system restoration bonds until the initial payment date) on each payment date for performing these services, plus we will reimburse CenterPoint Houston for all costs and expenses for services performed by unaffiliated third parties and actually incurred by CenterPoint Houston in performing such services.

THE SYSTEM RESTORATION CHARGES
CenterPoint Houston will be the initial servicer of the system restoration bonds. Billing of retail customers by REPs is expected to begin on the business day following the issuance of the system restoration bonds. The servicer of the system restoration bonds will make annual adjustments to the system restoration charges to (a) correct any under-collections or over-collections of system restoration charges during the preceding 12 months and (b) ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the system restoration bonds during the period for which such adjusted system restoration charges are to be in effect. True-up adjustment may be made by the servicer more frequently at any time during the term of the system restoration bonds to correct any forecasted under-collection of system restoration charges in order to ensure timely payment of the system restoration bonds, including the replenishment of any funds drawn from the capital subaccount. In the event an interim true-up is necessary, CenterPoint Houston will file with the PUCT an application for true-up adjustment of the system restoration charges. In accordance with the financing order, the PUCT generally has at least 15 days after the date of a true-up adjustment filing to confirm mathematical accuracy of the adjustments.
The system restoration charges will be calculated on a per kWh or kVA basis, as applicable. The system restoration charges will be adjusted at least annually pursuant to the true-up adjustment mechanism. The system restoration charges will be based on the amount necessary to provide for the timely recovery of qualified costs approved in the financing order (including payment of principal and interest on the system restoration bonds and ongoing costs related to the system restoration bonds), allocated among each system restoration charge customer rate class based upon the allocation methodology and calculated for each customer rate class based upon forecasted consumption by such class during the related payment period.
The system restoration charges will be collected over the expected life of the system restoration bonds until all of the system restoration bonds and related ongoing qualified costs are paid in full.
The initial system restoration charges listed in the table below will be imposed on retail customers served at distribution voltage in CenterPoint Houston’s service territory at the applicable rate for the system restoration charge customer class determined pursuant to the financing order. These system restoration charges may be adjusted annually, or more frequently under certain circumstances, by the servicer in accordance with its filings with the PUCT. Please read “CenterPoint Houston’s Financing Order” in this prospectus.
System Restoration Charge Customer Rate Class	Initial System Restoration Charge Rate
Residential	$0.001110 per kWh
Secondary ≤ 10kVA	$0.001101 per kWh
Secondary > 10 kVA	$0.194520 per billing kVA
Primary Service	$0.112512 per billing kVA
Lighting Services	$0.026169 per kWh
Initial System Restoration Charges
Under the terms of the financing order, CenterPoint Houston will initially allocate the system restoration charges among the system restoration charge customer rate classes served at distribution voltage based on the same manner as CenterPoint Houston’s corresponding facilities and related expenses are functionalized and allocated in CenterPoint Houston’s current base rates, as shown in the table below.
System Restoration Charge Customer Rate Class	Allocation Factor
Residential	55.4597%
Secondary ≤ 10kVA	1.5261%
Secondary > 10 kVA	31.7972%
Primary Service	2.4092%
Lighting Services	8.8078%
Total System Restoration Charges	100.00000%
The allocation factors for each class will be subject to annual adjustment after the issuance of the system restoration bonds. Please read “CenterPoint Houston’s Financing Order — Statutory True-Ups” and “— Adjustments to Allocation of the System Restoration Charges” in this prospectus.

DESCRIPTION OF THE SYSTEM RESTORATION BONDS
General
We have summarized selected provisions of the indenture and the system restoration bonds below. This summary is subject to the terms and provisions of the indenture and the series supplement for the system restoration bonds, forms of which we have filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. You should carefully read the summary below and the terms and provisions of the indenture that may be important to you before investing in the system restoration bonds. Please read “Where You Can Find More Information” in this prospectus.
The system restoration bonds are not a debt, liability or other obligation of the State of Texas and are not a charge on its full faith and credit or taxing power, the PUCT or any other political subdivision, governmental agency, authority or instrumentality of the State of Texas and do not represent an interest in or legal obligation of CenterPoint Houston or any of its affiliates other than us. None of CenterPoint Energy, CenterPoint Houston or any of their affiliates will guarantee or insure the system restoration bonds. The financing order authorizing the issuance of the system restoration bonds does not constitute a pledge of the full faith and credit of the State of Texas, the PUCT or any other political subdivision of the State of Texas. The issuance of the system restoration bonds under the Securitization Act will not directly, indirectly or contingently obligate the State of Texas, the PUCT or any other political subdivision of the State of Texas to levy or to pledge any form of taxation for the system restoration bonds or to make any appropriation for their payment.
We will issue the system restoration bonds and secure their payment under an indenture that we will enter into with the trustee. We will issue the system restoration bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, except that we may issue one bond in each tranche in a smaller denomination. The initial principal amount, scheduled final payment date, final maturity date and interest rate for each tranche of the system restoration bonds are stated in the table below. In no event shall the scheduled final payment date for any tranche of the system restoration bonds exceed 14 years from the date of issuance of the system restoration bonds. The legal final maturity of any tranche of the system restoration bonds shall not exceed 15 years from the date of issuance of the system restoration bonds.
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	5.16	$240,913,000	12/15/2034	12/15/2035	4.255%
A-2	11.81	$160,608,000	6/15/2039	6/15/2040	4.826%
The scheduled final payment date for each tranche of the system restoration bonds is the date when the outstanding principal balance of that tranche will be reduced to zero if we make payments according to the expected sinking fund schedule for that tranche. The final maturity date for each tranche of the system restoration bonds is the date when we are required to pay the entire remaining unpaid principal balance, if any, of all outstanding system restoration bonds of that tranche. The failure to pay principal of any tranche of system restoration bonds by the final maturity date for that tranche is an event of default for the system restoration bonds, but the failure to pay principal of any tranche of the system restoration bonds by the respective scheduled final payment date of that tranche will not be an event of default. Please read “— Payments of Interest and Principal on the System Restoration Bonds” and “— What Constitutes an Event of Default on the System Restoration Bonds” in this prospectus.
Payments of Interest and Principal on the System Restoration Bonds
Interest will accrue on the principal balance of a tranche of the system restoration bonds at the interest rate of 4.255% with regard to the A-1 tranche, and 4.826% with regard to the A-2 tranche. Beginning June  15, 2026, we will make payments on the system restoration bonds semi-annually on June  15 and December 15 of each year, or, if that day is not a business day, the following business day (each, a “payment date”). Interest payments on the system restoration bonds will be made from collections of the system restoration charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount.

On each payment date, we will pay interest on each tranche of the system restoration bonds equal to the following amounts:
•
any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any, and

•
accrued interest on the principal balance of each tranche of the system restoration bonds from the close of business on the preceding payment date, or the date of the original issuance of the system restoration bonds, after giving effect to all payments of principal made on the preceding payment date, if any.

We will pay interest on the system restoration bonds before we pay principal on the system restoration bonds. If there is a shortfall in the amounts available in the collection account to make interest payments on the system restoration bonds, the trustee will distribute interest pro rata to each tranche of the system restoration bonds based on the amount of interest payable on each such outstanding tranche. We will calculate the interest on the system restoration bonds on the basis of a 360-day year consisting of twelve 30-day months.
The failure to pay accrued interest on a tranche of the system restoration bonds on any payment date (even if the failure is caused by a shortfall in system restoration charges received) will result in an event of default of the system restoration bonds unless such failure is cured within five business days. If interest is not paid within that five-business day period, we will pay such defaulted interest (plus interest on such defaulted interest at the applicable interest rate to the extent lawful) to the persons who are holders of the system restoration bonds on a special record date (as defined in the indenture). The special record date will be at least 15 business days prior to the date on which the trustee is to make a special payment (a special payment date). We will fix or cause to fix any special record date and special payment date and, at least 10 days before such special record date, we will send to each affected holder of the system restoration bonds a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid. An event of default under any tranche of the system restoration bonds will automatically trigger an event of default under the system restoration bonds. See “— What Constitutes an Event of Default on the System Restoration Bonds” below.
On any payment date with respect to the system restoration bonds, we generally will pay principal on a tranche of the system restoration bonds only until the outstanding principal balance of such tranche has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that tranche, but only to the extent funds are available. Accordingly, principal of any tranche of the system restoration bonds may be paid later, but generally not sooner, than reflected in the expected amortization schedule for such tranche, except in the case of an acceleration. Please read “Risk Factors — Other Risks Associated with an Investment in the System Restoration Bonds” and “Weighted Average Life and Yield Considerations for the System Restoration Bonds” in this prospectus.
The trustee will retain in the excess funds subaccount for payment on later payment dates any collections of system restoration charges in excess of amounts payable as:
•
fees and expenses of the servicer (including the servicing fee), the administrator, the independent manager and the trustee,

•
payment of any other operating expenses,

•
payments of interest and principal on the system restoration bonds,

•
allocations to the capital subaccount, and

•
the return on invested capital then due and payable to CenterPoint Houston.

If the trustee receives insufficient collections of system restoration charges for the system restoration bonds for any payment date, and amounts in the collection account (and the applicable subaccounts of that collection account) are not sufficient to make up the shortfall, principal of a tranche of the system restoration bonds may be paid later than expected, as described in this prospectus. The failure to make a scheduled payment of principal on a tranche of the system restoration bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to make the scheduled payment of principal due upon the final maturity of that tranche of the system restoration bonds.
The trustee will pay on each payment date to the holders of a particular tranche of the system restoration bonds, to the extent of available funds in the collection account, all payments of principal and interest then due on such system restoration bonds (other than a special payment date as defined in the indenture). The trustee will make each such payment to the holders of the system restoration bonds, other than the final payment, on the applicable payment date. If the system restoration bonds are ever issued in definitive certificated form, however, the final payment with respect to a tranche of the system restoration bonds will be made only upon presentation and surrender of such system restoration bond at the office or agency of the trustee specified in the notice given by the trustee with respect to such final payment. The trustee will transmit notice of the final payment to the holders of the system restoration bonds no later than five days prior to the final payment date, specifying that such final payment will be payable only upon presentation and surrender of such system restoration bond and the place where such system restoration bond may be presented and surrendered for payment.
The system restoration bonds will originally be issued in book-entry form, and we do not expect that the system restoration bonds will be issued in definitive certificated form. At the time, if any, we issue the system restoration bonds in the form of definitive certificated system restoration bonds and not to DTC or its nominee, the trustee will make payments as described below under “— Definitive Certificated System Restoration Bonds.”
On each payment date, the amount to be paid as principal on the system restoration bonds of a tranche will equal without duplication:
•
the unpaid principal amount of such tranche due on the final maturity date of that tranche, plus

•
the unpaid principal amount of such tranche due upon acceleration following an event of default, plus

•
the unpaid and previously scheduled payments of principal on such tranche, plus

•
the principal scheduled to be paid on such tranche on that payment date;

but only to the extent funds are available in the collection account (including all applicable subaccounts) after payment of certain of our fees and ordinary periodic operating expenses and after payment of interest as described in the section above. To the extent funds are so available, we will make scheduled payments of principal on the system restoration bonds of each tranche in the following order:
1.
to the holders of the Tranche A-1 system restoration bonds, until the principal balance of that tranche has been reduced to zero, and

2.
then to the holders of the Tranche A-2 system restoration bonds, until the principal balance of that tranche has been reduced to zero.

However, we will not pay principal of any tranche of the system restoration bonds on any payment date if making the payment would reduce the principal balance of that tranche to an amount lower than the amount specified in the expected amortization schedule below for that tranche on that payment date. Any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.

The entire unpaid principal amount of a tranche of the system restoration bonds will be due and payable:
•
on the final maturity date of that tranche, and

•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of not less than a majority of the outstanding amount of the system restoration bonds have declared the system restoration bonds to be immediately due and payable.

If there is a shortfall in the amounts available to make principal payments on a tranche of the system restoration bonds that are due and payable at that tranche’s final maturity date or upon an acceleration following an event of default under the indenture, the trustee will distribute principal from the collection account pro rata to each tranche of the system restoration bonds based on the principal amount of that tranche then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the system restoration bonds that are scheduled to be paid, and if more than one tranche is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches.
However, the nature of our business will result in payment of principal upon an acceleration of the system restoration bonds being made only as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the System Restoration Property” and “— You may experience material payment delays or incur a loss on your investment in the system restoration bonds because the source of funds for payment is limited” in this prospectus.
If any special payment date or other date specified herein for distribution of any payments to the holders of the system restoration bonds is not a business day, payments scheduled to be made on such special payment date or other date may be made on the next business day, and no interest will accrue upon such payment during the intervening period. “Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Houston, Texas are, or DTC is, required or authorized by law or executive order to remain closed.
Neither we nor CenterPoint Houston makes any representation or warranty that any amounts actually collected arising from system restoration charges will in fact be sufficient to meet payment obligations on the system restoration bonds or that assumptions made in calculating system restoration charges will in fact be realized.
The expected amortization schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for each tranche of the system restoration bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for each tranche of the system restoration bonds from the issuance date to the scheduled final payment date. In establishing these schedules, we have made the assumptions specified in the bullet points under the weighted average life sensitivity table below under “Weighted Average Life and Yield Considerations for the System Restoration Bonds,” among other assumptions.

Expected Amortization Schedule
Outstanding Principal Balance
Payment Date	Tranche A-1 Amount	Tranche A-2 Amount
Initial Principal Amount	$240,913,000.00	$160,608,000.00
6/15/2026	224,814,127.09	160,608,000.00
12/15/2026	213,656,532.90	160,608,000.00
6/15/2027	202,259,887.26	160,608,000.00
12/15/2027	190,619,068.48	160,608,000.00
6/15/2028	178,728,845.16	160,608,000.00
12/15/2028	166,583,873.81	160,608,000.00
6/15/2029	154,178,696.45	160,608,000.00
12/15/2029	141,507,738.16	160,608,000.00
6/15/2030	128,565,304.59	160,608,000.00
12/15/2030	115,345,579.38	160,608,000.00
6/15/2031	101,842,621.56	160,608,000.00
12/15/2031	88,050,362.86	160,608,000.00
6/15/2032	73,962,605.03	160,608,000.00
12/15/2032	59,573,016.98	160,608,000.00
6/15/2033	44,875,132.01	160,608,000.00
12/15/2033	29,862,344.85	160,608,000.00
6/15/2034	14,527,908.73	160,608,000.00
12/15/2034	—	159,472,932.31
6/15/2035	—	143,470,017.97
12/15/2035	—	127,062,789.99
6/15/2036	—	110,241,033.40
12/15/2036	—	92,994,275.13
6/15/2037	—	75,311,777.51
12/15/2037	—	57,182,531.59
6/15/2038	—	38,595,250.27
12/15/2038	—	19,538,361.28
6/15/2039	—	—
On each payment date, the trustee will make principal payments to the extent the principal balance of a tranche of the system restoration bonds exceeds the amount indicated for that tranche on that payment date in the table above and to the extent of funds available in the collection account after payment of certain of our fees and expenses and after payment of interest. If sufficient funds are available on each payment date, principal payments will be in the amounts indicated for each payment date in the expected sinking fund schedule below.

Expected Sinking Fund Schedule
Date	Tranche A-1	Tranche A-2
6/15/2026	$16,098,872.91	—
12/15/2026	11,157,594.19	—
6/15/2027	11,396,645.64	—
12/15/2027	11,640,818.78	—
6/15/2028	11,890,223.32	—
12/15/2028	12,144,971.35	—
6/15/2029	12,405,177.36	—
12/15/2029	12,670,958.29	—
6/15/2030	12,942,433.57	—
12/15/2030	13,219,725.21	—
6/15/2031	13,502,957.82	—
12/15/2031	13,792,258.70	—
6/15/2032	14,087,757.83	—
12/15/2032	14,389,588.05	—
6/15/2033	14,697,884.97	—
12/15/2033	15,012,787.16	—
6/15/2034	15,334,436.12	—
12/15/2034	14,527,908.73	$1,135,067.69
6/15/2035	—	16,002,914.34
12/15/2035	—	16,407,227.98
6/15/2036	—	16,821,756.59
12/15/2036	—	17,246,758.27
6/15/2037	—	17,682,497.62
12/15/2037	—	18,129,245.92
6/15/2038	—	18,587,281.32
12/15/2038	—	19,056,888.99
6/15/2039	—	19,538,361.28
Total Payments(1)	$240,913,000.00	$160,608,000.00

(1)
Totals may not add up due to rounding.

We cannot assure you that principal payments will be made or that the principal balance of any tranche of the system restoration bonds will be reduced at the rates indicated in the schedules above. Principal payments and the actual reduction in principal balances of a tranche of the system restoration bonds may occur more slowly. Principal payments and the actual reduction of principal balances of a tranche of the system restoration bonds will not occur more quickly than indicated in the above schedules, except that the total outstanding principal balance of and interest accrued on the system restoration bonds may be accelerated upon an event of default under the indenture. The system restoration bonds will not be in default if principal is not paid as specified in the schedules above unless the principal of any tranche of the system restoration bonds is not paid in full on or before the final maturity date of that tranche.
Redemption of the System Restoration Bonds
There are no redemption rights associated with the system restoration bonds.

System Restoration Bonds Will Be Issued in Book-Entry Form
The system restoration bonds will be available to investors only in the form of book-entry system restoration bonds. You may hold your bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold the system restoration bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear.
Cede & Co., as nominee for DTC, will hold the global bond or bonds representing the system restoration bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC.   DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The contents of such websites do not constitute a part of this prospectus or the registration statement of which this prospectus forms a part.
The Function of Clearstream.   Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the system restoration bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear.   The Euroclear System (“Euroclear”) was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. Euroclear includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. Euroclear is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the system restoration bonds. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear.   Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants.   Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving system restoration bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC will be the Holder of the System Restoration Bonds.   Holders of the system restoration bonds that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, system restoration bonds may do so only through Direct Participants and Indirect Participants. In addition, holders of the system restoration bonds will receive all distributions of principal of and interest on the system restoration bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, holders of the system restoration bonds may experience some delay in their receipt of payments because payments will be remitted by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its Direct Participants, who thereafter will forward them to Indirect Participants or holders of the system restoration bonds. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize holders of the system restoration bonds as holders, as that term is used in the indenture, and holders of the system restoration bonds will be permitted to exercise the rights of holders only indirectly through the participants, who in turn will exercise the rights of holders of the system restoration bonds through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the system restoration bonds and is required to receive and transmit distributions of principal and interest on the system restoration bonds. Direct Participants and Indirect Participants with whom holders of the system restoration bonds have accounts with respect to the system restoration bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective holders of the system restoration bonds. Accordingly, although the holders of the system restoration bonds will not possess system restoration bonds, holders of the system restoration bonds will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of the system restoration bonds to pledge system restoration bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those bonds, may be limited due to the lack of a physical certificate for those system restoration bonds.
DTC has advised us that it will take any action permitted to be taken by a holder of the system restoration bonds under the indenture only at the direction of one or more participants to whose account with DTC the system restoration bonds are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.
Except as required by law, none of any underwriter, the servicer, CenterPoint Houston, the trustee, us or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
How System Restoration Bond Payments will be Credited by Clearstream and Euroclear.   Distributions with respect to system restoration bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant U.S. tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder of the system restoration bonds under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the system restoration bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive Certificated System Restoration Bonds
The Circumstances that will Result in the Issuance of Definitive Certificated System Restoration Bonds.   The system restoration bonds will be issued in fully registered, certificated form to beneficial owners of system restoration bonds or other intermediaries, rather than to DTC or its nominee, only under the circumstances provided in the indenture, which includes any event where:
•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities under any letter of representation executed by us in favor of DTC, and we are unable to locate a qualified successor,

•
we, at our option, advise the trustee in writing that we elect to terminate the book-entry system through DTC, or

•
after the occurrence of an event of default under the indenture, holders of the system restoration bonds representing not less than a majority of the outstanding amount of the system restoration bonds maintained in book-entry form advise us, the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the holders’ of the system restoration bonds best interest.

The Delivery of Definitive Certificated System Restoration Bonds.   Upon the occurrence of any event described in the immediately preceding paragraph (unless otherwise specified), we will be required to notify DTC, the trustee, and all affected beneficial owners of system restoration bonds in writing of the occurrence of the event and of the availability through DTC of definitive certificated system restoration bonds to such owners of system restoration bonds. Upon surrender by DTC to the trustee of the global bond or bonds in the possession of DTC that had represented the applicable system restoration bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver definitive certificated system restoration bonds to the beneficial owners, and the trustee will recognize the holders of the definitive certificated system restoration bonds as holders under the indenture.
The Payment Mechanism for Definitive Certificated System Restoration Bonds.   Payments of principal of, and interest on, definitive certificated system restoration bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of definitive certificated system restoration bonds in whose names the definitive certificated system restoration bonds were registered at the close of business on the related record date. The trustee will make the final payment for each tranche of the system restoration bonds, however, only upon presentation and surrender of the system restoration bonds of that tranche at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will transmit notice of the final payment to the holders of the system restoration bonds no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.
The Transfer or Exchange of Definitive Certificated System Restoration Bonds.   Definitive certificated system restoration bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be U.S. Bank Trust Company, National Association. No service charge will be imposed for any registration of transfer or exchange, but we and the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Registration and Transfer of the System Restoration Bonds
We will only issue the system restoration bonds in definitive form under limited circumstances as described above, which will be transferable and exchangeable as described above under “— Definitive Certificated System Restoration Bonds.” There will be no service charge for any registration or transfer of the system restoration bonds, but the trustee may require the owner to pay a sum sufficient to cover any tax or other governmental charge.
We will issue the system restoration bonds in the minimum initial denominations and integral multiples set forth in this prospectus.
The trustee will make payments of interest and principal on each payment date to the holders of the system restoration bonds in whose names the system restoration bonds were registered on the applicable record date.
The Security for the System Restoration Bonds
To secure the payment of principal, premium, if any, and interest on, and any other amounts owed in respect of, the system restoration bonds pursuant to the indenture, we will grant to the trustee for the benefit of the holders of the system restoration bonds a security interest in all of our right, title and interest, whether now owned or later acquired, in and to the following collateral, which collectively constitutes the trust estate under the indenture:
•
the system restoration property,

•
all system restoration charges related to the system restoration property,

•
our rights under the sale agreement and the bill of sale delivered by CenterPoint Houston pursuant to the sale agreement,

•
our rights under the servicing agreement, the administration agreement and any subservicing, agency or collection agreements executed in connection with the servicing agreement,

•
our rights in the collection account and all subaccounts of the collection account, including the general subaccount, the capital subaccount and the excess funds subaccount and all cash, instruments, investment property or other assets on deposit therein or credited thereto from time to time or purchased with funds from the collection account, and all financial assets and securities entitlements carried therein or credited thereto,

•
all rights to compel the servicer to file for and obtain periodic adjustments to the system restoration charges in accordance with the Securitization Act and the financing order,

•
all of our other property, other than any cash released to us by the trustee on any payment date to be distributed to CenterPoint Houston as a return of its invested capital in us,

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demand causes and choses in action constitute energy transition property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property,

•
all payments on or under and all proceeds in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property of any or all of the foregoing, all cash proceeds, accounts, accounts receivable, general intangibles, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, payment intangibles, letter-of-credit rights, investment property, commercial tort claims, documents, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing, and

•
all payments on or under, and all proceeds in respect of, any or all of the foregoing.

The security interest does not extend to:
•
cash that has been released pursuant to the terms of the indenture,

•
amounts deposited with us for payment of costs of issuance with respect to the system restoration bonds (together with any interest earnings thereon), and

•
proceeds from the sale of the system restoration bonds that are required to pay the purchase price for the system restoration property, paid pursuant to the sale agreement, and the costs of the issuance of the system restoration bonds.

Section 39.309(b) of the Securitization Act provides that a valid and enforceable lien and security interest in system restoration property will attach and be perfected by the means set forth in Section 39.309. Specifically, Section 39.309(b) provides that a valid and enforceable lien and security interest in system restoration property may be created only by a financing order and the execution and delivery of a security agreement with a financing party in connection with issuance of financing instruments such as the system restoration bonds. The lien and security interest attach automatically at the time when value is received for the instruments. Upon perfection by filing notice with the Secretary of State of Texas under Section 39.309(d) of the Securitization Act, the lien and security interest will be a continuously perfected lien and security interest in the system restoration property and all proceeds of the property, whether accrued or not, and will have priority in the order of filing and take precedence over any subsequent judicial or other lien creditor.
The system restoration bonds will be non-recourse obligations and will be secured by and payable solely out of the system restoration property and the other assets of the trust estate securing the system restoration bonds. If and to the extent the system restoration property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the system restoration bonds, then the holders of the system restoration bonds will generally have no claim in respect of such insufficiency against us or any other person. By the acceptance of the system restoration bonds, the holders of the system restoration bonds waive any such claim. In addition, the indenture provides that, prior to the date that is one year and one day after the payment in full of the system restoration bonds, the trustee and the holders of the system restoration bonds will not institute against or join any other person in instituting against us any bankruptcy, reorganization, insolvency, liquidation or similar proceedings. By the acceptance of the system restoration bonds, the holders of the system restoration bonds are deemed to have agreed to this covenant.
The Collection Account for the System Restoration Bonds
Under the indenture, we will establish a collection account with the trustee or at another eligible institution for the system restoration bonds. The collection account will be under the sole dominion and exclusive control of the trustee. Funds received from collections of the applicable system restoration charges will be deposited into the collection account. The collection account for the system restoration bonds will be divided into the following subaccounts, which need not be separate bank accounts:
•
the general subaccount,

•
the capital subaccount, and

•
the excess funds subaccount.

For administrative purposes, the subaccounts may be established by the trustee as separate accounts that will be recognized individually as subaccounts and collectively as the collection account. Unless otherwise provided in the indenture, amounts in the collection account for the system restoration bonds not allocated to any other subaccount by the servicer will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account for the system restoration bonds include all of the subaccounts contained therein. All monies deposited from time to time in the collection account, all deposits therein pursuant to the indenture, and all investments made in eligible investments with these monies will be held by the trustee in the collection account as part of the trust estate of the indenture. The following institutions are eligible institutions for the establishment of the collection account:
•
the corporate trust department of the trustee or an affiliate thereof, so long as the trustee or such affiliate have (i) either a short-term deposit or issuer rating from Moody’s of at least “P-1” or a long-term unsecured debt or issuer rating from Moody’s of at least “A2” and (ii) a short-term deposit or issuer rating from S&P of at least “A-1” or a long-term unsecured debt or issuer rating from S&P of at least “A”, or

•
a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt or issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term (bank deposit) or issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If an eligible institution then being utilized for any purposes under the indenture or the series supplement no longer meets the definition of eligible institution, then we will replace such eligible institution within 60 days of such eligible institution no longer meeting the definition of eligible institution.
Appropriate Investments for Funds in the Collection Account.   So long as no default or event of default has occurred and is continuing, all or a portion of the funds in the collection account for the system restoration bonds must be invested by the trustee in accordance with the written direction of the servicer in any of the following, each of which is referred to as an eligible investment:
1.
direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America,

2.
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee or its affiliates, acting in a commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof, and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the system restoration bonds,
3.
commercial paper (including commercial paper of the trustee or its affiliates, acting in a commercial capacity, and other than commercial paper issued by CenterPoint Houston or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the system restoration bonds,

4.
investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P,

5.
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions,

6.
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria:

(i)   a broker-dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation, or
(ii)   an unrated broker-dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker-dealer are unconditionally guaranteed by such non-bank or bank holding company, or
7.
any other investment permitted by each of the rating agencies.

Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more will be eligible investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in clauses (2) through (4) above which have maturities of more than 30 days but less than or equal to 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (2) through (4) above which have maturities of more than 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (2) through (4) above which have a maturity of 60 days or less will be eligible investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (2) through (4) above which have a maturity of 365 days or less will be eligible investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.
Remittances to the Collection Account.   On each remittance date, the servicer will remit estimated system restoration charge collections or collected system restoration charges, as the case may be, any indemnity amounts and any other proceeds of the trust estate securing the system restoration bonds to the trustee for deposit in the collection account. Indemnity amount means any amount paid by the servicer or CenterPoint Houston to the trustee, for the trustee or on behalf of the holders of the system restoration bonds, in respect of indemnification obligations pursuant to the servicing agreement or the sale agreement. Please read “The Servicing Agreement” and “The Sale Agreement” in this prospectus.

General Subaccount.   Collected system restoration charges and any indemnity amounts remitted to the trustee will be deposited into the general subaccount. On each payment date, the trustee will allocate amounts in the general subaccount among the other subaccounts as described below under “— How Funds in the Collection Account Will Be Allocated.” Amounts in the general subaccount will be invested in the eligible investments described above.
Capital Subaccount.   Upon the issuance of the system restoration bonds, CenterPoint Houston will make a capital contribution to us in an amount not to be less than 0.50% of the original principal amount of the system restoration bonds, which amount shall not come from the proceeds of the sale of the system restoration bonds. We will pay this amount to the trustee for deposit into the capital subaccount which will be invested in eligible investments by the trustee in accordance with the written direction of the servicer. The trustee will draw on amounts in the capital subaccount to the extent that, in allocating funds in accordance with clauses 1 through 8 in “— How Funds in the Collection Account Will Be Allocated,” below, amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments on the system restoration bonds and payments of fees and expenses specified in clauses 1 through 8. The trustee will allocate collected system restoration charges available on any payment date that are not necessary to pay amounts described in clauses 1 through 8 in “— How Funds in the Collection Account Will Be Allocated,” below, to the capital subaccount in an amount sufficient to replenish any amounts drawn from the capital subaccount (other than distributed investment earnings on the capital subaccount) and any shortfall of investment earnings on the capital subaccount. On each payment date, any investment earnings on the capital subaccount relating to amounts above the actual amount of CenterPoint Houston’s capital contribution shall be allocated to the excess funds subaccount.
Excess Funds Subaccount.   The trustee will allocate collected system restoration charges available on any payment date that are not necessary to pay clauses 1 through 10 in “— How Funds in the Collection Account Will Be Allocated,” below, to the excess funds subaccount. The trustee will invest amounts in the excess funds subaccount in eligible investments in accordance with the written direction of the servicer. On each payment date, the trustee will draw on the excess funds subaccount in allocating funds in accordance with clauses 1 through 10 in “— How Funds in the Collection Account Will Be Allocated,” below, to the extent that amounts on deposit in the general subaccount are insufficient to make scheduled payments on the system restoration bonds and payments of fees and expenses specified in clauses 1 through 10.
How Funds in the Collection Account Will Be Allocated
Amounts remitted by the servicer to the trustee with respect to the system restoration bonds, including any amounts received by us relating to the indemnification obligations payable by the seller pursuant to the sale agreement or the servicer pursuant to the servicing agreement and all investment earnings on amounts in the general subaccount of the collection account will be deposited into the general subaccount. Investment earnings on amounts in the capital subaccount (other than investment earnings relating to amounts above the actual amount of CenterPoint Houston’s capital contribution that are allocated to the excess funds subaccount) and the excess funds subaccount will be deposited into the capital subaccount and the excess funds subaccount, respectively.
On each payment date for the system restoration bonds, the trustee will allocate or pay all amounts on deposit in the general subaccount of the collection account for the system restoration bonds in the following order of priority in accordance with the related written statement from the servicer:
1.
payment of the trustee’s fees, plus expenses and any outstanding indemnity amounts not to exceed $200,000 in any 12-month period, provided, however, that such cap shall be disregarded and inapplicable upon the acceleration of the system restoration bonds following the occurrence of an event of default,

2.
payment of the servicing fee with respect to such payment date, plus any unpaid servicing fees from prior payment dates,

3.
payment of the due and unpaid administration fee, which will be a fixed amount specified in the administration agreement between us and CenterPoint Houston, and the due and unpaid fees of our independent manager, which will be in an amount specified in an agreement between us and our independent manager,
4.
payment of all of our other ordinary periodic operating expenses relating to the system restoration bonds for such payment date, such as accounting and audit fees, rating agency fees, legal fees and certain reimbursable costs of the servicer under the servicing agreement,

5.
payment of the interest then due on the system restoration bonds, including any past due interest (together with, to the extent lawful, interest on such past due interest at the applicable bond interest rate),

6.
payment of the principal due to be paid on the system restoration bonds at the final maturity date for such tranche or as a result of an acceleration upon an event of default,

7.
payment of the principal then scheduled to be paid on the system restoration bonds in accordance with the expected sinking fund schedule, including any previously unpaid scheduled principal,

8.
payment of any of our remaining unpaid operating expenses and any remaining amounts owed pursuant to the basic documents, including all remaining expenses and indemnity amounts owed to the trustee, paid to the parties, pro rata, to which such expenses or amounts are owed,

9.
replenishment of the amount, if any, by which the initial balance of the capital subaccount exceeds the amount in the capital subaccount as of such payment date,

10.
the return on the invested capital then due and payable, which shall be the sum of the actual amounts earned from investments of CenterPoint Houston’s capital contribution which has been deposited into the capital subaccount, plus any return on the invested capital not paid on any prior payment date, shall be paid to CenterPoint Houston,

11.
allocation of the remainder, if any, to the excess funds subaccount, and

12.
after the system restoration bonds have been paid in full and discharged, and all of the other foregoing amounts have been paid in full, the balance, together with all amounts in the capital subaccount and the excess funds subaccount, released to us free from the lien of the indenture, which funds, less an amount equal to the initial deposit into the capital subaccount plus any unpaid return on invested capital, will be distributed to CenterPoint Houston and credited by CenterPoint Houston to its retail customers in accordance with Section 39.262(g) of the Public Utility Regulatory Act.

The amount of the annual servicer’s fee referred to in clause 2 above shall be 0.075% of the initial principal amount of the system restoration bonds and shall be prorated based on the fraction of a calendar year during which the servicer provides services. In the event that a successor servicer not an affiliate of CenterPoint Houston is appointed, the amount of the annual servicer’s fee shall be agreed by the successor servicer and the trustee (in accordance with written direction from the holders of the system restoration bonds evidencing at least a majority of the outstanding amount of the system restoration bonds), but shall not exceed 0.60% of the system restoration bond balance on the date of the servicing agreement without the consent of the PUCT, and shall be prorated based on the fraction of a calendar year during which the successor servicer provides services. The amount of the annual administration fee referred to in clause 3 above shall be fixed at $100,000.
Interest means, for any payment date for the system restoration bonds, the sum, without duplication, of:
•
an amount equal to the interest accrued on that tranche of the system restoration bonds at the applicable interest rate from the prior payment date or, with respect to the first payment date, the amount of interest accrued since the issuance date, with respect to that tranche,

•
any unpaid interest plus, to the fullest extent permitted by law, any interest accrued on this unpaid interest, and

•
if the system restoration bonds have been declared due and payable, all accrued and unpaid interest thereon.

Principal means, with respect to any payment date and any tranche of the system restoration bonds, the sum, without duplication, of:
•
the amount of principal of that tranche due as a result of the occurrence and continuance of an event of default and acceleration of the system restoration bonds,

•
the amount of principal of that tranche due on the final maturity date of that tranche,

•
any unpaid and previously scheduled payments of principal of that tranche and overdue payments of principal of that tranche, and

•
the amount of principal of that tranche scheduled to be paid on such payment date in accordance with the expected sinking fund schedule.

If on any payment date funds in the general subaccount are insufficient to make the allocations or payments contemplated by clauses 1 through 9 of the first paragraph of this subsection with respect to the system restoration bonds, the trustee, in accordance with the related written statement from the servicer, will draw from amounts on deposit in the following subaccounts in the following order up to the amount of the shortfall:
1.
from the excess funds subaccount for allocations and payments contemplated in clauses 1 through 9, and

2.
from the capital subaccount for allocations and payments contemplated by clauses 1 through 8.

If, on any payment date, available collections of system restoration charges allocable to the system restoration bonds, together with available amounts in the related subaccounts, are not sufficient to pay interest due on all outstanding system restoration bonds on that payment date, amounts available will be allocated pro rata based on the amount of interest payable on each tranche of the system restoration bonds. If, on any payment date, remaining collections of system restoration charges allocable to the system restoration bonds, together with available amounts in the subaccounts, are not sufficient to pay principal due and payable at a tranche’s final maturity date or upon an acceleration following an event of default under the indenture, amounts available will be allocated pro rata based on the principal amount of each tranche of the system restoration bonds then due and payable. If, on any payment date, remaining collections of system restoration charges allocable to the system restoration bonds, together with available amounts in the subaccounts, are not sufficient to pay principal scheduled to be paid, and if more than one tranche of the system restoration bonds is scheduled to be paid on such payment date, the trustee will distribute principal from the collection account sequentially in the numerical order of such tranches. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the system restoration charges will take into account, among other things, the need to replenish those amounts (plus any deficiency in the amount of investment earnings on the capital subaccount allowed by the financing order).
How Funds in the Subaccounts Will Be Used upon Repayment of the System Restoration Bonds
Upon the payment in full of all system restoration bonds authorized in the financing order and the discharge of all obligations, including financing costs, all remaining amounts in the collection account (including investment earnings) shall be released by the trustee to us for distribution to CenterPoint Houston. With regard to the amounts in the capital subaccount of the collection account, all such funds shall be released to us for distribution to, and retention by, CenterPoint Houston. Until such funds are returned by us to CenterPoint Houston, CenterPoint Houston may earn a rate of return on its capital investment in us equal to the actual amounts earned from investments on CenterPoint Houston’s capital contribution deposited into the capital subaccount.
Reports to the Holders of the System Restoration Bonds
On or before each payment date, the trustee will make available on its website (currently located at https://pivot.usbank.com) to each of the holders of the system restoration bonds a statement provided and prepared by the servicer. This statement will include, to the extent applicable, the following information, as well as any other information so specified in the series supplement, as to the system restoration bonds with respect to that payment date or the period since the previous payment date, as applicable:
•
the amount of the payment to the holders of the system restoration bonds allocable to principal, if any,

•
the amount of the payment to the holders of the system restoration bonds allocable to interest,

•
the aggregate outstanding amount of the system restoration bonds, before and after giving effect to any payments allocated to principal reported above,

•
the difference, if any, between the aggregate outstanding amount specified immediately above and the outstanding amount specified in the sinking fund schedule,

•
any other transfers and payments to be made on such payment date, including amounts paid to the trustee and to the servicer, and

•
the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Website
We will, to the extent permitted by and consistent with our obligations under applicable law, cause to be posted on the website associated with CenterPoint Houston:
•
the final prospectus for the system restoration bonds,

•
a statement reporting the balances in the collection account and in each subaccount as of all payment dates and as of the end of the year,

•
the semi-annual servicer’s certificate as required to be submitted pursuant to the servicing agreement,

•
the monthly servicer’s certificate as required to be submitted pursuant to the servicing agreement,

•
the text (or a link to the website where a reader can find the text) of each filing of a system restoration charge adjustment and the results of each such filing,

•
any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies,

•
any material legislative enactment or regulatory order or rule directly relevant to the outstanding system restoration bonds, and

•
any reports and other information that we are required to file with the SEC under the Exchange Act.

We and the Trustee May Modify the Indenture
Modifications of the Indenture That Do Not Require Consent of Holders of the System Restoration Bonds.   Without the consent of any of the holders of the outstanding system restoration bonds but with prior notice to the rating agencies and, with respect to amendments that would increase ongoing qualified costs, with the consent or deemed consent of the PUCT (other than with respect to the series supplement establishing the system restoration bonds), we and the trustee may execute a supplemental indenture for any of the following purposes:
•
to correct or amplify the description of the trust estate, or to better assure, convey and confirm unto the trustee the trust estate, or to subject additional property to the lien of the indenture,

•
to evidence the succession, in compliance with the applicable provisions of the indenture, of another entity to us, and the assumption by any applicable successor of our covenants contained in the indenture and in the system restoration bonds,

•
to add to our covenants, for the benefit of the secured parties (as defined in the indenture), or to surrender any right or power therein conferred upon us,

•
to convey, transfer, assign, mortgage or pledge any property to or with the trustee,

•
to cure any ambiguity or mistake, to correct or supplement any provision of the indenture or series supplement which may be inconsistent with any other provision of the indenture or in any supplemental indenture, including the series supplement, or the final prospectus or to make any other provisions with respect to matters or questions arising under the indenture or series supplement; provided, however, that:

•
this action shall not adversely affect in any material respect the interests of any holder of the system restoration bonds or to surrender any right or power therein conferred upon us, and

•
the rating agency condition shall have been satisfied with respect thereto,

•
to evidence and provide for the acceptance of the appointment under the indenture by a successor trustee with respect to the system restoration bonds and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trust estate under the indenture by more than one trustee, pursuant to the requirements specified in the indenture,

•
to qualify the system restoration bonds for registration with a clearing agency,

•
to modify, eliminate or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act,

•
to satisfy any rating agency requirements, or

•
to authorize the appointment of any person for any tranche of the system restoration bonds required or advisable with the listing of any such tranche of the system restoration bonds on any stock exchange and otherwise amend the indenture to incorporate changes requested or required by any governmental authority, stock exchange authority or person for any tranche of the system restoration bonds in connection with such listing.

Additional Modifications to the Indenture That Do Not Require the Consent of Holders of the System Restoration Bonds.   We and the trustee may also, without the consent of any of the holders of the system restoration bonds but, with respect to amendments that would increase ongoing qualified costs, with the consent or deemed consent of the PUCT, execute one or more other agreements supplemental to the indenture as long as:
•
the supplemental agreement does not adversely affect in any material respect the interests of any holder of the system restoration bonds, as evidenced by an officer’s certificate, and

•
the rating agency condition shall have been satisfied with respect thereto.

Any such amendment that may have the effect of increasing ongoing qualified costs may be provided by us to the PUCT, along with a statement as to the possible effect of the amendment on the ongoing qualified costs, and such amendment shall become effective on the later of (i) the date proposed by the parties to the proposed amendment or (ii) 31 days after such submission to the PUCT, unless such commission issues an order disapproving the amendment within a 30-day period.
Modifications to the Indenture That Require the Approval of the Holders of the System Restoration Bonds.   We and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the outstanding amount of the system restoration bonds of each tranche to be affected by the supplemental indenture and, with respect to amendments that would increase ongoing qualified costs, with the consent or deemed consent of the PUCT, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of the system restoration bonds under the indenture. Any such amendment that may have the effect of increasing ongoing qualified costs shall be provided by us to the PUCT, along with a statement as to the possible effect of the amendment on the ongoing qualified costs, and such amendment shall become effective on the later of (i) the date proposed by the parties to the proposed amendment or (ii) 31 days after such submission to the PUCT, unless such commission issues an order disapproving the amendment within a 30-day period. Under no circumstance may the supplemental indenture, without the consent of the holder of each outstanding system restoration bond of each tranche affected thereby:

•
change the date of payment of any installment of principal of or premium, if any, or interest on the system restoration bonds of such tranche, or reduce the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto,

•
change the provisions of the indenture and the series supplement relating to the application of collections on, or the proceeds of the sale of, the trust estate of the indenture to payment of principal of or premium, if any, or interest on the system restoration bonds of such tranche, or change any place of payment where, or the coin or currency in which, any system restoration bond of such tranche or any interest thereon is payable,

•
reduce the percentage of the aggregate amount of the outstanding system restoration bonds or a tranche thereof, the consent of the holders of the system restoration bonds of which is required for any supplemental indenture, or the consent of the holders of the system restoration bonds of which is required for any waiver of compliance with those certain provisions of the indenture specified therein or of certain defaults specified therein and their consequences provided for in the indenture,

•
reduce the percentage of the outstanding amount of the system restoration bonds required to direct the trustee to direct us to sell or liquidate the trust estate of the indenture,

•
modify any provision of the section of the indenture relating to the consent of holders of the system restoration bonds with respect to supplemental indentures or any provision of the other basic documents similarly specifying the rights of the holders of the system restoration bonds to consent to modification thereof, except to increase any percentage specified therein or to provide that those provisions of the indenture or the basic documents specified in the indenture cannot be modified or waived without the consent of each outstanding holder of the system restoration bonds affected thereby,

•
modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest, principal or premium, if any, due and payable on any system restoration bond on any payment date (including the calculation of any of the individual components of such calculation) or change the expected sinking fund schedule or expected amortization schedule or final maturity date of the system restoration bonds,

•
decrease the required capital amount with respect to the system restoration bonds,

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the trust estate securing the system restoration bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any system restoration bond of the security provided by the lien of the indenture,

•
cause any material adverse U.S. federal income tax consequence to us, CenterPoint Houston, the managers, the trustee or the then-existing holders of the system restoration bonds, or

•
impair the right to institute suit for the enforcement of the provisions of the indenture regarding payment or application of funds.

Enforcement of the Sale Agreement, the Administration Agreement and the Servicing Agreement.   The indenture provides that we will take all lawful actions to enforce our rights under the sale agreement, the administration agreement, the servicing agreement and other basic documents. The indenture also provides that we will take all lawful actions to compel or secure the performance and observance by CenterPoint Houston, the administrator and the servicer of their respective obligations to us under or in connection with the sale agreement, the administration agreement, the servicing agreement, and other basic documents. So long as no event of default occurs and is continuing, we may exercise any and all rights, remedies, powers and privileges lawfully available to us under or in connection with the sale agreement, the administration agreement, the servicing agreement and other basic documents; provided that such action shall not adversely affect the interests of the holders of the system restoration bonds in any material respect. However, if we or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the system restoration charges, we must notify the trustee, the holders of the system restoration bonds and, when required, the PUCT in writing of such proposal (or, if pursuant to a request by us, the trustee shall notify the holders of the system restoration bonds of such proposal). In addition, the trustee may consent to this proposal only with the written consent of the holders of not less than a majority of the outstanding amount of the system restoration bonds or tranche affected thereby and only if the rating agency condition is satisfied. In addition, any proposed amendment of the indenture, the sale agreement or the servicing agreement that would increase ongoing qualified costs requires the prior written consent or deemed consent of the PUCT.
If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of not less than a majority of the outstanding amount of the system restoration bonds of the tranches affected thereby, shall exercise all of our rights, remedies, powers, privileges and claims against CenterPoint Houston, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of ours to take this action shall be suspended.
Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement.   The sale agreement, the administration agreement and the servicing agreement, may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the holders of the system restoration bonds but with the consent of the trustee and, with respect to amendments that would increase qualified financing costs, with the consent or deemed consent of the PUCT. The trustee shall provide such consent upon receiving evidence of satisfaction of the rating agency condition and an opinion of counsel evidencing that the amendment is in accordance with the terms of the agreement being amended. Furthermore, any amendment to any such agreement that may have the effect of increasing ongoing qualified costs shall be provided by us to the PUCT, along with a statement as to the possible effect of the amendment on the ongoing qualified costs. The amendment shall become effective on the later of (i) the date proposed by the parties to the proposed amendment or (ii) 31 days after such submission to the PUCT unless such commission issues an order disapproving the amendment within a 30-day period.
Notification of the Rating Agencies, the Trustee, the Paying Agent, the System Restoration Bond Registrar and the Holders of the System Restoration Bonds of Any Modification.
If we, CenterPoint Houston or the servicer or any other party to the applicable agreement:
•
proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement, or

•
waives timely performance or observance by CenterPoint Houston, the administrator or the servicer or any other party under the sale agreement, the administration agreement or the servicing agreement,

in each case in a way which would materially and adversely affect the interests of holders of the system restoration bonds, we must first notify the rating agencies of the proposed action and must promptly notify the trustee, the paying agent (if not the trustee) the system restoration bond registrar (if not the trustee) and the holders of the system restoration bonds in writing of the proposed action and whether the rating agency condition has been satisfied with respect thereto (or, if pursuant to a request by us, the trustee shall notify the holders of the system restoration bonds on our behalf). The trustee will consent to this proposed amendment, modification, supplement or waiver only if the rating agency condition is satisfied and only with the prior written consent of the holders of not less than a majority of the outstanding principal amount of the system restoration bonds of the tranche materially and adversely affected thereby and, if such action would increase ongoing qualified costs, the consent or deemed consent of the PUCT.
What Constitutes an Event of Default on the System Restoration Bonds
An event of default with respect to the system restoration bonds is defined in the indenture as being:
1.
a default in the payment of any interest on any system restoration bond when the same becomes due and payable and the continuation of this default for five business days,

2.
a default in the payment of the then unpaid principal of any tranche of the system restoration bonds on the final maturity date for that tranche,

3.
a default in the observance or performance of any of our covenants or agreements made in the indenture, other than those specifically dealt with in clause 1 or 2 above, or any of our representations or warranties made in the indenture or the series supplement or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when made, and if such default continues or is not cured for a period of 30 days after the earlier of (a) written notice of the default is given to us by the trustee or to us and the trustee by the holders of at least 25% of the outstanding principal amount of the system restoration bonds or (b) the date we have actual notice of the default,

4.
the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of us or any substantial part of the trust estate in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for any substantial part of the trust estate, or ordering the winding-up or liquidation of our affairs, and such decree or order remains unstayed and in effect for a period of 90 consecutive days,

5.
the commencement by us of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by us to the entry of an order for relief in an involuntary case or proceeding under any such law, or the consent by us to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or our property for any substantial part of the trust estate, or the making by us of any general assignment for the benefit of creditors, or the failure by us generally to pay our debts as such debts become due, or the taking of action by us in furtherance of any of the foregoing, or

6.
any act or failure to act by the State of Texas or any of its agencies (including the PUCT), officers or employees that violates or is not in accordance with the pledge of the State of Texas.

Remedies Available Following an Event of Default.   If an event of default with respect to the system restoration bonds, other than event number 6 above, occurs and is continuing, the trustee or holders holding not less than a majority of the outstanding principal amount of the system restoration bonds may declare the unpaid principal balance of system restoration bonds, together with accrued interest, to be immediately due and payable. This declaration may, under the circumstances specified therein, be rescinded by the holders of not less than a majority of the outstanding principal amount of the system restoration bonds. The nature of our business will result in payment of principal upon such a declaration being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the System Restoration Property — Foreclosure of the trustee’s lien on the system restoration property might not be practical, and acceleration of the system restoration bonds before maturity might have little practical effect” and “— You may experience material payment delays or incur a loss on your investment in the system restoration bonds because the source of funds for payment is limited” in this prospectus.
In addition to acceleration of the system restoration bonds described above, the trustee may exercise one or more of the following remedies upon an event of default (other than event number 6 above):
•
the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the system restoration bonds or under the indenture with respect to the system restoration bonds, whether by declaration of acceleration or otherwise, and, subject to the limitations on recovery set forth in the indenture, enforce any judgment obtained, and collect from us moneys adjudged due, upon the system restoration bonds,

•
the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the trust estate,

•
the trustee may exercise any remedies of a secured party under the Texas UCC or the Public Utility Regulatory Act or any other applicable law and take any other appropriate action to protect and enforce the rights and remedies of the trustee and the holders of the system restoration bonds,

•
at the written direction of the holders of not less than a majority of the outstanding principal amount of the system restoration bonds, the trustee may either sell all or a portion of the trust estate or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by applicable law provided that certain conditions set forth in the indenture are met, or elect that we maintain possession of all or a portion of the trust estate securing the system restoration bonds pursuant to the terms of the indenture and continue to apply the system restoration charges as if there had been no declaration of acceleration, and

•
the trustee may exercise all of our rights, remedies, powers, privileges and claims against the seller, administrator or the servicer under or in connection with the administration agreement, the sale agreement or the servicing agreement.

If event of default number 6 above occurs, the trustee, for the benefit of the trustee and the holders, may to the extent allowed by applicable law institute or participate in proceedings necessary to compel performance of or to enforce the pledge of the State of Texas and to collect any monetary damages incurred by the holders of the system restoration bonds or the trustee as a result of such event of default. This is the only remedy the trustee may exercise if this event of default has occurred.
When the Trustee Can Sell the Trust Estate.   If the system restoration bonds have been declared to be due and payable following an event of default, the trustee may, at the written direction of the holders of not less than a majority of the outstanding principal amount of the system restoration bonds, either:
•
subject to the paragraph immediately below, sell all or a portion of the trust estate securing the system restoration bonds,

•
elect to have us maintain possession of the trust estate securing the system restoration bonds, or

•
take such other remedial action as the trustee, at the written direction of the holders of not less than a majority in principal amount of the system restoration bonds then outstanding and declared to have been due and payable, may continue to apply distributions on the trust estate securing the system restoration bonds as if there had been no declaration of acceleration.

The trustee is prohibited from selling the trust estate securing the system restoration bonds following an event of default unless the final payment date of the system restoration bonds has occurred or the system restoration bonds have been declared due and payable and:
•
the holders of 100% of the principal amount of the system restoration bonds consent to the sale,

•
the proceeds of the sale or liquidation are sufficient to pay in full the principal, premium, if any, and accrued interest on the outstanding system restoration bonds and all financing costs, including all fees, expenses and indemnities due and owing to the trustee, or

•
the trustee determines that funds provided by the trust estate securing the system restoration bonds would not be sufficient on an ongoing basis to make all payments on the system restoration bonds as these payments would have become due if the system restoration bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of at least two-thirds (2/3) of the aggregate outstanding principal amount of the system restoration bonds.

Right of Holders of the System Restoration Bonds to Direct Proceedings.   Subject to the provisions for indemnification and the limitations contained in the indenture, the holders of not less than a majority in principal amount of the outstanding system restoration bonds (or, if less than all tranches are affected, the affected tranches) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:
•
this direction does not conflict with any rule of applicable law or with the indenture or the series supplement and shall not involve the trustee in any personal liability or expense,

•
any direction to the trustee to sell or liquidate any of the trust estate securing the system restoration bonds shall be by the holders of the system restoration bonds representing not less than 100% of the outstanding system restoration bonds,

•
so long as the conditions specified in the indenture have been satisfied and the trustee elects to retain the trust estate securing the system restoration bonds pursuant to the indenture and elects not to sell or liquidate that trust estate, any direction to the trustee to sell or liquidate the trust estate securing the system restoration bonds or any portion thereof by the holders representing less than 100% of the outstanding amount of the system restoration bonds, shall be of no force and effect, and

•
the trustee may take any other action deemed proper by the trustee that is not inconsistent with this direction.

However, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the system restoration bonds if:
•
it reasonably believes it will not be indemnified to its satisfaction against any cost, expense or liabilities, or

•
it determines that this action might involve it in liability or materially adversely affect the rights of any holder of the system restoration bonds not consenting to such action.

Waiver of Default.   Prior to acceleration of the maturity of the system restoration bonds or any tranche thereof, the holders of not less than a majority of the outstanding principal amount of the system restoration bonds may, subject to certain conditions specified in the indenture, waive any default with respect to the system restoration bonds. However, they may not waive a default in the payment of principal of or premium, if any, or interest on any of the system restoration bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the affected tranches of outstanding system restoration bonds.
Limitation of Proceedings.   Under the indenture, no holder of the system restoration bonds will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the right to foreclose on the system restoration property or otherwise enforce the lien in the system restoration property pursuant to Section 39.309 of the Securitization Act, unless:
•
the holder previously has given to the trustee written notice of a continuing event of default,

•
the holders of not less than a majority of the outstanding principal amount of the system restoration bonds have made written request of the trustee to institute the proceeding in its own name as trustee,

•
the holder or holders have offered the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in complying with the request,

•
the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute the proceeding, and

•
no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of not less than a majority of the outstanding principal amount of the system restoration bonds.

In addition, each of the trustee, the holders and the servicer will covenant that it will not, prior to the date that is one year and one day after the termination of the indenture and the payment in full of all system restoration bonds and any other amounts owed under the indenture, acquiesce, petition or otherwise invoke or cause us or any manager to invoke against us or against our managers or our member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy, insolvency or similar law. By purchasing system restoration bonds, each holder of the system restoration bonds will be deemed to have made this covenant.
Our Covenants
Consolidation, Merger or Sale of Assets.   We will keep in effect our existence, rights and franchises as a limited liability company under Delaware law, provided that we may consolidate or merge with or into another entity or sell substantially all of our assets to another entity if:

•
the entity formed by or surviving the consolidation or merger or to whom substantially all of our assets are sold is organized and existing under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the performance or observance of every agreement and covenant of the indenture and the series supplement on our part to be performed or observed, all as provided in the indenture and the series supplement,

•
the entity formed by or surviving the consolidation or merger or to whom substantially all of our assets are sold expressly assumes all obligations and succeeds to all of our rights under the sale agreement, the administration agreement, the servicing agreement and any other basic document specified in the indenture to which we are a party (or under which we have rights) pursuant to an assignment and assumption agreement executed and delivered to the trustee,

•
no default or event of default will have occurred and be continuing immediately after giving effect to the merger, consolidation or sale,

•
prior notice will have been given to the rating agencies and the rating agency condition will have been satisfied with respect to the merger, consolidation or sale,

•
we shall have delivered to CenterPoint Houston, the trustee and the rating agencies an opinion of outside tax counsel to the effect that the merger, consolidation or sale will have no material adverse U.S. federal or state income tax consequence to us, CenterPoint Houston, the trustee or any holder of the system restoration bonds,

•
any action that is necessary to maintain the lien and security interest created by the indenture and the series supplement has been taken as evidenced by an opinion of our external counsel delivered to the trustee, and

•
we shall have delivered to the trustee an officer’s certificate and opinion of external counsel each stating that such consolidation or merger and such supplemental indenture comply with the indenture and the series supplement and that all conditions precedent to such transaction listed above have been complied with.

Additional Covenants.   We will from time to time execute and deliver all documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien and security interest of the indenture and the priority thereof. We will not, among other things:
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except as expressly permitted by the indenture, the series supplement, or other basic documents, sell, transfer, convey, exchange or otherwise dispose of any of our properties or assets, including those included in the trust estate unless in accordance with the indenture,

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claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the system restoration bonds, other than amounts properly withheld from such payments under the Internal Revenue Code, the Treasury Regulations promulgated thereunder or other tax laws or assert any claim against any present or former holder of the system restoration bonds because of the payment of taxes levied or assessed upon any part of the trust estate,

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terminate our existence, dissolve or liquidate in whole or in part, except as otherwise permitted by the indenture,

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permit the validity or effectiveness of the indenture or other basic documents to be impaired or the lien to be amended, hypothecated, subordinated, terminated or discharged,

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permit any person to be released from any covenants or obligations with respect to the system restoration bonds except as expressly permitted by the indenture,

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permit any lien, charge, security interest, pledge, equity or other encumbrance, other than the lien of the indenture, to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due),

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permit the lien of the indenture not to constitute a valid first priority perfected security interest in the trust estate securing the system restoration bonds,

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elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes or otherwise take any action inconsistent with our treatment for U.S. federal income tax purposes as a disregarded entity not separate from our sole owner for U.S. federal income tax purposes,

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change our name, identity or structure or the location of our chief executive office or state of formation, unless, at least 10 business days prior to the effective date of any such change, we deliver to the trustee, with copies to the rating agencies, such documents, instruments or agreements, executed by us, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture and the series supplement,

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take any action which is the subject of a rating agency condition without satisfying the rating agency condition,

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except to the extent permitted by applicable law, voluntarily suspend or terminate our filing obligations with the SEC as described in the indenture, or

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issue any debt obligations other than system restoration bonds permitted by the indenture.

We may not engage in any business other than financing, purchasing, owning, administering, managing and servicing system restoration property and the assets in the trust estate and the issuance of the system restoration bonds in the manner contemplated by the financing order and the indenture and other basic documents and activities incidental thereto.
We may not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the system restoration bonds permitted by the indenture and any other indebtedness expressly permitted by or arising under the basic documents. Also, we may not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of doing so or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except as otherwise contemplated by the indenture, the sale agreement, or the servicing agreement. We will not make any expenditure for capital assets or lease any capital asset other than the system restoration property purchased from CenterPoint Houston pursuant to, and in accordance with, the sale agreement. Except in accordance with the indenture, we shall not, directly or indirectly, pay any dividend or make any distribution to any member in respect of its membership interest, redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security or set aside or otherwise segregate any amounts for any such purpose; provided, however, that, if no event of default has occurred and is continuing or would be caused thereby, we may make or cause to be made distributions to any member in respect of its membership interest pursuant to the indenture to the extent that such distributions would not cause the balance of the capital subaccount to decline below the required capital amount. We will not, directly or indirectly, make payments to or distributions from the collection account except in accordance with the indenture and other basic documents.
The servicer will deliver to the trustee the annual accountant’s report, compliance certificates and reports regarding distributions and other statements required by the servicing agreement. Please read “The Servicing Agreement” in this prospectus.
Access to the List of Holders of the System Restoration Bonds
Any holder of the system restoration bonds, or group of holders of the system restoration bonds, owning at least 10% of the outstanding amount of the system restoration bonds may, by written request to the trustee, obtain access to the list of all holders of the system restoration bonds maintained by the trustee for the purpose of communicating with other holders of the system restoration bonds with respect to their rights under the indenture or the system restoration bonds; provided, that the trustee gives prior written notice to us of such request.
We Must File an Annual Compliance Statement
We will deliver to the trustee and each rating agency not later than March 31 of each year (commencing with March 31, 2026), an officer’s certificate stating, as to the responsible officer signing such officer’s certificate, that:

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a review of our activities during the preceding twelve months ended December 31 (or, in the case of the first such officer’s certificate, since the date of the indenture) and of performance under the indenture has been made; and

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to the best of such responsible officer’s knowledge, based on such review, we have in all material respects complied with all conditions and covenants under the indenture throughout such period, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to the responsible officer and the nature and status thereof.

The Trustee Must Provide an Annual Report to All Holders of the System Restoration Bonds
If required by the Trust Indenture Act, the trustee will be required to transmit each year to all holders of the system restoration bonds a brief report. This report may state, in accordance with the requirements of the Trust Indenture Act, among other items:
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the trustee’s eligibility and qualification to continue as the trustee under the indenture,

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any amounts advanced by it under the indenture,

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the amount, interest rate and maturity date of specific indebtedness owed by us to the trustee in the trustee’s individual capacity,

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the property and funds physically held by the trustee, and

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any action taken by it that materially affects the system restoration bonds and that has not been previously reported.

What Will Trigger Satisfaction and Discharge of the Indenture
The indenture will cease to be of further effect with respect to the system restoration bonds, and the trustee, on our reasonable written demand and at our expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the system restoration bonds, when:
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either (i) all system restoration bonds which have already been authenticated and delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (ii) either (A) scheduled final payment date has occurred with respect to all system restoration bonds that have not been delivered to the trustee for cancellation or (B) the system restoration bonds will be due and payable on their respective scheduled final payment dates within one year, and we have irrevocably deposited in trust with the trustee cash and/or U.S. government obligations specified in the indenture, in an amount sufficient to make payments of principal of, premium, if any, and interest on the system restoration bonds not theretofore delivered to the trustee for cancellation, ongoing qualified costs and all other sums payable to us pursuant to the indenture with respect to the system restoration bonds when scheduled to be paid and to discharge the entire indebtedness on those system restoration bonds not previously delivered to the trustee when due,

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we have paid or caused to be paid all other sums payable by us under the indenture with respect to the system restoration bonds, and

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we have delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent certified public accountants, each stating that there has been compliance with the conditions precedent in the indenture or relating to the satisfaction and discharge of the indenture with respect to the system restoration bonds.

Our Legal Defeasance and Covenant Defeasance Options
We may, at any time, terminate:
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all of our obligations under the indenture with respect to the system restoration bonds, or

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our obligations to comply with some of the covenants in the indenture, including some of the covenants described above under “— Our Covenants.”

The legal defeasance option is our right to terminate at any time our obligations under the indenture with respect to the system restoration bonds. The covenant defeasance option is our right at any time to terminate our obligations to comply with some of the covenants in the indenture. We may exercise the legal defeasance option with respect to the system restoration bonds notwithstanding our prior exercise of the covenant defeasance option. If we exercise the legal defeasance option, the system restoration bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date therefor as described below. The system restoration bonds will not be subject to payment through acceleration prior to the scheduled final payment date. If we exercise the covenant defeasance option, the final payment of the system restoration bonds may not be accelerated because of an event of default relating to a default in the observance or performance of our covenants or as described above in “— What Constitutes an Event of Default on the System Restoration Bonds.”
We may exercise the legal defeasance option or the covenant defeasance option with respect to system restoration bonds only if:
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we have irrevocably deposited or caused to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations specified in the indenture that through the scheduled payments of principal and interest in respect thereof in accordance with their terms are in an amount sufficient to pay principal, interest and premium, if any, on the system restoration bonds not theretofore delivered to the trustee for cancellation and ongoing qualified costs and all other sums payable under the indenture by us with respect to the system restoration bonds when scheduled to be paid and to discharge the entire indebtedness on the system restoration bonds when due,

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we deliver to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal of and interest on the deposited U.S. government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount will provide cash at times and in sufficient amounts to pay in respect of the system restoration bonds principal in accordance with the expected sinking fund schedule therefor, interest when due and ongoing qualified costs and all other sums payable by us under the indenture with respect to the system restoration bonds,

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in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of our bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period,

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no default has occurred and is continuing on the day of this deposit and after giving effect thereto,

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in the case of an exercise of the legal defeasance option, we shall have delivered to the trustee an opinion of external counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the system restoration bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred,

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in the case of an exercise of the covenant defeasance option, we shall have delivered to the trustee an opinion of external counsel to the effect that the holders of the system restoration bonds will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred,

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we deliver to the trustee a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture,

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we deliver to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which CenterPoint Houston (or any of its affiliates, other than us) is the debtor, the court would hold that the deposited moneys or U.S. government obligations would not be in the bankruptcy estate of CenterPoint Houston (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations); and (b) in the event CenterPoint Houston (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations), were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of CenterPoint Houston (or any of its affiliates, other than us, that deposited the moneys or U.S. government obligations) and us so as to order substantive consolidation under the Bankruptcy Code of our assets and liabilities with the assets and liabilities of CenterPoint Houston or such other affiliate, and
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each rating agency has notified us and the trustee that the exercise of the proposed defeasance option will not result in a downgrade or withdrawal of the then current rating of any then outstanding system restoration bonds.

No Recourse to Others
No recourse may be taken, directly or indirectly, by the holders of the system restoration bonds with respect to our obligations on the system restoration bonds, under the indenture or the series supplement or any certificate or other writing delivered in connection therewith, against (1) us, other than from the trust estate securing the system restoration bonds, (2) any owner of a beneficial interest in us (including CenterPoint Houston) or (3) any shareholder, partner, owner, beneficiary, agent, officer, director or employee of the trustee, the managers or any owner of a beneficial interest in us (including CenterPoint Houston) in its individual capacity, or of any successor or assign or any of them in their respective individual or corporate capacities, except as any such person may have expressly agreed in writing.
Notwithstanding any provision of the indenture or the series supplement to the contrary, holders of the system restoration bonds shall look only to the trust estate securing the system restoration bonds with respect to any amounts due to the holders of the system restoration bonds under the indenture and the system restoration bonds, and, in the event such trust estate securing the system restoration bonds is insufficient to pay in full the amounts owed on the system restoration bonds, shall have no recourse against us in respect of such insufficiency. Each holder of a system restoration bond by accepting a system restoration bond specifically confirms the non-recourse nature of these obligations and waives and releases all such liability. The waiver and release are part of consideration for issuance of the system restoration bonds.
Governing Law
The indenture will be governed by and construed in accordance with the laws of the State of Texas and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.

THE TRUSTEE
U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will be the trustee, and will act as the paying agent and registrar for the system restoration bonds. U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The trustee will maintain the accounts of the issuing entity in the name of the trustee at U.S. Bank N.A.
U.S. Bancorp, with total assets exceeding $686 billion as of June 30, 2025, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2025, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.
U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 44 domestic and 3 international cities. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603, Attention: CenterPoint Energy Restoration Bond Company II, LLC, and its office for certificate transfer purposes is at 111 Fillmore Avenue East, St. Paul, Minnesota 55107, Attention: Bondholder Services.
U.S. Bank has provided corporate trust services since 1924. As of June 30, 2025, U.S. Bank was acting as trustee with respect to over 152,000 issuances of securities with an aggregate outstanding principal balance of over $6.6 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.
The trustee shall make each monthly statement available to the holders of the system restoration bonds via the trustee’s internet website at https://pivot.usbank.com. Holders of the system restoration bonds with questions may direct them to the trustee’s bondholder services group at (800) 934-6802.
U.S. Bank serves or has served as trustee, paying agent and registrar on several issues of utility securitization securities.
U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.
U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.
On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DST”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the

Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.
U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.
U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.
The trustee may resign at any time upon 30 days’ notice by so notifying us. The holders of not less than a majority in of the outstanding principal amount of the system restoration bonds may remove the trustee by so notifying the trustee in writing no less than 31 days prior to the date of removal and may appoint a successor trustee. We will remove the trustee by written notice if the trustee ceases to be eligible to continue in this capacity under the indenture, the trustee is adjudged bankrupt or insolvent, a receiver or other public officer takes charge of the trustee or its property, the trustee becomes incapable of acting or the trustee fails to provide us with any information reasonably requested pertaining to the trustee and necessary for us to comply with our reporting obligations under the Exchange Act or Regulation AB, and such failure is not resolved within a reasonable period of time. If the trustee gives notice of resignation or is removed or a vacancy exists in the office of trustee for any reason, we will be obligated promptly to appoint a successor trustee eligible under the indenture. We are responsible, initially, for payment of the expenses associated with any such removal or resignation, but any such expenses will be treated as an operating expense and paid out of the general subaccount on a payment date in accordance with the priority of payments set forth in “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus. No resignation or removal of the trustee will become effective until acceptance of the appointment by a successor trustee. The trustee shall at all times satisfy the requirements of certain provisions of the 1940 Act and have a combined capital and surplus of at least $50 million and a long-term debt or issuer rating from Moody’s and S&P in one of its generic rating categories that specifies investment grade. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor trustee; provided, however, that if such successor trustee is not eligible under the indenture, the successor trustee will be replaced in accordance with the terms of the indenture. We and our affiliates may, from time to time, maintain various banking, investment banking and trust relationships with the trustee and its affiliates. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus for further information.
The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that its conduct does not constitute willful misconduct, negligence or bad faith. The trustee shall not be deemed to have notice or knowledge of any default or event of default unless a responsible officer of the trustee has actual knowledge thereof or the trustee has received written notice thereof pursuant to the indenture. The trustee shall not be required to take any action it is directed to take under the indenture if the trustee determines in good faith that the action so directed is in conflict with applicable law or with the indenture and series supplement, or would involve the trustee in personal liability or expense. We have agreed to indemnify the trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability, tax or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration and enforcement of the indenture (including the enforcement of the indemnification obligations therein), the series supplement and the other basic documents and the performance of its duties under the indenture, the series supplement and the other basic documents, provided that we are not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Prospectus Summary of Terms — Priority of Payments” and “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus for further information.
We, CenterPoint Houston and our respective affiliates may from time to time enter into normal banking and trustee relationships with U.S. Bank Trust Company, National Association and its affiliates. U.S. Bank Trust Company, National Association and its affiliates, among other relationships, are (i) lenders under the revolving credit facilities and term loans of CenterPoint Houston, CenterPoint Energy and their affiliates, (ii) the trustee under the indentures governing various debt securities of affiliates of CenterPoint Energy, including CenterPoint Houston, and (iii) issuing and paying agents under the commercial paper programs of CenterPoint Energy and its affiliates. No relationships currently exist between CenterPoint Houston, us and our respective affiliates, on the one hand, and U.S. Bank Trust Company, National Association and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE SYSTEM RESTORATION BONDS
The rate of principal payments, the amount of each interest payment and the actual final payment date of each tranche of the system restoration bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected system restoration charges by the trustee and the true-up mechanism. The aggregate amount of collected system restoration charges and the rate of principal amortization on the system restoration bonds will depend, in part, on actual electricity usage and electricity demands, and the rate of delinquencies and write-offs by the REPs. The system restoration charges are required to be adjusted from time to time based in part on the actual rate of collected system restoration charges. However, we can give no assurance that the servicer will be able to forecast accurately actual electricity usage or implement adjustments to the system restoration charges that will cause collected system restoration charges to be received at any particular rate. Please read “Risk Factors — Servicing Risks,” “— Other Risks Associated with an Investment in the System Restoration Bonds” and “CenterPoint Houston’s Financing Order —  Statutory True-Ups” in this prospectus.
If the servicer receives system restoration charges at a slower rate than expected, the system restoration bonds may be retired later than expected. Except in the event of the acceleration of the final payment date of the system restoration bonds after an event of default, however, the system restoration bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule of the system restoration bonds even if the receipt of collected system restoration charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the system restoration bonds in accordance with the expected amortization schedule, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Acceleration of the final maturity date after an event of default in accordance with the terms thereof may result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the system restoration bonds is received in later years, the system restoration bonds may have a longer weighted average life.
Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on each tranche of the system restoration bonds, the aggregate amount of each interest payment on each tranche of the system restoration bonds and the actual final payment date of each tranche of the system restoration bonds will depend on the timing of the servicer’s receipt of system restoration charges. Changes in the expected weighted average lives of the tranches of the system restoration bonds in relation to variances in actual electricity consumption levels from forecast levels are shown below. Severe stress cases on electricity consumption result in very minor changes, if any, in the weighted average lives of each tranche.
The system restoration bonds may be retired later than expected. Except in the event of an acceleration of the expected amortization schedule of the system restoration bonds after an event of default, the system restoration bonds will not be paid at a rate faster than that contemplated in the expected amortization schedule for the system restoration bonds even if the receipt of system restoration charges collections is accelerated. Instead, receipts in excess of the amounts necessary to amortize the system restoration bonds in accordance with the expected amortization schedule, to pay interest, ongoing transaction costs and any other related fees and expenses, and to replenish draws on deficiencies in the capital subaccount will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the final maturity date of the system restoration bonds after an event of default in accordance with the terms thereof may result in payment of principal earlier than the scheduled final payment date. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the system restoration bonds is received in later years, the system restoration bonds may have a longer weighted average life.

		-5% (5.34 Standard Deviations from Mean)		-15% (11.71 Standard Deviations from Mean)
Tranche	Expected Weighted Average Life (Years)	Weighted Average Life (Years)	Change (Days)(1)	Weighted Average Life (Years)	Change (Days)(1)
A-1	5.16	5.16	0	5.16	1
A-2	11.81	11.81	0	11.81	0

(1)
Number is rounded to whole days.

There can be no assurance that the weighted average lives of the various tranches of the system restoration bonds will be as shown in the above table.
For the purposes of preparing the chart above, the following assumptions, among others, have been made: (i) the forecast error is constant over the life of the system restoration bonds and is equal to an overestimate of electric customer counts of 5% (5.34 standard deviations from the mean) or 15% (11.71 standard deviations from the mean) as stated in the chart above, (ii) the servicer makes timely and accurate filings to true-up the system restoration charges annually, (iii) customer charge-off rates are held constant at approximately 1.81% for all customers, (iv) REPs remit all system restoration charges 35 calendar days after such charges are billed, (v) the system restoration bonds are issued on September 17, 2025, (vi) there is no acceleration of the final maturity date of the system restoration bonds, and (vii) operating expenses are equal to projections. There can be no assurance that the weighted average lives of the system restoration bonds will be as shown above.

ESTIMATED ANNUAL FEES AND EXPENSES
Estimated initial annual fees and expenses payable from the system restoration charges are shown below. For the priorities in application of funds under the indenture and the series supplement, please refer to “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus.
As set forth in the table below, we are obligated to pay fees to the trustee, CenterPoint Houston, as servicer, CenterPoint Houston, as administrator and our independent manager. We are also obligated to pay CenterPoint Houston an annual return on its invested capital as described below. The following table illustrates these arrangements:
Recipient	Source of payment	Estimated fees and expenses payable
Trustee	System restoration charges and investment earnings	$4,000 per annum, plus certain additional expenses and indemnities, if applicable
Servicer	System restoration charges and investment earnings	$301,141 per annum (so long as CenterPoint Houston is servicer), payable in installments of $150,570 on each payment date (which shall be prorated for the first payment date), plus reimbursable expenses
Administrator	System restoration charges and investment earnings	$100,000 per annum payable in installments of $50,000 on each payment date (which shall be prorated for the first payment date), plus reimbursable expenses
Independent manager	System restoration charges and investment earnings	$3,500 per annum
Pursuant to the financing order, CenterPoint Houston shall also be entitled to receive an annual return on its invested capital, which shall equal the actual amounts earned from investments of CenterPoint Houston’s capital contribution which has been deposited into the capital subaccount (which contribution shall be 0.5% of the original principal amount of the system restoration bonds).
If CenterPoint Houston or any of its affiliates is not the servicer, an amount agreed upon by the successor servicer and the trustee (in accordance with direction from the holders of the system restoration bonds), provided, that the fee will not, unless the PUCT consents, exceed 0.60% of the initial principal amount of the system restoration bonds on an annualized basis.
The system restoration charges will also be used by the trustee for the payment of our other qualified costs and expenses relating to the system restoration bonds, such as accounting and audit fees, rating agency fees and legal fees.

THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the sale agreement pursuant to which we will purchase the system restoration property from CenterPoint Houston. We have filed the form of the sale agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read such document in its entirety.
CenterPoint Houston’s Sale and Assignment of the System Restoration Property
In connection with the issuance of the system restoration bonds, CenterPoint Houston, as the seller, will offer and sell the system restoration property to us pursuant to the terms and conditions of the sale agreement. The sale of the system restoration property to us by CenterPoint Houston will be financed through the corresponding issuance of the system restoration bonds. Pursuant to the sale agreement, CenterPoint Houston will sell, transfer, assign, set over and otherwise convey to us concurrently with the issuance and sale of the system restoration bonds to the underwriters, without recourse, except as expressly provided therein, its rights, title and interests under the financing order. The system restoration property will represent all rights and interests of CenterPoint Houston under the financing order that are sold and transferred to us pursuant to the sale agreement and the related bill of sale, including the right to impose, collect and receive the system restoration charges authorized in the financing order with respect to the system restoration bonds, to file for periodic adjustments to such charges as provided in the financing order and all revenue and collections arising from the foregoing rights and interests. The system restoration property does not include the rights of CenterPoint Houston to earn and receive a rate of return on its invested capital in us, to receive administration and servicer fees or to use CenterPoint Houston’s proceeds from the sale of the system restoration property to us. We will apply the net proceeds that we receive from the sale of the system restoration bonds to the purchase of the system restoration property. System restoration property is known as “transition property” in the Securitization Act.
As provided by the Securitization Act, our purchase of the system restoration property from CenterPoint Houston will be pursuant to the sale agreement, which will expressly provide that such transfer is a sale, will be a true sale, and is not a secured transaction, and all title to the system restoration property, both legal and equitable, will pass to us. Under the Securitization Act, such sale will constitute a true sale under state law whether or not:
•
we have any recourse against CenterPoint Houston,

•
CenterPoint Houston retains any equity interest in the system restoration property,

•
CenterPoint Houston acts as a collector of the system restoration charges, or

•
CenterPoint Houston treats the transfer as a financing for tax, financial reporting or other purposes.

Under the Securitization Act, all rights and interests under the financing order will become system restoration property upon transfer of such rights to us by CenterPoint Houston in connection with the issuance of the system restoration bonds. The system restoration property will constitute our present property right for purposes of contracts concerning the sale or pledge of property.
Upon the execution and delivery of the sale agreement and bill of sale and the filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Securitization Act, our purchase of the system restoration property from CenterPoint Houston will be perfected as against all third persons, including subsequent judicial or other lien creditors. In accordance with the Securitization Act, a valid and enforceable lien and security interest in the system restoration property will be created upon the issuance of the financing order and the execution and delivery of the sale agreement. The lien and security interest attaches automatically from the time that value is received for the system restoration bonds and, on perfection through the timely filing of a notice with the Secretary of State of the State of Texas in accordance with the rules prescribed under the Securitization Act, will be a continuously perfected lien and security interest in the system restoration property and all proceeds of the system restoration property.
The records and computer systems of CenterPoint Houston will reflect the sale and assignment of CenterPoint Houston’s rights and interests under the financing order to us. However, we expect that the system restoration bonds will be reflected as debt on CenterPoint Houston’s financial statements. In addition, we anticipate that the system restoration bonds will be treated as debt of Utility Holding for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.
Conditions to the Sale of the System Restoration Property
CenterPoint Houston’s obligation to sell, and our obligation to purchase, the system restoration property on the issuance date, are both subject to and conditioned upon the satisfaction or waiver of each of the following conditions:
•
on or prior to the issuance date, CenterPoint Houston must deliver to us a duly executed bill of sale identifying the system restoration property to be conveyed on that date;

•
as of the issuance date, the representations and warranties of CenterPoint Houston in the sale agreement must be true and correct in all material respects and no material breach by CenterPoint Houston of its covenants in the sale agreement shall exist, and CenterPoint Houston shall have delivered to us and the trustee an officer’s certificate to such effect and no default by the servicer under the servicing agreement shall have occurred and be continuing;

•
as of the issuance date, we must have sufficient funds available to pay the purchase price for the system restoration property to be conveyed, all conditions set forth in the indenture to the issuance of the system restoration bonds must have been satisfied or waived, and CenterPoint Houston is not insolvent and will not have been made insolvent by the sale of the system restoration property and CenterPoint Houston is not aware of any pending insolvency with respect to itself;

•
on or prior to the issuance date, CenterPoint Houston must have taken all action required under the Securitization Act, the financing order and other applicable law for us to have ownership of the system restoration property, free and clear of all liens other than liens created by us pursuant to the indenture; and we or the servicer, on our behalf, must have taken any action required for us to grant the trustee a first priority perfected security interest in the trust estate securing the system restoration bonds and maintain such security interest as of the issuance date (including all actions required under the Securitization Act, the financing order and the Texas UCC and each other applicable jurisdiction);

•
CenterPoint Houston must deliver to each rating agency and to us any opinion of counsel requested by the ratings agencies;

•
CenterPoint Houston must deliver to the trustee and to us an officer’s certificate confirming the satisfaction of each of these conditions; and

•
CenterPoint Houston shall have received the purchase price in funds immediately available on the issuance date.

CenterPoint Houston’s Representations and Warranties
In the sale agreement, CenterPoint Houston will make representations and warranties to us, as of the issuance date, to the effect, among other things, that:
1.
subject to clause 9 below (assumptions used in calculating the system restoration charges as of the issuance date), all written information, as amended or supplemented from time to time, provided by CenterPoint Houston to us with respect to the system restoration property (including the financing order and the issuance advice letter) is correct in all material respects;

2.
it is the intention of the parties to the sale agreement that, other than for specified tax purposes, the sale, transfer, assignment, setting over and conveyance of the system restoration property contemplated by the sale agreement constitutes a sale or other absolute transfer of all right, title and interest of CenterPoint Houston in, to and under the financing order transferred to us whereupon (subject to the effectiveness of the issuance advice letter) such rights and interests shall become the system restoration property; upon execution and delivery of the sale agreement and the related bill of sale and payment of the purchase price, CenterPoint Houston will have no right, title or interest in, to or under the system restoration property; and that the system restoration property would not be a part of the estate of CenterPoint Houston, as debtor, in the event of the filing of a bankruptcy petition by or against CenterPoint Houston under any bankruptcy law; no portion of the system restoration property has been sold, transferred, assigned, pledged or otherwise conveyed by CenterPoint Houston to any person other than us, and, to CenterPoint Houston’s knowledge, no security arrangement, financing statement or equivalent security or lien instrument listing CenterPoint Houston, as debtor, and all or a portion of the system restoration property, as the trust estate securing the system restoration bonds, is on file or of record in Texas, except such as may have been filed or recorded in favor of us or the trustee in connection with the basic documents;
3.	a.	CenterPoint Houston is the sole owner of all of the rights and interests under the financing order being sold to us on the issuance date,
b.
on the issuance date, immediately upon the sale under the sale agreement, the system restoration property will have been validly sold, assigned, transferred set over and conveyed to us free and clear of all liens (except for any lien created in favor of the holders of the system restoration bonds pursuant to Section 39.309 of the Securitization Act or any lien created by us under the basic documents), and

c.
all actions or filings (including filings with the Texas Secretary of State in accordance with the rules prescribed under the Securitization Act and the Texas UCC) necessary in any jurisdiction to give us a perfected ownership interest (subject to any lien created in favor of the holders of the system restoration bonds pursuant to Section 39.309 of the Securitization Act or any lien created by us under the basic documents) in the system restoration property and to grant to the trustee a first priority perfected security interest in the system restoration property, free and clear of all liens of CenterPoint Houston or anyone else (except for any lien created in favor of the holders of the system restoration bonds pursuant to Section 39.309 of the Securitization Act or any lien created by us under the basic documents) have been taken or made;

4.
the financing order has been issued by the PUCT in accordance with the Securitization Act, the financing order and the process by which it was issued comply with all applicable laws, rules and regulations of the State of Texas and the federal laws of the United States, and the financing order is final, non-appealable and in full force and effect;

5.
as of the date of issuance of the system restoration bonds, the system restoration bonds will be entitled to the protections provided by the Securitization Act and the financing order, and the financing order and the system restoration charges authorized therein will have become irrevocable and not subject to reduction, impairment or adjustment by further action of the PUCT, except as permitted by Section 39.307 of the Securitization Act, and the issuance advice letter has been filed in accordance with the financing order. The PUCT has not issued any order prior to noon on the fourth business day after submission of the issuance advice letter that the system restoration bonds do not comply with ordering paragraph 5 of the financing order and the initial system restoration charges and the final terms of the system restoration bonds set forth in the issuance advice letter have become effective. No other approval, authorization, consent, order or other action of, or filing with any governmental authority is required in connection with the creation of the system restoration property, except those that have been obtained or made;

6.	a.	under the Securitization Act, the State of Texas has pledged that it will not take or permit any action that would impair the value of system restoration property or, except as permitted in Section 39.307 of the Securitization Act, reduce, alter or impair system restoration charges to be imposed, collected, and remitted to financing parties under the Securitization Act until the principal, interest and premium, if any, and any other charges incurred and contracts to be performed in connection with the related system restoration bonds have been paid and performed in full
b.
under the laws of the State of Texas and the federal laws of the United States, a reviewing court of competent jurisdiction would hold that (x) the State of Texas could not constitutionally take any action of a legislative character, including the repeal or amendment of the Securitization Act, which would substantially limit, alter or impair the system restoration property or other rights vested in the holders of the system restoration bonds pursuant to the financing order, or substantially alter, impair or reduce the value or amount of the system restoration property, unless that action is a reasonable exercise of the State of Texas’s sovereign powers based on reasonable conditions and of a character reasonable and appropriate to the emergency or other significant and legitimate public purpose justifying that action, and, (y) under the takings clauses of the State of Texas and United States Constitutions, if the court concludes that the system restoration property is protected by the takings clauses, the State of Texas could not repeal or amend the Securitization Act or take any other action in contravention of its pledge referred to in subsection (a) above without paying just compensation to the holders of the system restoration bonds, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the holders of the system restoration bonds in the system restoration property and deprive the holders of the system restoration bonds of their reasonable expectations arising from their investments in the system restoration bonds; however, there is no assurance that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal and of interest on the system restoration bonds, and
7.
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Act, the financing order or issuance advice letter, the system restoration property or the system restoration charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order;

8.
under the laws of the State of Texas and the federal laws of the United States in effect on the issuance date, no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or governmental instrumentality is required in connection with the creation or transfer of CenterPoint Houston’s rights and interests related to the system restoration bonds under the financing order and our purchase of the system restoration property from CenterPoint Houston, except those that have been obtained or made;

9.
based on information available to CenterPoint Houston on the issuance date, the assumptions used in calculating the system restoration charges in the issuance advice letter are reasonable and made in good faith; however, notwithstanding the foregoing, CenterPoint Houston makes no representation or warranty, express or implied, that amounts actually collected arising from the system restoration charges will in fact be sufficient to meet the payment obligations on the system restoration bonds or that the assumptions used in calculating such system restoration charges will in fact be realized;

10.	a.	the transfer of CenterPoint Houston’s rights and interests related to the system restoration bonds under the financing order and our purchase of the system restoration property from CenterPoint Houston pursuant to the sale agreement, the system restoration property will constitute a present property right,
b.
upon the effectiveness of the issuance advice letter, the transfer of CenterPoint Houston’s rights and interests under the financing order and our purchase of the system restoration property from CenterPoint Houston pursuant to the sale agreement, the system restoration property will include:

(1)
the right to impose, collect and receive the system restoration charges, including the right to receive system restoration charges in amounts and at times sufficient to pay principal and interest on the system restoration bonds,

(2)
all rights and interest of CenterPoint Houston under the financing order, except the rights of CenterPoint Houston to earn and receive a rate of return on its invested capital in us, to receive administration and servicer fees, or to use its remaining portion of the purchase price proceeds from the sale of the system restoration property to us,

(3)
the rights to file for periodic adjustments of the system restoration charges as provided in the financing order, and

(4)
all revenues and collections resulting from the system restoration charges;

c.
upon the effectiveness of the issuance advice letter and the system restoration tariffs, the transfer of CenterPoint Houston’s rights and interests under the financing order and our purchase of the system restoration property from CenterPoint Houston on the issuance date pursuant to the sale agreement, the system restoration property will not be subject to any lien created by a previous indenture;

11.
CenterPoint Houston is a limited liability company duly organized and in good standing under the laws of the State of Texas, with limited liability company power and authority to own its properties and conduct its business as currently owned or conducted;

12.
CenterPoint Houston has the limited liability power and authority to obtain the financing order and to execute and deliver the sale agreement and to carry out its terms, to own the rights and interests under the financing order, and to sell and assign the rights and interests under the financing order to us, whereupon (subject to the effectiveness of the issuance advice letter) such rights and interests will become the system restoration property, and the execution, delivery and performance of the sale agreement have been duly authorized by CenterPoint Houston by all necessary limited liability company action;

13.
the sale agreement constitutes a legal, valid and binding obligation of CenterPoint Houston, enforceable against CenterPoint Houston in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditors’ rights and equitable principles;

14.
the consummation of the transactions contemplated by the sale agreement and the fulfillment of the terms thereof do not (a) conflict with or result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of CenterPoint Houston, or any indenture, mortgage, credit agreement or other agreement or instrument to which CenterPoint Houston is a party or by which it or its properties is bound; (b) result in the creation or imposition of any lien upon any of CenterPoint Houston’s properties pursuant to the terms of any such indenture or agreement or other instrument (except for any lien created in favor of the holders of the system restoration bonds pursuant to Section 39.309 of the Securitization Act or any lien created by us under the basic documents) or (c) violate any existing law or any existing order, rule or regulation applicable to CenterPoint Houston of any court or of any federal or state regulatory body, administrative agency or governmental instrumentality having jurisdiction over CenterPoint Houston or its properties;

15.
except for filings under the UCC as enacted in Delaware and each other applicable jurisdiction and the Securitization Act, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or governmental instrumentality is required under any applicable law, rule or regulation in connection with the execution and delivery by CenterPoint Houston of the sale agreement, the performance by CenterPoint Houston of the transactions contemplated by the sale agreement or the fulfillment by CenterPoint Houston of the terms of the sale agreement, except those that have been obtained or made and those that CenterPoint Houston, in its capacity as servicer under the servicing agreement, is required to make in the future pursuant to the servicing agreement;

16.
except as disclosed in this prospectus, there are no proceedings pending, and to CenterPoint Houston’s knowledge, (a) there are no proceedings threatened and (b) there are no investigations pending or threatened before any court, federal or state regulatory body, administrative agency or governmental instrumentality having jurisdiction over CenterPoint Houston or its properties involving or related to CenterPoint Houston or us or, to CenterPoint Houston’s knowledge, to any other person:

a.
asserting the invalidity of the sale agreement, any of the other basic documents, the system restoration bonds, the Securitization Act or the financing order,

b.
seeking to prevent the issuance of the system restoration bonds or the consummation of the transactions contemplated by the sale agreement or any of the other basic documents,

c.
seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by CenterPoint Houston of its obligations under, or the validity or enforceability of, the sale agreement or any of the other basic documents or the system restoration bonds, or

d.
challenging CenterPoint Houston’s treatment of the system restoration bonds as debt of Utility Holding for federal or state income, gross receipts or franchise tax purposes;

17.
after giving effect to the sale of the system restoration property under the sale agreement, CenterPoint Houston:

a.
is solvent and expects to remain solvent,

b.
is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

c.
is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

d.
reasonably believes that it will be able to pay its debts as they become due, and

e.
is able to pay its debts as they become due and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity;

18.
CenterPoint Houston is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on CenterPoint Houston’s business, operations, assets, revenues or properties); and

19.
CenterPoint Houston is not aware of any judgment or tax lien filings against us or CenterPoint Houston that would result in a lien on the system restoration property.

The representations and warranties made by CenterPoint Houston survive the sale of the system restoration property to us and the pledge thereof on the issuance date to the trustee. Any change in the law occurring after the issuance date that renders any of the representations and warranties untrue does not constitute a breach under the sale agreement.
CenterPoint Houston makes no representation or warranty, express or implied, as to the solvency of any REP or customer on any issuance date or as to the future solvency of any REP or customer.
CenterPoint Houston’s Covenants
In the sale agreement, CenterPoint Houston will make the following covenants:
1.
subject to its rights to assign its rights and obligations under the sale agreement, so long as any of the system restoration bonds are outstanding, CenterPoint Houston will (i) keep in full force and effect its existence and remain in good standing under the laws of the state of its organization, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which CenterPoint Houston is a party necessary to the proper administration of the sale agreement and the transactions contemplated by the sale agreement and (ii) continue to operate its distribution system in order to provide electric services to retail electric customers served at distribution voltage in CenterPoint Houston’s certificated service area, provided that this clause (ii) shall not prohibit CenterPoint Houston from selling, assigning or otherwise divesting its distribution system or any part thereof in accordance with the sale agreement and the financing order;

2.
except for the conveyances under the sale agreement or any lien under Section 39.309 of the Securitization Act for the benefit of us, the trustee and the holders of the system restoration bonds, CenterPoint Houston may not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the system restoration property, whether now existing or hereafter created, or any interest therein. CenterPoint Houston may not at any time assert any lien against or with respect to the system restoration property, and CenterPoint Houston shall defend the right, title and interest of us and of the trustee, as our assignee, in, to and under the system restoration property against all claims of third parties claiming through or under CenterPoint Houston;

3.
in the event that CenterPoint Houston receives collections in respect of the system restoration charges or the proceeds thereof other than in its capacity as the servicer, CenterPoint Houston agrees to pay to the servicer, on our behalf, all payments received by it in respect thereof, as soon as practicable after receipt thereof; prior to such remittance to CenterPoint Houston by us, we agree that such amounts are held by it in trust for us and the trustee. If CenterPoint Houston becomes a party to any future trade receivables purchase and sale arrangement or similar arrangement under which it sells all or any portion of its accounts receivables, CenterPoint Houston and the other parties to such arrangement shall enter into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude the system restoration charges from any receivables or other assets pledged or sold under such arrangement;

4.
CenterPoint Houston will notify us and the trustee promptly after becoming aware of any lien on any of the system restoration property, other than the conveyances under the sale agreement, any lien created in favor of the holders of the system restoration bonds pursuant to Section 39.309 of the Securitization Act or any lien created by us under the indenture;

5.
CenterPoint Houston agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any court or federal or state regulatory body, administrative agency or governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect our or the trustee’s interests in the system restoration property or under the basic documents to which CenterPoint Houston is a party or CenterPoint Houston’s performance of its obligations under the sale agreement or under any of the other basic documents to which CenterPoint Houston is a party;

6.
so long as any of the system restoration bonds are outstanding, CenterPoint Houston:

a.
will treat the system restoration bonds as our debt and not debt of CenterPoint Houston, except for financial reporting, federal or state regulatory or tax purposes;

b.
will disclose in its financial statements that we are, and it is not, the owner of the system restoration property and that our assets are not available to pay creditors of CenterPoint Houston or its affiliates (other than us);

c.
unless, and to the extent, required by applicable law or by any court or federal or state regulatory body, administrative agency or governmental instrumentality, will disclose the effects of all transactions between us and CenterPoint Houston in accordance with generally accepted accounting principles; and

d.
will not own or purchase any of the system restoration bonds;

7.
so long as any of the system restoration bonds are outstanding:

a.
in all proceedings relating directly or indirectly to the system restoration property, CenterPoint Houston will affirmatively certify and confirm that it has sold all of its rights and interests under the financing order to us (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the system restoration property that is inconsistent with our ownership (other than for financial reporting or tax purposes);

b.
CenterPoint Houston will not take any action in respect of the system restoration property except solely in its capacity as servicer thereof pursuant to the servicing agreement or as contemplated by the basic documents;

c.
neither we nor CenterPoint Houston will take any action, file any tax return, or make any election inconsistent with the treatment of us, for purposes of U.S. federal income tax and, to the extent consistent with applicable state, local and other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from our sole owner for U.S. federal income tax purposes;

d.
if CenterPoint Houston enters into a sale agreement selling to any other affiliate property consisting of nonbypassable charges payable by REPs comparable to those sold by CenterPoint Houston pursuant to the sale agreement, the rating agency condition will be satisfied with respect to the system restoration bonds prior to or coincident with such sale and CenterPoint Houston shall enter into an intercreditor agreement with us, the trustee, the issuing entity of such additional bonds and the trustee for such additional bonds; and

e.
neither CenterPoint Houston nor a subsidiary of CenterPoint Houston will issue bonds similar to the system restoration bonds or other bonds supported by nonbypassable charges payable by REPs comparable to those sold by CenterPoint Houston pursuant to the sale agreement without the rating agency condition being satisfied with respect to the system restoration bonds prior to or coincident with such issuance;

8.
CenterPoint Houston agrees that, upon the sale by CenterPoint Houston of all of its rights and interests under the financing order to us pursuant to the sale agreement, any payment to the servicer by any person responsible for remitting system restoration charges to the servicer under the terms of the financing order or the Securitization Act or the applicable tariff shall discharge such person’s obligations in respect of the system restoration property to the extent of such payment, notwithstanding any objection or direction to the contrary by CenterPoint Houston;

9.
CenterPoint Houston will execute and file such filings, and cause to be executed and filed such filings in such manner and in such places as may be required by law fully to preserve, maintain and protect our and the trustee’s interests in the system restoration property, including all filings required under the Securitization Act and the UCC as enacted in Delaware and each other applicable jurisdiction, relating to the transfer of the ownership of the rights and interests under the financing order by CenterPoint Houston to us and the pledge of the system restoration property by us to the trustee. CenterPoint Houston will deliver (or cause to be delivered) to us and the trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing;

10.
CenterPoint Houston will institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Securitization Act, the financing order or the issuance advice letter relating to the transfer of the rights and interests under the financing order by CenterPoint Houston to us, and shall notify the trustee of the institution of any such action. CenterPoint Houston agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

a.
to protect us and the holders of the system restoration bonds from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of CenterPoint Houston described above under the caption “— CenterPoint Houston’s Representations and Warranties”; or

b.
so long as CenterPoint Houston is also the servicer, to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act, the financing order, the issuance advice letter or the rights of the holders of the system restoration bonds by legislative enactment or constitutional amendment that would be materially adverse to us, the trustee or the holders of the system restoration bonds.

The costs of any such actions or proceedings would be reimbursed by us to CenterPoint Houston from amounts on deposit in the collection account as an operating expense in accordance with the terms of the indenture. CenterPoint Houston’s obligations pursuant to this covenant survive and continue notwithstanding that the payment of operating expenses pursuant to the indenture may be delayed;
11.
so long as any of the system restoration bonds are outstanding, CenterPoint Houston will pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, businesses, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the system restoration property; provided that no such tax need be paid if CenterPoint Houston or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if CenterPoint Houston or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles;

12.
CenterPoint Houston will comply with all filing requirements imposed upon it in its capacity as seller of the system restoration property under the financing order, including making any post-closing filings;

13.
even if the sale agreement or the indenture providing for the system restoration bonds is terminated, CenterPoint Houston will not, prior to the date that is one year and one day after the termination of the indenture, petition or otherwise invoke or cause us to invoke the process of any court or federal or state regulatory body, administrative agency or governmental instrumentality for the purpose of commencing or sustaining an involuntary case against us under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of ours, or any substantial part of the property of ours or ordering the winding up or liquidation of our affairs;

14.
CenterPoint Houston agrees not to withdraw the filing of the issuance advice letter with the PUCT;

15.
CenterPoint Houston agrees to make all reasonable efforts to keep the applicable tariff in full force and effect at all times;

16.
promptly after obtaining knowledge thereof, in the event of a breach in any material respect (without regard to any materiality qualifier contained in such representation, warranty or covenant) of any of CenterPoint Houston’s representations, warranties or covenants contained in the sale agreement, CenterPoint Houston shall promptly notify us, the trustee and the rating agencies of such breach. For the avoidance of doubt, any breach which would adversely affect scheduled payments on the system restoration bonds will be deemed to be a material breach;

17.
CenterPoint Houston will use the proceeds from the sale of the system restoration property to us in accordance with the applicable provisions of the financing order; and

18.
upon the reasonable request of us, CenterPoint Houston shall execute and deliver such further instruments and do such further acts as may be reasonably necessary to carry out more effectually the provisions and purposes of the sale agreement.

CenterPoint Houston’s Obligation to Indemnify Us and the Trustee and to Take Legal Action
Under the sale agreement, CenterPoint Houston is obligated to indemnify us and the trustee, for itself and on behalf of the holders of the system restoration bonds and related parties specified therein, against:
1.
any and all taxes, other than any taxes imposed on the holders of the system restoration bonds solely as a result of their ownership of the system restoration bonds, that may at any time be imposed on or asserted against any such person under existing law as of the issuance date as a result of the sale and assignment of CenterPoint Houston’s rights and interests under the financing order by CenterPoint Houston to us, the acquisition or holding of the system restoration property by us or the issuance and sale by us of the system restoration bonds, including any sales, gross receipts, tangible personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any system restoration bond, in the event and to the extent such taxes are not recoverable as qualified costs, it being understood that the holders of the system restoration bonds shall be entitled to enforce their rights against CenterPoint Houston solely through a cause of action brought for their benefit by the trustee in accordance with the terms of the indenture; and
2.
any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, which may include, without limitation, an amount equal to principal and interest on the system restoration bonds as a measure of CenterPoint Houston’s indemnification obligations, together with any reasonable costs and expenses incurred by such person, in each case as a result of CenterPoint Houston’s breach of any of its representations, warranties or covenants contained in the sale agreement.

However, CenterPoint Houston is not required to indemnify the trustee or related parties against any liability, obligation, claim, action, suit or payment of any kind arising out of the willful misconduct, negligence or bad faith of any such person. CenterPoint Houston is not required to indemnify a party for any amount paid or payable by such party in the settlement of any action, proceeding or investigation without the prior written consent of CenterPoint Houston, which consent shall not be unreasonably withheld.
These indemnification obligations will rank equally in right of payment with other general unsecured obligations of CenterPoint Houston. The indemnities described above will survive the resignation or removal of the trustee and the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys’ fees and expenses). The representations and warranties described above under the caption “— CenterPoint Houston’s Representations and Warranties” are made under existing law as in effect as of the date of issuance of the system restoration bonds. CenterPoint Houston will not indemnify any party for any changes of law after the issuance of the system restoration bonds or for any liability resulting solely from a downgrade in the ratings on the system restoration bonds.
CenterPoint Houston’s Limited Obligation to Undertake Legal Action.   As described in clause 10 above under “— CenterPoint Houston’s Covenants,” the sale agreement will require CenterPoint Houston to institute any action or proceeding reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Securitization Act, the financing order or the issuance advice letter with respect to the system restoration property. Except for the foregoing and subject to CenterPoint Houston’s further covenant to fully preserve, maintain and protect our interests in the system restoration property, CenterPoint Houston will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement and that in its opinion may involve it in any expense or liability.
Successors to CenterPoint Houston
The sale agreement will provide that any person which succeeds by merger, conversion, consolidation, sale or other similar transaction to all or substantially all of the electric distribution business of CenterPoint Houston will be the successor to CenterPoint Houston with respect to CenterPoint Houston’s ongoing obligations under the sale agreement without the execution or filing of any document or any further act by any of the parties to the sale agreement. The sale agreement will further require that:
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immediately after giving effect to any transaction referred to in this paragraph, no representation, warranty or covenant made in the sale agreement will have been breached in any material respect, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing,

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the rating agencies specified in the sale agreement will have received prior written notice of the transaction, and

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officer’s certificates and opinions of counsel specified in the sale agreement will have been delivered to us and the trustee.

Amendment
The sale agreement may be amended in writing by the parties thereto, if notice of the amendment is provided by us to each rating agency and the rating agency condition has been satisfied, with the consent of the trustee (given upon receipt of an opinion of counsel) and, in the case of any amendment that increases ongoing qualified costs as defined in the financing order, the PUCT has consented thereto or shall have been conclusively deemed to have consented thereto. Promptly after the execution of any such amendment or consent, we will furnish written notification of the substance of such amendment or consent to each of the rating agencies.

THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer will undertake to service the system restoration property. We have filed the form of the servicing agreement with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and we urge you to read such document in its entirety.
Servicing Procedures
General.   The servicer, as our agent to the extent provided in the servicing agreement, will manage, service, administer and make collections and remittances in respect of the system restoration property. The servicer’s duties will include:
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calculating the system restoration charges and billing the REPs for the system restoration charges;

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obtaining meter reads and collecting the system restoration charges from REPs or, pursuant to the terms of any future intercreditor agreement, from an agent appointed by the servicer or an account designated under any such intercreditor agreement to collect the system restoration charges, as applicable, and posting all collections and late-payment penalties assessed against REPs;

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responding to inquiries by retail customers, REPs, the PUCT or any federal, local or other state governmental authority with respect to the system restoration property and system restoration charges;

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accounting for collected system restoration charges and late-payment penalties received from REPs, investigating and resolving delinquencies, processing and depositing collections, making periodic remittances to the trustee and furnishing periodic reports to us, the trustee, the PUCT and the rating agencies;

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providing certified calculations and other information reasonably requested by agents appointed by the servicer to collect the charges to enable the agents to perform collection services properly under any future intercreditor agreement and monitoring the collections of the agents for compliance with any such intercreditor agreement;

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providing information reasonably requested by us in connection with the allocation of collections between system restoration charges and system restoration property on one hand, and other charges and fees on the other;

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monitoring payments by each REP, reviewing reports provided by each REP and monitoring compliance by each REP with the credit standards and deposit obligations set forth in the financing order;

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notifying each REP of any defaults by such REP in its payment obligations and other obligations (including its credit standards), under Schedule SRC, and enforcing against such REP at the earliest date permitted by the financing order and Schedule SRC any remedies provided by such Schedule SRC, the financing order or other applicable law;

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making all filings with the PUCT and taking all other actions necessary to perfect our ownership interests in and the trustee’s lien on the system restoration property and other items included in the trust estate under the indenture;

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selling, as our agent, defaulted or written-off accounts in accordance with the servicer’s usual and customary practices,

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taking necessary action in connection with adjustments to the system restoration charges and allocation of the system restoration charges among various classes of customers;

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performing any other duties specified for a servicer under the financing order, Schedule SRC or applicable law; and

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reconciling, within 30 calendar days after bank statement cutoff dates or such later time as is consistent with the servicer’s usual and customary practices that does not materially impair the ability of the servicer to correct errors, all bank account debits and credits for bank accounts that are held in our name or the name of the servicer (as servicer under the servicing agreement) that relate to the trust estate securing the system restoration bonds.
Please read “CenterPoint Houston’s Financing Order” in this prospectus. The servicer is required to notify us, the trustee and the rating agencies in writing when it becomes aware of any laws, orders, directions or PUCT regulations, orders or directions promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver documents and to make filings and participate in proceedings on our behalf.
In the servicing agreement, the servicer will agree, among other things, that, in servicing the system restoration property, except where the failure to comply with any of the following would not materially and adversely affect our or the trustee’s respective interests in the system restoration property:
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it will manage, service, administer and remit collections in respect of the system restoration property with reasonable care and in material compliance with applicable requirements of law, including all applicable PUCT regulations, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account and, if applicable, for others;

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it will follow standards, policies and procedures in performing its duties as servicer that are customary in the electric transmission and distribution industry or that the PUCT has mandated and that are consistent with the provisions of the financing order, Schedule SRC and existing law;

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it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain our and the trustee’s rights in respect of the system restoration property;

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it will calculate the system restoration charges and PBRAFs in compliance with the Securitization Act, the financing order, any PUCT order related to the system restoration charge allocation and any applicable tariffs;

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it will provide all reports to such parties to any future intercreditor agreement regarding to which we are a party regarding the system restoration charges, PBRAFs in compliance with the Securitization Act, the financing order, any PUCT order related to system restoration charge allocation and any applicable tariff;

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it will comply with all requirements of law, including all applicable PUCT regulations, applicable to and binding on it relating to the system restoration property;

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it will file all reports with the PUCT required by the financing order;

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it will petition the PUCT for adjustments to the system restoration charges and PBRAFs that the servicer determines to be necessary in accordance with the financing order; and

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it will make all filings required under the Securitization Act or the UCC to maintain the perfected security interest of the trustee in the trust estate securing the system restoration bonds and use all reasonable efforts to otherwise enforce and maintain the trustee’s rights in respect of the system restoration property and the trust estate securing the system restoration bonds.

The duties of the servicer set forth in the servicing agreement are qualified by the financing order, the Securitization Act and any PUCT regulations or orders in effect at the time those duties are to be performed.
Servicer Obligation to Undertake Legal Action.   The servicer is required, subject to applicable law, to negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding on our behalf or in our name, reasonably necessary to compel performance by the PUCT or the State of Texas of any of their obligations or duties under the Securitization Act and the financing order or any future intercreditor agreement to which we are a party with respect to the system restoration property, and the servicer agrees to assist us and our legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act or the financing order, or the rights of holders of the system restoration bonds by legislative enactment, constitutional amendment or other means that would be materially adverse to the holders of the system restoration bonds.

Adjustment Process for the System Restoration Charges
Annual True-Ups and Filings.   Among other things, the servicing agreement will require the servicer to file adjustment requests annually and, if necessary, semi-annually (or quarterly in the thirteenth and fourteenth years) to ensure the expected recovery of amounts sufficient to provide timely payment of principal and interest on the system restoration bonds. For more information on the true-up process, please refer to “CenterPoint Houston’s Financing Order — Statutory True-Ups” in this prospectus. These adjustment requests will be based on actual collected system restoration charges and updated assumptions by the servicer as to projected future usage of electricity by retail customers, expected write-offs and future payments and expenses relating to the system restoration property and the system restoration bonds. The servicer agrees to calculate these adjustments to result in system restoration charges estimated to provide for:
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amortization of the remaining outstanding principal amount in accordance with the expected amortization schedule and payment of interest when due,

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the replenishment of any amounts drawn from the capital subaccount,

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the servicer’s reconciliation of past overpayments and underpayments by any REP of system restoration charges arising out of the REP’s right to hold back certain payments of system restoration charges in expectation of future write-offs from customers who do not pay their electric bills,

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the servicer’s recovery of any interest paid to a REP arising out of a dispute between the servicer and such REP in which the servicer’s claim to the funds in dispute was not clearly unfounded, and

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the payment of the fees and expenses of the servicer, the trustee, our independent manager and the administrator and other fees, expenses, charges and costs authorized in the financing order.

In addition to filing requests for adjustments to the system restoration charges, the servicer may be required in some years to file a request to adjust the allocation of the system restoration charges among the system restoration charge customer classes, according to the methodology set forth in the tariff established by the PUCT.
In the servicing agreement, the servicer will agree to file adjustment requests on each calculation date for us as specified in the servicing agreement. In accordance with the financing order, the PUCT has 15 days from the servicer’s filing to confirm the mathematical accuracy of the servicer’s adjustment. Any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment, will be made in future true-up adjustment filings. Any adjustment to the allocation of system restoration charges among system restoration charge customer classes must be made in conjunction with the annual true-up. Any such adjustment must be filed with the PUCT at least 90 days before the date the proposed adjustment will become effective. The PUCT will conduct a contested case proceeding on the allocation adjustment pursuant to the Public Utility Regulatory Act. The PUCT will issue a final order by the proposed adjustment date stated in the filing. The adjustments to the system restoration charges are expected to occur on each adjustment date.
Interim True-Ups.   In addition to the annual adjustment process, the servicer may implement an additional true-up adjustment under the servicing agreement at any time:
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if the servicer forecasts that system restoration charge collections during the current calculation period will be insufficient to make all scheduled payments of principal, interest and other amounts in respect of the system restoration bonds on a timely basis during such calculation period;

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to replenish any funds drawn from the capital subaccount; and/or

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generally to correct any under-collection or over-collection of system restoration charges in order to assure timely payment of the system restoration bonds.

Reconciliation of Charge-Off Allowances.   Under the financing order, REPs will be entitled to hold back an allowance for charge-offs from their payments of the system restoration charges to the servicer. In connection with the annual adjustment process, the servicer and each REP will be responsible for reconciling the amounts held back with the amounts actually written off as uncollectible during that time in accordance with the terms agreed to by the REP and the servicer. If the REP has held back less than the amount actually written off as uncollectible during that time, it will be entitled to a credit, in the amount of the hold-back shortfall, toward the REP’s future payments of the system restoration charges. If the REP has held back more than the amount actually written off as uncollectible during that time, the charge-off allowance will be adjusted so that the REP will pay the servicer the amount of such underpayment over the twelve months following the adjustment.
Remittances to Collection Account
Collections.   Each REP in CenterPoint Houston’s service territory will include the applicable system restoration charges in its bill to retail customers. The servicer or its agent will bill each REP for the applicable system restoration charges attributable to the REP’s retail customers at least monthly. Pursuant to the financing order, each REP must remit to the servicer the amount of applicable system restoration charges attributable to its retail customers (less an allowance for charge-offs of delinquent customer accounts) within 35 calendar days of the servicer’s bill for such charges regardless of whether payments have been received by the REPs from such retail customers. In addition, in the event a REP fails to pay the servicer in full within 35 calendar days of the date the applicable system restoration charges are billed to such REP, the servicer will assess a late-payment penalty against the REP in the amount of five percent of the outstanding balance of such system restoration charges payable by the REP. All late-payment penalties will be remitted to the collection account to be applied against system restoration charge obligations. A grace period of 10 days from the 35th calendar day after the payment due date will be allowed before the REP is considered to be in default. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.
The servicer will apply payments received to each retail customer or each REP’s account in proportion to the charges contained on the outstanding bill to such customer or REP. If there is a shortfall in a customer’s or REP’s payment of an amount billed, the amount paid will first be apportioned ratably among the system restoration charges relating to the system restoration bonds and other fees and charges (including amounts billed and due in respect of system restoration charges associated with system restoration bonds issued under other financing orders), other than late fees, and second, any remaining portion of the payment will be allocated to late fees owed to CenterPoint Houston or any successor.
For a description of the allocation of the deposits, please read “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated.” Until system restoration charge collections are remitted to the collection account, the servicer will not be required to segregate them from its general funds. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” in this prospectus.
Monitoring of Third-Party Collectors.   Until the retirement of the system restoration bonds, the servicer will take all actions with respect to each third party (including each REP, which is obligated to bill, pay or collect system restoration charges) (each such third party, a “third-party collector”) required to be taken by the servicer as set forth, if applicable, if any agreement with the servicer, the financing order, and applicable law, and implement such additional procedures and policies as are necessary to ensure that the obligations of all third-party collectors in connection with system restoration charges are properly enforced. Such procedures and policies include, among other things, the following:
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maintaining adequate records for enforcing compliance by all third-party collectors with their obligations with respect to system restoration charges, including compliance with certain remittance requirements and REP credit requirements;

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applying such terms with respect with respect to credit and collection policies applicable to bills submitted to third-party collectors as may be reasonably necessary to prevent the rating of the system restoration bonds from being downgraded, withdrawn or suspended;

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use all reasonable efforts, subject to applicable law, to collect all amounts owed in respect of system restoration charges and late-payment penalties (as and when the same shall become due) to the extent permitted by the financing order, and follow procedures no less stringent as it follows with respect to collection activities that the Servicer conducts for itself or others;

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ensure that each REP remits all system restoration charges which it is obligated to remit to the servicer;

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in the event a REP provides any of a cash deposit, a surety bond or affiliate guarantee or a letter of credit (each, a “REP deposit”) pursuant to the financing order, cooperate with the REP as required by the financing order to ensure that the REP deposit accurately reflects up to two months’ maximum system restoration charge collections;

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attempt to resolve disputes with the REP under the process specified in the financing order; and

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adhere to the instructions of a REP that bills customers for system restoration charges to terminate transmission and distribution service to a retail customer for nonpayment by the retail customer pursuant to the financing order.

Remittances to the Trustee.   On each servicer business day, the servicer will remit system restoration charges to the trustee, but in no event later than the second servicer business day after such payments are estimated to have been received, based on estimated daily system restoration charge collections on such servicer business day in respect of all previously billed system restoration charges, which remittance will be calculated using a weighted average balance of days outstanding on customer bills less an allowance for estimated write-offs as provided in the servicing agreement. All calculations of collections and any changes to the procedures used to calculate the estimated collections will be made by the servicer in good faith and in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided utilizing the initial procedures. Prior to, or concurrently with each such remittance to the general subaccount of the collection account, the servicer shall provide written notice to the trustee of such remittance.
The servicer shall also, promptly upon receipt, remit to the collection account any other proceeds of the system restoration property that it may receive from time to time. In the servicing agreement, the servicer will agree and acknowledge that it holds all system restoration charge payments collected by it or any other proceeds for the system restoration property received by it for the benefit of the trustee and the holders of the system restoration bonds and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction, except in connection with shortfalls or excess collections in the collection period of the preceding reconciliation period and for late fees. The servicer shall not make any claim to reduce its obligation to remit all system restoration charge payments collected by it in accordance with the servicing agreement, except in connection with shortfalls or excess collections in the collection period of the preceding reconciliation period and for late fees.
Prior to each daily remittance, the servicer may invest collected system restoration charges at its own risk and for its own benefit. Unless otherwise directed to do so by us, the servicer shall be responsible for selecting eligible investments in which the funds in the collection account shall be invested pursuant to the indenture. So long as the servicer faithfully makes all daily remittances of collected system restoration charges, as provided for in the servicing agreement, no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances.
Although the servicer will remit collected system restoration charges to the trustee, the servicer is not obligated to make any payments on the system restoration bonds.
Servicer Compensation
The servicer will be entitled to receive an aggregate annual servicing fee for all of the system restoration bonds outstanding in an amount equal to:
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0.075% of the aggregate initial principal amount of the system restoration bonds for so long as CenterPoint Houston or any of its affiliates or permitted successors is the servicer, or

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if a successor servicer that is not an affiliate of CenterPoint Houston is appointed, an amount agreed upon by the successor servicer and the trustee (in accordance with direction from the holders of the system restoration bonds), provided that the annual servicing fee shall not exceed 0.60% of the aggregate initial principal amount of the system restoration bonds without the consent of the PUCT.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount to be paid on the first payment date, in which case the servicing fee then due will be calculated based on the number of days that the servicing agreement has been in effect. In addition, the servicer shall be entitled to be reimbursed by us for certain of its out-of-pocket costs, including filing fees and fees and expenses for attorneys, accountants, printing and other professional services incurred to meet our obligations under the basic documents, as well as rating agency fees. There are no limits on the amount of out-of-pocket or reimbursable expenses under the servicing agreement, and they will be recovered as ongoing qualified costs through the collection of the system restoration charges and paid to the servicer in accordance with the payment waterfall in the indenture. We expect that such expenses will be less than $0.4 million per year. In the event that a successor servicer is appointed, the servicing fee will be prorated based on the fraction of a calendar year during which each servicer provides any of the services set forth in the servicing agreement. The servicing fee for the system restoration bonds will be subject to the priority of payments as described under “Description of the System Restoration Bonds — How Funds in the Collection Account Will Be Allocated” in this prospectus. The servicing fee for the system restoration bonds will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the system restoration bonds.
CenterPoint Houston’s Representations and Warranties as Servicer
In the servicing agreement, the servicer will represent and warrant to us, as of the date of the servicing agreement and as of such other dates as expressly provided below, among other things, that:
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the servicer is a limited liability company duly organized and validly existing under the laws of the State of Texas, with the requisite power and authority to own its properties, to conduct its business as such business is presently conducted and to execute, deliver and carry out the terms of the servicing agreement and has the requisite power, authority and legal right to service the system restoration property and to hold the system restoration property records as custodian,

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the servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which it is required to do so (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the system restoration property),

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the servicer’s execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws,

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the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to applicable bankruptcy, receivership, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and other laws relating to or affecting creditors’ rights generally from time to time in effect and certain equitable principles (regardless of whether considered in a proceeding in equity or at law),

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the consummation of the transactions contemplated by the servicing agreement (to the extent applicable to the servicer’s responsibilities thereunder) and the fulfillment of the terms will not conflict with, or result in any breach of any of the terms and provisions of, or constitute a material default under the servicer’s organizational documents, or any material indenture or any material agreement to which the servicer is a party or by which it or any of its property is bound or result in the creation or imposition of any lien upon any of its properties (other than any lien that may be granted in favor of the trustee for the benefit of the holders of the system restoration bonds under the basic documents or any lien created pursuant to the Securitization Act), or violate any existing law or any existing order, rule or regulation applicable to the servicer,

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no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the servicer to execute, deliver and perform its obligations under the servicing agreement except those that have previously been obtained or made, those that are required to be made by the servicer in the future and those that the servicer may need to file in the future to continue the effectiveness of any financing statements,

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there are no proceedings pending or, to the servicer’s knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the servicer or its properties involving or relating to the servicer or us or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or any of the other basic documents, seeking any determination or ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the validity or enforceability against the servicer of, the servicing agreement, any of the other basic documents or the system restoration bonds, relating to the servicer and which might materially and adversely affect the federal income tax or state income, gross receipts or franchise tax attributes of the system restoration bonds, or seeking to prevent the issuance of the system restoration bonds or the consummation of any of the transactions contemplated by the servicing agreement or any of the other basic documents, and
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each report and certificate delivered in connection with any filing made with the PUCT by the servicer on our behalf with respect to the system restoration charges or system restoration charge adjustments will constitute a representation and warranty by the servicer that such report or certificate, as the case may be, is true and correct in all material respects, and to the extent that such report or certificate is based upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the servicer on the date such report or certificate is delivered.

The servicer is not responsible for any decision made or not made, ruling, action or delay of the PUCT, except those caused by the servicer’s failure to file required applications or other filings in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the system restoration charges and adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner.
The Servicer Will Indemnify Us, Other Entities and the PUCT in Limited Circumstances
Under the servicing agreement, the servicer shall indemnify for, and defend and hold harmless, us, the trustee (for itself and on behalf of the holders of the system restoration bonds), the independent manager and each of their respective trustees, members, managers, officers, directors, employees and agents, from and against any and all reasonable costs, reasonable expenses, obligations, payments, claims, losses, damages and liabilities of any kind whatsoever imposed on, incurred by or asserted against any such person as a result of:
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the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer’s reckless disregard of its obligations and duties under the servicing agreement,

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the servicer’s material breach of any of its representations or warranties that results in a servicer default under the servicing agreement,

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litigation and related expenses relating to the servicer’s status and obligations as servicer (other than any proceedings the servicer is required to institute under the servicing agreement), or

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the reasonable fees, costs and expenses (including legal fees, costs and expenses) of enforcing the indemnification obligations of the servicer.

The servicer will not be liable to any such party, however, for any reasonable costs, reasonable expenses, obligations, payments, claims, losses, damages and liabilities of any kind whatsoever, resulting from the bad faith, willful misconduct or negligence of the party seeking indemnification or resulting from a breach of a representation or warranty made by such party to the servicer in any basic document that gives rise to the servicer’s breach.
Under the servicing agreement, the servicer shall also indemnify for, and defend and hold harmless, the PUCT (for the benefit of the customers), us, the trustee (for itself and on behalf of the holders of the system restoration bonds) and each of their respective trustees, members, managers, officers, directors, employees and agents, from and against any and all reasonable costs, reasonable expenses, obligations, payments, claims, losses, damages and liabilities of any kind whatsoever imposed on, incurred by or asserted against any such person as a result of any increase in servicing fees that becomes payable pursuant to the provisions of the servicing agreement relating to the appointment of a successor servicer that is not an affiliate of CenterPoint Houston as a result of a default resulting from the servicer’s willful misconduct, bad faith or negligence in performance of its duties or observance of its covenants under the servicing agreement or termination for cause of CenterPoint Houston or an affiliate servicer.
Limitation on Liability of Servicer and Others
Except as expressly provided in the servicing agreement, neither the servicer, nor any of its directors, officers, employees or agents will be liable to us, our managers, the holders of the system restoration bonds, the trustee or any other person, for any action taken or for refraining from taking any action pursuant to the servicing agreement or for good faith errors in judgment. However, the servicer and any such person shall not be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties under the servicing agreement. The servicer and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document, prima facie properly executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any proceeding, except as provided in the servicing agreement.
The Servicer Will Provide Statements to Us and the Trustee
The servicing agreement will provide that, for each calculation date for the system restoration bonds, which will be either 15 or 90 days before each annual true-up filing is made by the servicer with the PUCT, the servicer will provide to us, the trustee and the rating agencies, a statement indicating, with respect to the system restoration property:
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the system restoration bond balance and the projected system restoration bond balance as of the immediately preceding payment date;

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the amount on deposit in the capital subaccount and the amount required to be on deposit in the capital subaccount as of the immediately preceding payment date;

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the amount on deposit in the excess funds subaccount as of the immediately preceding payment date;

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the projected system restoration bond balance and the servicer’s projection of the system restoration bond balance on the payment date immediately preceding the next succeeding adjustment date;

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the required capital subaccount balance and the servicer’s projection of the amount on deposit in the capital subaccount for the payment date immediately preceding the next succeeding adjustment date; and

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the servicer’s projection of the amount on deposit in the excess funds subaccount for the payment date immediately preceding the next succeeding adjustment date.

Not later than five servicer business days prior to each payment date or special payment date, the servicer will deliver a written report to us, the trustee and the rating agencies, which shall include all of the following information as to the system restoration bonds with respect to such payment date or special payment date or the period since the previous payment date, as appliable:
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the system restoration bond balance and the projected system restoration bond balance as of the immediately preceding payment date,

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the amounts available on deposit in the collection account as of the cutoff date, the actual remittances since the cutoff date and the total amounts available to the trustee for payment of the system restoration bonds and ongoing qualified costs,

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allocation of available amounts that are allocable to payment of principal and interest on the system restoration bonds,

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the outstanding amount of the system restoration bonds prior to, and after giving effect to the payment on the payment date and the difference, if any, between the outstanding amount specified in the expected amortization schedule and the outstanding amount of the system restoration bonds after giving effect to the payment on such payment date,

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all other transfers to be made on the payment date, including amounts to be paid to the trustee and to the servicer, and

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estimated amounts on deposit in the capital subaccount and the excess funds subaccount before and after giving effect to the foregoing payments.

The trustee will transmit (or make electronically available) such report to the holders of the system restoration bonds on each payment date.
The Servicer Will Provide Assessments Concerning Compliance with the Servicing Agreement
The servicing agreement will provide that the servicer will furnish annually to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2026, to and including the March 31 following the final maturity date of the system restoration bonds, certificates by an officer of the servicer (a) containing and certifying statements of compliance required by Item 1123 of Regulation AB of the SEC and (b) containing and certifying its statements and assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB of the SEC, during the preceding 12 months ended December 31 (or preceding period since the closing date of the issuance of the system restoration bonds in the case of the first statement), including a statement that to the best of such officer’s knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year, or the relevant portion thereof, or, if there has been a default in the fulfillment of any relevant obligation, stating that there has been a default and describing each default. The servicer has agreed to give us, the trustee and each rating agency written notice of any servicer default under the servicing agreement promptly after having obtained actual knowledge thereof, but in no event later than five servicer business days.
The servicing agreement will provide that a firm of independent certified public accountants will furnish to us, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2026, or, if earlier, on the date on which our annual report on Form 10-K is required to be filed, a statement as to compliance by the servicer during the preceding twelve months ended December 31, or the relevant portion thereof, with procedures relating to the servicing of system restoration property. This report, which is referred to in this prospectus as the “annual accountant’s report,” will state that the accounting firm has performed certain procedures, agreed between the servicer and such accountants, in connection with the servicer’s compliance with its obligations under the sale agreement during the preceding calendar year, identifying the results of the procedures and including any exceptions to the procedures relating to the servicing of the system restoration property.
Matters Regarding CenterPoint Houston as the Servicer
CenterPoint Houston shall not resign from its obligation and duties as servicer under the servicing agreement unless it delivers to us, the trustee, the PUCT and each rating agency written notice of such resignation at the earliest practicable time, and any such determination shall be evidenced by an opinion of counsel to such effect. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of the servicer in accordance with the servicing agreement.
Upon written notice to the trustee and the rating agencies, the servicer may assign a portion of its obligations under the servicing agreement to an assignee in accordance with any future intercreditor agreement to which we are a party with respect to the obligations to maintain and process any account into which initial collections may be deposited and process payments in respect of system restoration charges or under certain other conditions set forth in the servicing agreement.
Under the servicing agreement, any person:
•
into which CenterPoint Houston may be merged, converted or consolidated and which succeeds to all or substantially all of the electric distribution business of CenterPoint Houston (or, if CenterPoint

Houston’s distribution business is split, any entity which provides distribution service directly to a majority of the retail customers in CenterPoint Houston’s certificated service area as it existed on the date of the issuance of the financing order);
•
which results from the division of the CenterPoint Houston into two or more entities and which succeeds to all or substantially all of the electric distribution business of CenterPoint Houston (or, if CenterPoint Houston’s distribution business is split, any entity which provides distribution service directly to a majority of the retail customers in CenterPoint Houston’s certificated service area as it existed on the date of the issuance of the financing order);

•
which may result from any merger, conversion or consolidation to which the servicer shall be a party and which succeeds to all or substantially all of the electric distribution business of CenterPoint Houston (or, if the CenterPoint Houston’s distribution business is split, any entity which provides distribution service directly to a majority of the retail customers in CenterPoint Houston’s certificated service area as it existed on the date of the issuance of the financing order);

•
which may purchase or otherwise succeed to the properties and assets of CenterPoint Houston substantially as a whole and which purchases or otherwise succeeds to all or substantially all of the electric distribution business of CenterPoint Houston (or, if CenterPoint Houston’s distribution business is split, any entity which provides distribution service directly to a majority of the retail customers in CenterPoint Houston’s certificated service area as it existed on the date of the issuance of the financing order); or

•
which may otherwise purchase or succeed to all or substantially all of the electric distribution business of CenterPoint Houston (or, if CenterPoint Houston’s distribution business is split, any entity which provides distribution service directly to a majority of the retail customers in CenterPoint Houston’s certificated service area as it existed on the date of the issuance of the financing order), which executes an agreement of assumption to perform every obligation of the servicer under the servicing agreement and undertakes to collect, account and remit amounts in respect of the system restoration charges from REPS and retail customers for the benefit and account of us (or our financing party), shall be the successor to the servicer under the servicing agreement without the execution or filing of any document or any further act by any of the parties under the servicing agreement, provided however, that certain conditions are met and that such person executed an agreement of assumption to perform all of the obligations of the servicer. These conditions include the following:
•
immediately after giving effect to such transaction referred to above, the representations and warranties made by the servicer in the servicing agreement shall be true and correct and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default, will have occurred and be continuing,

•
an officer’s certificate and an opinion of counsel will have been delivered to us and the trustee stating that the transaction referred to above and such agreement of assumption referred to above comply with the servicing agreement and all conditions to transfer under the servicing agreement,

•
the servicer shall have delivered to us and the trustee an opinion of counsel either stating that (i) in the opinion of such counsel, all filings to be made by the servicer, including filings with the PUCT pursuant to the Securitization Act and the UCC as enacted in Delaware and each other applicable jurisdiction that are necessary fully to preserve and protect the interests of each of us and the trustee in the system restoration property have been executed and filed and are in full force and effect, and reciting the details of such filings, or (ii) in the opinion of such counsel, no such action is necessary to preserve and protect such interests,

•
prior written notice of such transaction will have been received by the rating agencies, and

•
the servicer has delivered to us, the trustee and the rating agencies an opinion of independent tax counsel that, for U.S. federal income tax purposes, such transaction will not result in a material adverse federal income tax consequence to us or the holders of the system restoration bonds.

The servicing agreement will permit the servicer to appoint any person to perform any or all of its obligations under the servicing agreement. However, unless the appointed person is an affiliate of CenterPoint Houston, the appointment must satisfy the rating agency condition. In all cases where an agent is appointed, the servicer will remain obligated and liable to us under the servicing agreement.

Events Constituting a Default by the Servicer
Servicer defaults under the servicing agreement will include, among other things:
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any failure by the servicer to remit to the collection account, on our behalf, any remittance required to be remitted pursuant to the servicing agreement that continues unremedied for five servicer business days after written notice of such failure is received by the servicer from us or from the trustee or after discovery of such failure by a responsible officer of the servicer,

•
any failure on the part of the servicer or, so long as the servicer is CenterPoint Houston or an affiliate thereof, any failure on the part of CenterPoint Houston, as the case may be, to observe or to perform, in any material respect, any covenant or agreement of the servicer set forth in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects the holders and continues unremedied for 60 days after written notice of this failure has been given to the servicer by us or the trustee or after discovery of this failure by a responsible officer of the servicer, as the case may be,

•
any failure by the servicer to perform its obligations to make system restoration charge adjustment filings in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five servicer business days,

•
any representation or warranty made by the servicer in the servicing agreement or any other basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on holders and which continues unremedied for 60 days after written notice of this failure, requiring the same to be remedied, has been given to the servicer by us or the trustee or such failure is discovered by a responsible officer of the servicer, as the case may be, or

•
certain events of bankruptcy, insolvency or liquidation of the servicer.

The Trustee’s Rights if the Servicer Defaults
In the event a servicer default under the servicing agreement remains unremedied, the trustee, upon the instruction of either (i) the holders of at least a majority of the outstanding principal amount of the system restoration bonds or (ii) the PUCT, shall, by written notice to the servicer, terminate all the rights and obligations of the servicer under the servicing agreement, other than the servicer’s indemnification obligation and obligation to continue performing its functions as servicer until a successor servicer is appointed. However, the trustee’s obligation to give a termination notice upon instruction of the PUCT is subject to and dependent upon the satisfaction of the rating agency condition in connection therewith.
Under the servicing agreement, the servicer’s indemnity obligations to us, the trustee and the independent manager will survive its replacement as servicer. After the termination of the responsibilities and rights of the predecessor servicer as described above, the trustee may, and at the written direction of the holders of the system restoration bonds evidencing at least a majority of the outstanding principal amount of the system restoration bonds, shall, appoint a successor servicer (selected by the directing holders of the system restoration bonds) which satisfies criteria specified by the rating agencies rating the system restoration bonds, and the successor servicer shall accept its appointment by a written assumption in form acceptable to us and the trustee. If, within 30 days after the delivery of the written termination notice, a new servicer has not been appointed and accepted such appointment, the trustee may petition the PUCT or a court of competent jurisdiction to appoint a successor servicer under the servicing agreement. In no event will the trustee be liable for any appointment of a successor servicer; nor shall the trustee be responsible in its individual capacity for payment of the fee paid to a successor servicer.
In addition, when a servicer defaults, the system restoration bondholders (subject to the provisions of the indenture) and the trustee will be entitled to (x) apply to a state district court located in Travis County, Texas, for sequestration and payment to the trustee of revenues arising with respect to the system restoration property, (y) foreclose on or otherwise enforce the lien on and security interests in the system restoration property and (z) apply to the PUCT for an order that amounts arising from the system restoration charges be transferred to a separate account for the benefit of the holders of the system restoration bonds. Upon a servicer default based upon the commencement of a case by or against the servicer under the bankruptcy or insolvency laws, the trustee may be prevented from effecting a transfer of servicing. Please read “Risk

Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.
Waiver of Past Defaults
The trustee, with the written consent of the holders of the system restoration bonds evidencing at least a majority of outstanding principal amount of the system restoration bonds, may waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required deposits to the collection account in accordance with the servicing agreement. The servicing agreement provides that no waiver will impair the rights of the holders of the system restoration bonds relating to subsequent defaults.
The Replacement of CenterPoint Houston as Servicer with a Successor Servicer
Upon an event of default under the servicing agreement or CenterPoint Houston’s resignation pursuant to the terms of the servicing agreement, CenterPoint Houston may be replaced as the servicer under the terms of the servicing agreement. No entity may replace CenterPoint Houston as the servicer unless (i) such entity is permitted under PUCT regulations to perform the duties of the servicer pursuant to the Securitization Act, the financing order and the servicing agreement, (ii) either (A) the PUCT has approved the appointment of the successor servicer or (B) 45 days have elapsed since the PUCT received notice of appointment of the successor servicer and the PUCT has neither approved nor disapproved that appointment, (iii) the rating agency condition is satisfied and (iv) such entity enters into a servicing agreement with us having substantially the same provisions as the servicing agreement. The successor servicer will succeed to all the responsibilities, duties and liabilities of CenterPoint Houston under the servicing agreement and will be entitled to similar compensation arrangements. CenterPoint Houston shall continue to perform its functions as servicer under the servicing agreement and shall be entitled to receive the requisite portion of the servicing fee until a successor servicer shall have assumed in writing the obligations of CenterPoint Houston.
The Obligations of a Successor Servicer
Pursuant to the provisions of the servicing agreement, if for any reason a third party assumes or succeeds to the role of the servicer under the servicing agreement, the servicing agreement will require the predecessor servicer to cooperate with us, the trustee and the successor servicer in terminating the predecessor servicer’s rights and responsibilities under the servicing agreement, including the transfer to the successor servicer of all documentation pertaining to the system restoration property and all cash amounts then held by the predecessor servicer for remittance or subsequently acquired by the predecessor servicer. The servicing agreement will provide that the predecessor servicer will be liable for all reasonable costs and expenses incurred in connection with transferring servicing responsibilities to the successor servicer in the event the successor servicer is appointed as a result of a servicer default. In all other cases, those costs and expenses will be paid by the party incurring them. The predecessor servicer is obligated, on an ongoing basis, to cooperate with us and the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement.
Amendment
The servicing agreement may be amended by the parties thereto, if the rating agency condition has been satisfied, with the consent of the trustee (given upon receipt of an opinion of counsel) and, with respect to amendments that would increase ongoing qualified costs as defined in the financing order, the consent or deemed consent of the PUCT. The servicing agreement will provide that to the extent that the PUCT adopts rules or regulations permitted by the financing order or the Securitization Act the effect of which is to modify or supplement any provision of the servicing agreement related to REP standards, the servicing agreement will be deemed to have been so modified or supplemented on the effective date of such rule or regulation without the necessity of any further action by any party to the servicing agreement. The servicer will notify us, the rating agencies and the trustee of any such PUCT rules or regulations and the corresponding modification of or supplement to the servicing agreement promptly upon obtaining knowledge thereof.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment.   CenterPoint Houston will represent and warrant that the transfer of the system restoration property in accordance with the sale agreement constitutes a true and valid sale and assignment of the system restoration property by CenterPoint Houston to us. It will be a condition of closing for the sale of system restoration property pursuant to the sale agreement that CenterPoint Houston will take the appropriate actions under the Securitization Act, including filing a notice of transfer of an interest in the system restoration property, to perfect this sale. The Securitization Act provides that a transfer of system restoration property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale” under applicable creditors’ rights principles, and not as a pledge or other financing, of the system restoration property. We and CenterPoint Houston will treat such a transaction as a sale under applicable law. However, we expect that the system restoration bonds will be reflected as debt on CenterPoint Houston’s consolidated financial statements. In addition, we anticipate that the system restoration bonds will be treated as debt of Utility Holding for U.S. federal income tax purposes. See “The Securitization Act —  CenterPoint Houston and Other Utilities May Securitize Qualified Costs” and “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to the sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the system restoration property to us pursuant to the sale agreement was a financing transaction and not a true sale under applicable creditors’ rights principles, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of CenterPoint Houston and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the system restoration bonds.
In that regard, we note that the bankruptcy court in In re: LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate… sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.
LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.
Even if no creditor challenges the sale of the system restoration property to us as a true sale, a bankruptcy filing by CenterPoint Houston could trigger a bankruptcy filing by us with similar negative consequences for bondholders. In a 2009 bankruptcy case, In re General Growth Properties, Inc., 406 B.R. 171 (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc., along with many of its direct and indirect subsidiaries, filed for bankruptcy protection. Those subsidiaries included entities that had been organized as special purpose, bankruptcy-remote vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries as bankruptcy debtors and allowed the subsidiaries, over the objections of their own creditors, to use the creditors’ cash collateral to fund loans to the parent debtor, General Growth Properties, Inc., for its general corporate purposes. The creditors received court-determined adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts might subordinate legal rights of creditors to the interests of facilitation of the reorganization of a debtor.
We and CenterPoint Houston have attempted to mitigate the impact of a possible recharacterization of the sale of system restoration property as a financing transaction under applicable creditors’ rights principles. The sale agreement will provide that if the transfer of the system restoration property is thereafter recharacterized by a court as a financing transaction and not a true sale, the transfer by CenterPoint Houston will be deemed to have granted to us on behalf of ourselves and the trustee a security interest in all

CenterPoint Houston’s right, title and interest in and to the system restoration property and all proceeds thereof. In addition, the indenture will require the filing of a notice of security interest in the system restoration property and the proceeds thereof in accordance with the Securitization Act. As a result of this filing, we would be a secured creditor of CenterPoint Houston and entitled to recover against the trust estate of the indenture or its value. This does not, however, eliminate the risk of payment delays or losses and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a system restoration property notice is not filed under the Securitization Act or we fail to otherwise perfect our interest in the system restoration property, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.
The Securitization Act provides that the creation, granting, perfection and enforcement of liens and security interests in system restoration property are governed by the Securitization Act and not by the Texas Business & Commerce Code. Under the Securitization Act, a valid and enforceable lien and security interest in system restoration property may be created only by a financing order issued under the Securitization Act and the execution and delivery of a security agreement with a holder of system restoration bonds or a trustee or agent for the holder in connection with the issuance of system restoration bonds. The lien and security interest attaches automatically from the time value is received for the system restoration bonds. Upon perfection through the filing of notice with the Secretary of State of Texas pursuant to rules established by the Secretary of State of Texas, the security interest shall be a continuously perfected lien and security interest in the system restoration property, with priority in the order of filing and take precedence over any subsequent judicial or other lien creditor. If this notice is filed within ten days after value is received for the system restoration bonds, the security interest will be perfected retroactive to the date value was received, otherwise, the security interest will be perfected as of the date of filing.
None of this, however, eliminates the risk of payment delays and other adverse effects caused by a CenterPoint Houston bankruptcy. Further, if, for any reason, a system restoration property notice is not filed under the Securitization Act or we fail to otherwise perfect our interest in the system restoration property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, we would be an unsecured creditor of CenterPoint Houston.
Consolidation of CenterPoint Houston and Us.   If CenterPoint Houston were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of CenterPoint Houston and us. We and CenterPoint Houston have taken steps to attempt to minimize this risk. Please read “CenterPoint Energy Restoration Bond Company II, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if CenterPoint Houston were to become a debtor in a bankruptcy case, a court would not order that our assets and liabilities be substantively consolidated with those of CenterPoint Houston. Substantive consolidation would result in payment of the claims of the beneficial owners of the system restoration bonds to be subject to substantial delay and potentially to adjustment in timing and/or amount.
Status of the System Restoration Property as Current Property.   CenterPoint Houston will represent in the sale agreement, and the Securitization Act provides, that the system restoration property sold pursuant to the sale agreement constitutes a present property right on the date that it is first transferred or pledged in connection with the issuance of the system restoration bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of CenterPoint Houston, a court would not rule that the system restoration property comes into existence only as CenterPoint Houston’s retail customers use electricity.
If a court were to accept the argument that the system restoration property comes into existence only as retail customers use electricity, no assurance can be given that a security interest in favor of the holders of the system restoration bonds would attach to the system restoration charges in respect of electricity consumed after the commencement of the bankruptcy case or that the system restoration property has been sold to us. If it were determined that the system restoration property had not been sold to us, and the security interest in favor of the holders of the system restoration bonds did not attach to the system restoration charges in respect of electricity consumed after the commencement of the bankruptcy case, then we would have an unsecured claim against CenterPoint Houston. If so, there would be delays and/or reductions in payments on the system restoration bonds. Whether or not a court determined that the system restoration property had been sold to us pursuant to the sale agreement, no assurances can be given that a court would not rule that any system restoration charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to us or the trustee.
In addition, in the event of a bankruptcy of CenterPoint Houston, a party in interest in the bankruptcy could assert that we should pay, or that we should be charged for, a portion of CenterPoint Houston’s costs associated with the distribution of electricity, consumption of which gave rise to the system restoration charge receipts used to make payments on the system restoration bonds.
Regardless of whether CenterPoint Houston is the debtor in a bankruptcy case, if a court were to accept the argument that the system restoration property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of CenterPoint Houston arising before the system restoration property came into existence could have priority over our interest in the system restoration property. Adjustments to the system restoration charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.
Estimation of Claims; Challenges to Indemnity Claims.   If CenterPoint Houston were to become a debtor in a bankruptcy case, claims, including indemnity claims, by us or the trustee against CenterPoint Houston as seller under the sale agreement and the other documents executed in connection therewith could be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that we or the trustee have against CenterPoint Houston. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, we would be left with a claim for actual damages against CenterPoint Houston based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving CenterPoint Houston.
Enforcement of Rights by the Trustee.   Upon an event of default under the indenture, the Securitization Act permits the trustee to enforce the security interest in the system restoration property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the PUCT or a Travis County, Texas district court to order the sequestration and payment to the holders of the system restoration bonds of all revenues arising from the system restoration charges. There can be no assurance, however, that the PUCT or a district court judge would issue such an order, including if seller is a debtor in bankruptcy, in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the PUCT or a district court judge and an order requiring an accounting and segregation of the revenues arising from the system restoration property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.
Bankruptcy of the Servicer.   The servicer is entitled to commingle the system restoration charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Act provides that the priority of a lien created under the Securitization Act is not impaired by the commingling of system restoration charges arising with respect to the system restoration property with funds of the electric utility. In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the system restoration charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than our property. If the court so rules, then the court could rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled system restoration charges held as of that date and could not recover the commingled system restoration charges held as of the date of the bankruptcy.
However the court rules on the ownership of the commingled system restoration charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled system restoration charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled system restoration charges are our property or are property of the servicer, including resolution of any tracing of proceeds issues.
The servicing agreement will provide that the trustee, as our assignee, together with the other persons specified therein, may appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the PUCT or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that CenterPoint Houston as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.
Bankruptcy of a REP.   A REP is not required to segregate the system restoration charges it collects from its general funds. The Securitization Act provides that our rights to the system restoration property are not impaired by the commingling of these funds with other funds. In a bankruptcy of a REP, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Act and does not recognize our right to receive the collected system restoration charges that are commingled with other funds of a REP prior to or as of the date of bankruptcy, including system restoration charges associated with other issuances of system restoration bonds, as applicable. If so, the collected system restoration charges held by a REP as of the date of bankruptcy would not be available to us to pay amounts owed on the system restoration bonds. In this case, we would have only a general unsecured claim against that REP for those amounts.
In addition, the bankruptcy of a REP may cause a delay in or prohibition of enforcement of various rights against the REP, including rights to require payments by the REP, rights to enforce against the REP deposit account or any other security deposits of the REP held by the trustee, rights to retain preferential payments made by the REP prior to bankruptcy, rights to require the REP to comply with financial provisions of the Securitization Act or other state laws, rights to terminate contracts with the REP and rights that are conditioned on the bankruptcy, insolvency or financial condition of the REP. Such a bankruptcy could also cause a possible disgorgement of any security deposits of the REP held by the trustee.
Other risks relating to bankruptcy may be found in “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings or Defaults of REPs” in this prospectus.

USE OF PROCEEDS
Upon the issuance of the system restoration bonds, we will use the net proceeds from the sale of the system restoration bonds to pay to CenterPoint Houston the purchase price of CenterPoint Houston’s rights under the financing order, which are system restoration property.
CenterPoint Houston will use the net proceeds from the sale of the system restoration property (after payment of certain transaction costs) to reduce its recoverable system restoration costs incurred in connection with the May 2024 Storms. The expected accounting entries will result in removal of the regulatory asset representing the distribution portion of recoverable system restoration costs from CenterPoint Houston’s books. The Securitizable Balance relating to such costs is currently estimated to be approximately $397.0 million and the other up-front qualified costs in connection with the system restoration bonds are currently estimated to be approximately $5.2 million. Any difference between the Securitizable Balance and expected up-front qualified costs and the aggregate principal amount of the system restoration bonds will be recovered by CenterPoint Houston through its distribution rates.

PLAN OF DISTRIBUTION
Subject to the terms and conditions in the underwriting agreement among us, CenterPoint Houston and the underwriters, for whom Citigroup Global Markets Inc. and Barclays Capital Inc. are acting as representatives, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the system restoration bonds listed opposite each underwriter’s name below:
Underwriter	Tranche A-1	Tranche A-2
Citigroup Global Markets Inc.	$144,547,000	$96,365,000
Barclays Capital Inc.	$72,274,000	$48,182,000
Academy Securities, Inc.	$24,092,000	$16,061,000
Total	$240,913,000	$160,608,000
Under the underwriting agreement, the underwriters will take and pay for all of the system restoration bonds we offer, if any are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Underwriters’ Sales Price for the System Restoration Bonds
The system restoration bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the system restoration bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below for each tranche. The underwriters may allow, and dealers may reallow, a discount not to exceed the percentage listed below for each tranche.
	Selling Concession	Reallowance Discount
Tranche A-1	0.240%	0.120%
Tranche A-2	0.240%	0.120%
After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.
No Assurance as to Resale Price or Resale Liquidity for the System Restoration Bonds
The system restoration bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised us that they intend to make a market in the system restoration bonds, but they are not obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market will develop for the system restoration bonds.
Various Types of Underwriter Transactions that May Affect the Price of the System Restoration Bonds
The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the system restoration bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the system restoration bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the system restoration bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the system restoration bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the system restoration bonds to be higher than they would otherwise be. Neither we, CenterPoint Houston, the trustee, our managers nor any of the underwriters represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time. Furthermore, recently adopted Rule 192 under the Securities Act prohibits CenterPoint Houston and the underwriters from entering into transactions that would involve or result in any material conflict of interest with respect to any investor.
Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to CenterPoint Houston and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the system restoration bonds.
We estimate that the registrants’ total expenses of the offering will be approximately $3.6 million.
We and CenterPoint Houston have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the system restoration bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the system restoration bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.
We expect to deliver the system restoration bonds against payment for the system restoration bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the sixth business day following the date of pricing of the system restoration bonds. Since trades in the secondary market generally settle in one business day, purchasers who wish to trade system restoration bonds on the date of pricing or the succeeding four business days will be required, by virtue of the fact that the system restoration bonds initially will settle in T +6, to specify alternative settlement arrangements to prevent a failed settlement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
We are a wholly owned subsidiary of CenterPoint Houston. One of the underwriters, Citigroup Global Markets Inc., also provided advisory services to CenterPoint Houston in connection with the financing order proceeding and expects to receive a $150,000 fee for such services. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with U.S. Bank Trust Company, National Association, the trustee, and any of its affiliates. Please read “The Trustee” in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the system restoration bonds. Except as specifically provided below with respect to non-U.S. holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. holders (as defined below) that acquire system restoration bonds at original issue for cash equal to the issue price of those bonds and hold their system restoration bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (e.g., life insurance companies, tax-exempt organizations, financial institutions, dealers in securities, S corporations, taxpayers subject to the alternative minimum tax provisions of the Internal Revenue Code, broker-dealers and persons who hold the system restoration bonds as part of a hedge, straddle, “synthetic security” or other integrated investment, risk reduction or constructive sale transaction). This discussion also does not address U.S. federal taxes other than income tax or the consequences to holders of the system restoration bonds under state, local or foreign tax laws.
This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion. We have not, and do not intend to seek, any ruling from the IRS with respect to the statements made and conclusions reached in this summary.
U.S. Holder and Non-U.S. Holder Defined
A “U.S. holder” means a beneficial owner of a system restoration bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust, if (A) a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a United States person. A “non-U.S. holder” means a beneficial owner of a system restoration bond that is not a U.S. holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the United States or (iii) a former resident of the United States.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a system restoration bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the United States are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.
ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SYSTEM RESTORATION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.
Income Tax Status of the System Restoration Bonds and Us as Issuing Entity
Based upon guidance from the IRS and certain representations from us, including a representation by us that we will not make, or allow there to be made, any election to the contrary, Baker Botts L.L.P. expects to render its opinion that for U.S. federal income tax purposes (i) the issuance of the system restoration bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, as modified by Revenue Procedure 2024-15, (ii) we will not be treated as a taxable entity separate and apart from Utility Holding and (iii) based on Revenue Procedure 2005-62, as modified by Revenue Procedure 2024-15, the system restoration bonds will constitute indebtedness of Utility Holding.
Tax Consequences to U.S. Holders
Payments of Interest
Interest on the system restoration bonds will be taxable as ordinary income when received or accrued by U.S. holders, depending upon their method of accounting. This discussion assumes that the system restoration bonds will not be considered to be issued with original issue discount (“OID”). OID is generally defined as any excess of the stated price the U.S. holder will receive upon redemption of the bond at the bond’s maturity, less the price the U.S. holder pays to purchase the bond, if this difference is equal to or greater than a de minimis amount.
Sale or Other Taxable Disposition of the System Restoration Bonds
If there is a sale, exchange, redemption, retirement or other taxable disposition of a system restoration bond, a U.S. holder generally will recognize taxable gain or loss equal to the difference between (a) the amount of cash and the fair market value of any other property received (other than amounts attributable to, and taxable as, accrued stated interest) and (b) the holder’s adjusted tax basis in the system restoration bond. A U.S. holder’s adjusted tax basis in a system restoration bond generally will equal its cost, reduced by any payments reflecting principal previously received with respect to the bond. Gain or loss generally will be capital gain or loss if the system restoration bond is held as a capital asset and will be long-term capital gain or loss if the system restoration bond was held for more than one year at the time of disposition. The deductibility of capital losses is subject to certain limitations. If a U.S. holder sells a system restoration bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the system restoration bond but that has not yet been paid by the sale date and, to the extent that amount has not already been included in the U.S. holder’s income, it will be treated as ordinary interest income and not as capital gain.
3.8% Tax on “Net Investment Income”
Certain U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any taxable gain realized with respect to a system restoration bond, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married individual filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders are encouraged to consult their tax advisors with respect to this tax.
Information Reporting and Backup Withholding
Payments of stated interest and the proceeds of a disposition of system restoration bonds may be reported to the IRS. These information reporting requirements do not apply with respect to certain exempt U.S. holders, such as corporations, that have certified to that status as required.
Backup withholding (currently at a rate of 24%) may apply to payments of the foregoing amounts, unless a U.S. holder timely provides the applicable withholding agent with its taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes an exemption from backup withholding. Backup withholding will also apply if a U.S. holder is notified by the IRS that the U.S. holder is subject to backup withholding because of its failure to report payment of interest and dividends properly, or if the U.S. holder otherwise fails to comply with the applicable backup withholding rules.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, and may entitle a U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders
Withholding Tax on Interest Payments
Subject to the discussion below (see “— Reporting and Backup Withholding” and “— The Foreign Account Tax Compliance Act”), payments of interest income on the system restoration bonds to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if the interest is not effectively connected with the non-U.S. holder’s U.S. trade or business, the non-U.S. holder properly certifies as to its non-U.S. status, as described below, and the non-U.S. holder:
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does not actually or constructively own 10% or more of the total combined voting power of all classes of CenterPoint Energy stock that are entitled to vote;

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is not a bank whose receipt of interest is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

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is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us or Utility Holding actually or constructively.

The portfolio interest exemption applies only if the non-U.S. holder appropriately certifies as to its non-U.S. status to the applicable withholding agent and that withholding agent does not have actual knowledge or reason to know that the non-U.S. holder in fact a United States person. A holder generally can meet this certification requirement by timely providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If the non-U.S. holder holds the system restoration bonds through a financial institution or other agent acting on its behalf, it may be required to provide appropriate certifications to its agent. The agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.
If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (1) it provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (2) the payments of interest are effectively connected with its conduct of a trade or business in the United States and it meets the certification requirements described below (see “— Income or Gain Effectively Connected with a U.S. Trade or Business”).
Disposition of the System Restoration Bonds
Subject to the discussion below (see “— Reporting and Backup Withholding” and “— The Foreign Account Tax Compliance Act”), a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, redemption, exchange, retirement or other taxable disposition of system restoration bonds, unless:
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the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “— Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the sale, redemption, exchange, retirement or other taxable disposition, which may be offset by certain U.S.-source capital losses, unless an applicable income tax treaty provides otherwise.
To the extent any portion of the amount realized on the sale, redemption, exchange, retirement or other taxable disposition of the system restoration bonds is attributable to accrued but unpaid interest on the system restoration bonds, this amount will generally be taxed in the same manner as described above in “— Withholding Tax on Interest Payments.”
Income or Gain Effectively Connected with a U.S. Trade or Business
If any interest on the system restoration bonds or gain from a sale, redemption, exchange, retirement or other taxable disposition of the system restoration bonds is effectively connected with a U.S. trade or business conducted by a non-U.S. holder, then the non-U.S. holder generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If interest on the system restoration bonds or gain from a sale, redemption, exchange, retirement or other taxable disposition is effectively connected income, the U.S. federal withholding tax described will generally not apply (assuming appropriate certification is provided) unless an applicable income tax treaty provides otherwise. A non-U.S. holder generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of its earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).
Reporting and Backup Withholding
Payments to a non-U.S. holder of interest on a system restoration bond, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS, and such information may also be made available to the tax authorities of the country in which a non-U.S. holder is a tax resident under the provisions of an applicable income tax treaty or agreement. Backup withholding generally will not apply to payments of interest to a non-U.S. holder if the certification described in “— Withholding Tax on Interest Payments” above is provided by the non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption.
Proceeds from a disposition of a system restoration bond effected by the U.S. office of a U.S. or non-U.S. broker will be subject to information reporting requirements and backup withholding unless a non-U.S. holder properly certifies, under penalties of perjury, as to its non-U.S. status and certain other conditions are met, or an exemption is otherwise established. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of a system restoration bond effected outside the United States by a non-U.S. office of a broker, unless such broker has certain connections to the United States, in which case information reporting, but not backup withholding, may apply unless certain other conditions are met, or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, and may entitle a non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.
The Foreign Account Tax Compliance Act
The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a U.S. federal withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S. source interest on, and the gross proceeds from a disposition of, certain debt obligations paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain withholding and reporting requirements. Pursuant to proposed Treasury Regulations (upon which taxpayers are permitted to rely until they are revoked or final Treasury Regulations are issued), this withholding tax generally will not apply to the gross proceeds from a sale or other disposition of instruments, such as the system restoration bonds, that produce U.S. source interest. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of a system restoration bond may be eligible for a refund or credit of such taxes. Prospective purchasers are encouraged to consult their tax advisors regarding the application of FATCA in their particular circumstances.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning and disposing of the system restoration bonds, including the consequences of any proposed change in applicable laws.

ERISA CONSIDERATIONS
General
The Employee Retirement Income Security Act of 1974, known as ERISA, and Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, plans and other arrangements subject to ERISA or Section 4975 of the Internal Revenue Code. ERISA and the Internal Revenue Code also impose certain requirements on fiduciaries of such plans in connection with the investment of the assets of the plans. For purposes of this discussion, “plans” include employee benefit plans, plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Code that provide retirement income, including individual retirement accounts and annuities and Keogh plans, some collective investment funds and insurance company general or separate accounts in which the assets of those employee benefit plans, plans, accounts or arrangements are invested, as well as employee benefit plans, plans or arrangements that are subject to applicable similar law (as defined below). A fiduciary of an investing plan that is subject to ERISA is any person who in connection with the assets of the plan:
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has discretionary authority or control over the management or disposition of assets, or

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provides investment advice for a fee or other compensation.

Some plans, such as governmental plans, and certain church plans, and the fiduciaries of those plans, are not subject to ERISA requirements or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the system restoration bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law that are similar to the provisions of Title I of ERISA and Section 4975 of the Code (“applicable similar law”). In addition, any such governmental and church plans may be subject to other provisions of federal law, including, for example, a plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, which is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.
ERISA imposes certain general fiduciary requirements on fiduciaries of a plan to which it applies, including:
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investment prudence and diversification, and

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the investment of the assets of the plan in accordance with the documents governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan subject to ERISA or Section 4975 of the Code and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disqualified persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but are not limited to:
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sales, exchanges or leases of property;

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loans or other extensions of credit; and

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the furnishing of goods or services.

Certain persons that participate in a prohibited transaction may be subject to an excise tax under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel or unwind the transaction and a fiduciary of the plan may have to pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, an individual retirement account involved in a prohibited transaction (if the prohibited transaction involves the owner of the account or its beneficiary) may be disqualified which would result in adverse tax consequences to the owner of the account.
Regulation of Assets Included in a Plan
A fiduciary’s investment of the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code (each an “ERISA plan”) in the system restoration bonds may cause our assets to be deemed to be “plan assets” of the ERISA plan. United States Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”), provide that the underlying assets of an entity will be deemed to be “plan assets” of an ERISA plan that purchases an interest in the entity if the interest that is purchased by the ERISA plan is an equity interest for purposes of ERISA, equity participation by “benefit plan investors” is “significant” within the meaning of the plan asset regulations and none of the other exceptions contained in the plan asset regulations applies. Under the plan asset regulations, a “benefit plan investor” refers to an ERISA plan or any entity that is deemed to hold “plan assets” of such a plan by virtue of such plan’s investment in the entity. An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the system restoration bonds will be treated as indebtedness under local law without any substantial equity features for purposes of the plan asset regulations.
If the system restoration bonds were deemed to be equity interests in us and none of the exceptions contained in the plan asset regulations were applicable, then our assets would be considered to be “plan assets” of any ERISA plans that acquire the system restoration bonds. The extent to which the system restoration bonds are owned by benefit plan investors will not be monitored. If our assets were deemed to constitute “plan assets” pursuant to the plan asset regulations, transactions we might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA and or Section 4975 of the Internal Revenue Code.
In addition, the acquisition, holding or disposition of the system restoration bonds by or on behalf of an ERISA plan could give rise to a prohibited transaction if we or the trustee, CenterPoint Houston, any other servicer, any underwriter or certain of their affiliates is or becomes a “party in interest” or “disqualified person” with respect to an investing ERISA plan. Each purchaser of the system restoration bonds will be deemed to have represented and warranted by virtue of its acquisition of any system restoration bonds that either (i) it is not and is not acting on behalf of, an ERISA plan or (ii) its acquisition, holding and disposition of the system restoration bonds will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. Similarly, any purchaser or transferee of the system restoration bonds that is or is acting on behalf of, or using assets of, a plan subject to applicable similar law, will be deemed to have represented and warranted by virtue of its acquisition of system restoration bonds, that the acquisition, holding and disposition of the system restoration bonds will not result in a violation of applicable similar law.
Before acquiring any system restoration bonds by or on behalf of an ERISA plan or a plan subject to applicable similar law, you should consider whether the acquisition, holding and disposition of the system restoration bonds might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, the case of a plan that is subject to applicable similar law, a violation of applicable similar law and, if so, whether one or more prohibited transaction exemptions or similar law exceptions, as the case may be, might apply to the acquisition, holding and disposition of the system restoration bonds.
Prohibited Transaction Exemptions
If you are a fiduciary of an ERISA plan, before acquiring any system restoration bonds, you should consider the availability of one of the Department of Labor’s prohibited transaction class exemptions, referred to as PTCEs, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:
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PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

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PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

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PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

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PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

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PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

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PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

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the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

We cannot provide any assurance that any of these class exemptions or statutory exemptions will apply with respect to any particular investment in the system restoration bonds by, or on behalf of, an ERISA plan or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Even if one of these class exemptions or statutory exemptions were deemed to apply, the system restoration bonds may not be acquired with assets of any ERISA plan if we or the trustee, CenterPoint Houston, any other servicer, any underwriter or any of their affiliates:
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has investment discretion over the assets of the plan used to purchase the system restoration bonds; or

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has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to purchase the system restoration bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan.

Consultation with Counsel
The sale of the system restoration bonds to an ERISA plan or a plan subject to applicable similar law will not constitute a representation by us or the trustee, CenterPoint Houston, any other servicer, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans generally or by any particular plan, or that such an investment is appropriate for such plans generally or for a particular plan.
If you are a fiduciary which proposes to purchase the system restoration bonds on behalf of or with assets of an ERISA plan or a plan subject to applicable similar law, you should consider your general fiduciary obligations under ERISA, or applicable similar law, and you should consult with your legal counsel as to the potential applicability of ERISA or the Internal Revenue Code (and the availability of any prohibited transaction exemption available thereunder) or, in the case of a plan subject to applicable similar law, any applicable similar law considerations, to any investment.
This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations thereunder and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS
There are no legal or governmental proceedings pending against us, the sponsor, seller, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the system restoration bonds. See “The Trustee” in this prospectus for a discussion of certain legal proceedings involving certain affiliates of the trustee.

RATINGS FOR THE SYSTEM RESTORATION BONDS
We expect that the system restoration bonds will receive credit ratings from two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person or entity is obligated to maintain the rating on the system restoration bonds and, accordingly, we can give no assurance that the ratings assigned to any tranche of the system restoration bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of any tranche of the system restoration bonds is lowered or withdrawn, the liquidity of this tranche of the system restoration bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the system restoration bonds other than the payment in full of such tranche of the system restoration bonds by the final maturity date for such tranche, as well as the timely payment of interest.
Under Rule 17g-5 under the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the system restoration bonds issuance date. As a result, an NRSRO other than the NRSROs hired by the sponsor may issue Unsolicited Ratings, which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The Unsolicited Ratings may be issued prior to, or after, the system restoration bonds issuance date. Issuance of any Unsolicited Rating will not affect the issuance of the system restoration bonds. Issuance of an Unsolicited Rating lower than the ratings assigned by the hired NRSROs on the system restoration bonds might adversely affect the value of the system restoration bonds and, for regulated entities, could affect the status of the system restoration bonds as a legal investment or the capital treatment of the system restoration bonds. Investors in the system restoration bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.
A portion of the fees paid by CenterPoint Houston to a NRSRO that is hired to assign a rating on the system restoration bonds is contingent upon the issuance of the system restoration bonds. In addition to the fees paid by CenterPoint Houston to a NRSRO at closing, CenterPoint Houston will pay a fee to the NRSRO for ongoing surveillance for so long as the system restoration bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the system restoration bonds.

WHERE YOU CAN FIND MORE INFORMATION
To the extent that we are required by law to file such reports and information with the SEC under the Exchange Act, we will file annual and current reports and other information with the SEC. We are incorporating by reference any future filings we or the sponsor, but solely in its capacity as our sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the system restoration bonds, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under our own name as issuing entity. Under the indenture, we may voluntarily suspend or terminate our filing obligations as the issuing entity with the SEC, to the extent permitted by applicable law.
This prospectus is part of a registration statement we and CenterPoint Houston have filed with the SEC relating to the system restoration bonds. This prospectus describes the material terms of some of the documents we have filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are qualified in their entirety by reference to the respective exhibit.
Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov. You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:
CenterPoint Energy Restoration Bond Company II, LLC
1111 Louisiana Street, Suite 4654B
Houston, Texas 77002
(713) 207-7414
Our SEC Securities Act file number is 333-288206 and 333-288206-01.
We or CenterPoint Houston, as depositor, will also file with the SEC all of the periodic reports we or the depositor are required to file under the Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither we nor CenterPoint Houston, as depositor, intend to file any such reports relating to the system restoration bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the System Restoration Bonds — Website.”

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we or the depositor file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information with information that we or the depositor file subsequently that is incorporated by reference into this prospectus. We are incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which we or CenterPoint Houston, solely in its capacity as our depositor, make with the SEC until the offering of the system restoration bonds is completed. These reports will be filed under our own name as issuing entity. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS
We expect to rely on an exclusion from the definition of “investment company” under the 1940 Act, contained in Rule 3a-7 promulgated under the 1940 Act, although there may be additional exclusions or exemptions available to us. As a result of such exclusion, we will not be subject to regulation as an “investment company” under the 1940 Act.
In addition, we are being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. As part of the Dodd-Frank Act, federal law prohibits a “banking entity,” which is broadly defined to include banks, bank holding companies and affiliates thereof, from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because we expect to rely on Rule 3a-7 under the 1940 Act, we expect to not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION
This offering of the system restoration bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.
For information regarding the requirements of the EU Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the System Restoration Bonds — Regulatory provisions affecting certain investors could adversely affect the liquidity and the regulatory treatment of investments in the system restoration bonds” in this prospectus.

LEGAL MATTERS
Certain legal matters relating to us and the issuance of the system restoration bonds will be passed upon for CenterPoint Houston and us by Baker Botts L.L.P., Houston, Texas, counsel to CenterPoint Houston and us. Certain other legal matters relating to the issuance of the system restoration bonds will be passed on by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us, and Hunton Andrews Kurth LLP, New York, New York, counsel to the underwriters. Certain legal matters relating to the federal income tax consequences of the issuance of the system restoration bonds will be passed upon for us by Baker Botts L.L.P. From time to time, Hunton Andrews Kurth LLP acts as counsel to CenterPoint Energy and its affiliates on certain matters.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF UNITED KINGDOM
IN THE UNITED KINGDOM, THIS PROSPECTUS IS BEING COMMUNICATED ONLY TO, AND IS DIRECTED ONLY AT, (1) PERSONS WHICH HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHICH FALL WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”); (2) PERSONS WHICH FALL WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER; OR (3) PERSONS TO WHICH IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (EACH SUCH PERSON, A “RELEVANT PERSON”). ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE SYSTEM RESTORATION BONDS, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY ANY PERSON WHICH IS NOT A RELEVANT PERSON.
EACH OF THE UNDERWRITERS HAS REPRESENTED AND AGREED THAT (I) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE SYSTEM RESTORATION BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND (II) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE SYSTEM RESTORATION BONDS IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.
NOTICE TO RESIDENTS OF CANADA
THE SYSTEM RESTORATION BONDS MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE SYSTEM RESTORATION BONDS MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.
SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.
PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

GLOSSARY OF DEFINED TERMS
The following definitions are used in this prospectus:
1940 Act means the Investment Company Act of 1940, as amended.
Adjustment request with regard to the system restoration charges means a request filed by the servicer with the PUCT requesting modifications to the system restoration charges.
Applicable similar law means, with regard to ERISA considerations, other applicable federal, state and local law that is similar to the provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code.
Bankruptcy Code means Title 11 of the United States Code, as amended.
Basic documents means the administration agreement, the sale agreement, the servicing agreement, the indenture, the series supplement, the bill of sale given by CenterPoint Houston, as the seller, to us, the system restoration bonds, and our Certificate of Formation and Limited Liability Company Agreement, in each case, as amended to the date of this prospectus.
Business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois or Houston, Texas, are, or DTC is, required or authorized by law or executive order to remain closed.
Capital subaccount means that subaccount of the collection account into which the seller will contribute capital in an amount equal to 0.50% of the initial principal amount of the system restoration bonds.
Clearstream means Clearstream Banking, Luxembourg, S.A.
Collection account means the one or more segregated trust accounts relating to the system restoration bonds designated the collection account and held by the trustee under the indenture. The collection account shall initially be divided into subaccounts, which need not be separate accounts: a general subaccount, a capital subaccount and an excess funds subaccount, as specified in the series supplement.
Depositor means CenterPoint Houston.
Direct Participants means DTC’s participants.
Dodd-Frank Act means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
DTC means The Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.
DTCC means The Depository Trust & Clearing Corporation.
EEA means the European Economic Area.
ERCOT means the Electric Reliability Council of Texas.
ERISA means the Employee Retirement Income Security Act of 1974, as amended.
EU means the European Union.
EU Securitization Regulation means EU legislation comprising Regulation (EU) 2017/2402.
Euroclear means the Euroclear System.
European Securitization Rules means the EU Securitization Regulation together with certain related regulatory technical standards, implementing technical standards and official guidance.
Excess funds subaccount means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.
Exchange Act means the Securities Exchange Act of 1934, as amended.
FATCA means the Foreign Account Tax Compliance Act.

February 2021 Winter Storm Event means the extreme and unprecedented winter weather event in February 2021 (also known as Winter Storm Uri) resulting in electricity generation supply shortages, including in Texas, and natural gas supply shortages and increased wholesale prices of natural gas in the United States, primarily due to prolonged freezing.
Financing order means the order issued by the PUCT on June 5, 2025 to CenterPoint Houston in Docket No. 57559, which, among other things, governs the amount of the system restoration bonds that may be issued and terms for collections of the system restoration charges.
General subaccount means that subaccount that will hold funds held in the collection account that are not held in the other subaccounts of the collection account.
Hired NRSRO means an NRSRO hired by CenterPoint Houston.
Indenture means the indenture to be entered into between us, the trustee and the securities intermediary, providing for the issuance of the system restoration bonds, as the same may be amended and supplemented from time to time by one or more indentures supplemental thereto.
Indirect Participants means participants accessing the DTC system, including both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
Internal Revenue Code means the Internal Revenue Code of 1986, as amended.
IRS means the Internal Revenue Service of the United States.
Issuance date means the date the system restoration bonds are issued and sold to the underwriters.
Issuing entity means CenterPoint Energy Restoration Bond Company II, LLC.
May 2024 Storms refers to, collectively, the May 16, 2024 storm that the National Weather Service has officially named “the Houston Derecho” and a wave of strong thunderstorms that caused extensive damage to the Houston area on May 28, 2024.
Moody’s means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.
New on-site generation means electric generation capacity greater than 10 megawatts capable of being lawfully delivered to a site without use of utility distribution or transmission facilities and which was not, on or before the date the financing order was issued, either (A) a fully operational facility, or (B) a project supported by substantially complete filings for all necessary site-specific environmental permits under the rules of the Texas Commission on Environmental Quality.
Nonbypassable refers to the right of the servicer to collect the system restoration charges from all existing and future retail customers located within CenterPoint Houston’s service territory as it existed on the date of the financing order, even if those customers elect to purchase electricity from another supplier or switch to new on-site generation (except as specified in the Public Utility Regulatory Act) or if the utility goes out of business and its service area is acquired by another utility or is municipalized.
NRG means NRG Energy, Inc.
NRSRO means a nationally recognized statistical rating organization.
OID means original issue discount.
Payment date means the date or dates on which interest and principal are to be payable on the system restoration bonds.
PBRAF means the Periodic Billing Requirement Allocation Factor.
Plan asset regulations means United States Department of Labor regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

Public Utility Regulatory Act means the Texas Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code.
PUCT means the Public Utility Commission of Texas.
Qualified costs means: (1) the system restoration costs determined by the PUCT pursuant to Docket No. 57271 (the proceeding to determine the amount of CenterPoint Houston’s system restoration costs eligible for recovery and securitization), net of any insurance proceeds, government grants, or other sources of funding that compensate CenterPoint Houston for system restoration costs incurred by CenterPoint Houston at the time of the application for the financing order, with carrying costs on the unrecovered balance at CenterPoint Houston’s weighted average cost of capital of 7.716%; (2) costs of issuing, supporting and servicing the system restoration bonds and any costs of retiring and refunding existing debt and equity securities; (3) costs to the PUCT of acquiring professional services for the purposes of evaluating the proposed securitization transaction; and (4) costs associated with ancillary agreements such as bond insurance policies, letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements, liquidity or credit support arrangements or other financial arrangements entered into in connection with the issuance or payment of the system restoration bonds.
Rating agencies means Moody’s and S&P. If no such organization or successor is any longer in existence, “rating agency” shall be a NRSRO or other comparable person designated by us, written notice of which designation shall be given to the trustee, the PUCT and the servicer.
Rating agency condition means, with respect to any action, at least ten business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the trustee and us that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of any tranche of the system restoration bonds and that prior to the taking of the proposed action no other rating agency shall have provided written notice to us that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any such tranche of the system restoration bonds; provided, that, if within such ten business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the requesting party shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five business days following such second request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).
Record date means the date or dates with respect to each payment date on which it is determined the person in whose name each system restoration bond is registered will be paid on the respective payment date.
Regulation AB means the rules of the SEC promulgated under Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time.
REP means a retail electric provider under the financing order or any other entity, which, under the terms of the financing order or the Utilities Code, may be obligated to pay, bill or collect the system restoration charges, other than retail customers.
Retail customer means each person from whom CenterPoint Houston is authorized to recover qualified costs pursuant to the Securitization Act, any PUCT regulation or the financing order, but does not include REPs.
Revenue Procedure 2005-62 means Revenue Procedure 2005-62, 2005-2 CB 507.
Revenue Procedure 2024-15 means Revenue Procedure 2024-15, 2024-12 IRB 717.

Sale agreement means the system restoration property sale agreement to be entered into between us and CenterPoint Houston, pursuant to which CenterPoint Houston sells and we purchase the system restoration property.
SEC means the U.S. Securities and Exchange Commission.
Securities Act means the Securities Act of 1933, as amended.
Securities Intermediary means U.S. Bank National Association or any successor securities intermediary under the indenture.
Securitizable Balance means the balance of (1) the system restoration cost amount related to distribution operations approved by the PUCT, including carrying costs through the date costs are securitized ($396,325,134 as of September 2, 2025), minus (2) any insurance proceeds, government grants, and other sources of funding that have been received by CenterPoint Houston that compensate CenterPoint Houston for the distribution-related system restoration costs received by CenterPoint Houston at the time of the application for the financing order.
Securitization Act means Subchapter I of Chapter 36 of the Public Utility Regulatory Act, as codified in Title II of the Texas Utilities Code, as amended from time to time, adopted and effective in August 2009, that allows for the securitization of system restoration costs, together with Subchapter G of Chapter 39 of the Public Utility Regulatory Act.
Seller means CenterPoint Houston.
Servicer means CenterPoint Houston, acting as the initial servicer, and any successor or assignee servicer, which will service the system restoration property under the servicing agreement.
Servicer business day means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago Illinois or Houston, Texas are required or authorized by law or executive order to remain closed, on which the servicer maintains normal office hours and conducts business.
Servicing agreement means the servicing agreement to be entered into between us and CenterPoint Houston, as the same may be amended and supplemented from time to time, pursuant to which CenterPoint Houston, as the initial servicer, undertakes to service the system restoration property.
Sponsor means CenterPoint Houston.
System restoration bonds means the Series 2025-A Senior Secured System Restoration Bonds offered pursuant to this prospectus.
System restoration charges means the nonbypassable amounts to be charged for the use or availability of electric services, approved by the PUCT in the financing order to recover qualified costs that may be collected by CenterPoint Houston, its successor, assignees or other collection agents as provided in the financing order.
System restoration property means the rights and interests of CenterPoint Houston or its successor under the financing order once those rights are first transferred to the issuing entity or pledged in connection with the issuance of the system restoration bonds, including the right to impose, collect and receive through system restoration charges payable by retail electric customers which take service at distribution voltage within CenterPoint Houston’s certificated service area as it existed on the date of the financing order, an amount sufficient to cover the qualified costs, the right to receive system restoration charges in amounts and at times sufficient to pay principal and interest and make other deposits in connection with the system restoration bonds and all revenues and collections resulting from system restoration charges, except the rights of CenterPoint Houston to earn and receive a rate of return on its invested capital in the issuing entity, to receive administration and servicer fees, or to use CenterPoint Houston’s remaining portion of the Purchase Price (as defined in the sale agreement), and all revenue, collections, payments, money and proceeds arising out of those rights and interests. System restoration property is known as “transition property” in the Securitization Act.

S&P means S&P Global Ratings or any successor in interest. References to S&P are effective so long as S&P is a rating agency.
TEEEF means temporary emergency electric energy facilities.
Terms and Conditions with regard to Euroclear means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law.
Texas UCC means the Uniform Commercial Code as enacted in the State of Texas, as codified in Title I of the Texas Business & Commerce Code.
Treasury Regulations means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.
True-up mechanism means a mechanism required by the financing order whereby the servicer will apply to the PUCT for adjustments to the system restoration charges based on actual collected system restoration charges and updated assumptions by the servicer as to future collections of system restoration charges.
Trust Indenture Act means the Trust Indenture Act of 1939, as amended.
Trustee means U.S. Bank Trust Company, National Association or any successor trustee under the indenture.
UCC means the Uniform Commercial Code.
Unsolicited Ratings means ratings on the system restoration bonds issued by an NRSRO other than the hired NRSRO.
Utilities Code means the Texas Utilities Code, as amended from time to time.
Vistra means Vistra Energy Corp.

$401,521,000 Series 2025-A
Senior Secured System Restoration Bonds
CenterPoint Energy Houston Electric, LLC
Sponsor, Depositor and Initial Servicer
CenterPoint Energy Restoration Bond Company II, LLC
Issuing Entity
Citigroup Structuring advisor and joint bookrunner	Barclays Joint bookrunner
Academy Securities Co-Manager
Through and including December 8, 2025 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.